As filed with the Securities and Exchange Commission on April 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NCO Group, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	7320	02-0786880
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

507 Prudential Road

Horsham, Pennsylvania  19044

(215) 441-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*SEE TABLE OF REGISTRANT GUARANTORS CONTINUED ON THE NEXT PAGE

Ronald A. Rittenmeyer

President and Chief Executive Officer

NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania  19044

(215) 441-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania  19103-6998

(215) 569-5500

Facsimile:  (215) 569-5555

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filed, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Floating Rate Senior Notes due 2013		(1)		(1)		(1)		(1)
11.875% Senior Subordinated Notes due 2014		(1)		(1)		(1)		(1)
Guarantees of Floating Rate Senior Notes due 2013(2)		(1)		(1)		(1)		(1)
Guarantees of 11.875% Senior Subordinated Notes due 2014(2)		(1)		(1)		(1)		(1)
Total		(1)		(1)		(1)		(1)

(1)          An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by an affiliate of the registrant.  Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.

(2)          The Floating Rate Senior Notes due 2013 and the 11.875% Senior Subordinated Notes due 2014 are unconditionally guaranteed by the Registrant Guarantors listed in the “Table of Registrant Guarantors” below.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

This prospectus contains a combined prospectus pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, relating also to the Registration Statements on Form S-1 (File Nos. 333-150885, 333-158745, 333-165975) previously filed.  Accordingly, upon effectiveness, this registration statement shall act as a post-effective amendment to the Registration Statements on Form S-1 (File Nos. 333-150885, 333-158745, 333-165975).

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Registrant Guarantor’s Principal Executive Offices
AC Financial Services, Inc.	Delaware	68-0623013	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274
ALW Financial, Inc. f/k/a ALW Investment Company, Inc.	Delaware	20-5819309	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274
AssetCare, Inc.	Georgia	20-4392053	5110 Peachtree Industrial Blvd. Norcross, GA 30071 1-800-220-2274
Compass International Services Corporation	Delaware	22-3540815	507 Prudential Road Horsham, PA 19044 1-800-220-2274
Compass Teleservices, Inc.	New Jersey	22-2744501	507 Prudential Road Horsham, PA 19044 1-800-220-2274
FCA Funding, Inc.	Delaware	23-2984383	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274
FCA Leasing, Inc.	Delaware	51-0277275	507 Prudential Road Horsham, PA 19044 1-800-220-2274
JDR Holdings, Inc.	Delaware	22-3264150	507 Prudential Road Horsham, PA 19044 1-800-220-2274
NCO ACI Holdings, Inc. f/k/a AssetCare, Inc.	Georgia	58-1893956	507 Prudential Road Horsham, PA 19044 1-800-220-2274
NCO Customer Management, Inc. f/k/a RMH Teleservices, Inc.	Pennsylvania	23-2250564	507 Prudential Road Horsham, PA 19044 1-800-220-2274
NCO Financial Systems, Inc.	Pennsylvania	23-1670927	507 Prudential Road Horsham, PA 19044 1-800-220-2274
NCO Funding, Inc.	Delaware	51-0378281	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274
NCO Group International, Inc.	Delaware	05-0614768	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274
NCO Holdings, Inc. f/k/a Management Adjustment Bureau Funding, Inc.	Delaware	23-2984387	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274
NCO Portfolio Management, Inc. f/k/a NCPM Acquisition Corporation	Delaware	27-0084103	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Registrant Guarantor’s Principal Executive Offices
NCO Support Services, LLC	Delaware	27-0105477	507 Prudential Road Horsham, PA 19044 1-800-220-2274
NCO Teleservices, Inc.	Pennsylvania	23-2878693	507 Prudential Road Horsham, PA 19044 1-800-220-2274
NCOP IX, LLC	Nevada	20-5995942	2520 St. Rose Parkway, Suite 212 Henderson, NV 89074 1-800-220-2274
NCOP Financing, Inc.	Delaware	51-0407449	1201 Market Street Suite 800 Wilmington, DE 19801 1-800-220-2274
NCOP/Marlin, Inc.	Nevada	52-2352960	2520 St. Rose Parkway, Suite 212 Henderson, NV 89074 1-800-220-2274
NCOP Nevada Holdings, Inc.	Nevada	52-2300749	2520 St. Rose Parkway, Suite 212 Henderson, NV 89074 1-800-220-2274
NCOP Services, Inc.	Maryland	52-2300752	1804 Washington Blvd, Dept 200 Baltimore, MD 21230 1-800-220-2274
RMH Teleservices Asia Pacific, Inc.	Delaware	32-0047775	507 Prudential Road Horsham, PA 19044 1-800-220-2274
Coast to Coast Consulting, LLC	Delaware	43-1917687	4025 Woodland Park Blvd. Suite 180 Arlington, TX 76103 1-800-220-2274
Greystone Business Group, LLC	Delaware	01-0585067	390 South Woods Mill Rd. Suite 150 Chesterfield, MO 63017 1-800-220-2274
Old OSI LLC	Delaware	80-0123678	390 South Woods Mill Rd. Suite 150 Chesterfield, MO 63017 1-800-220-2274
OSI Outsourcing Services International, Inc.	Wisconsin	90-0209538	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274
OSI Outsourcing Services, Inc.	Delaware	13-3861550	4275 Bridge View Drive North Charleston, SC 29405 1-800-220-2274
OSI Portfolio Services, Inc.	Delaware	51-0369044	507 Prudential Road Horsham, PA 19044 1-800-220-2274
OSI Recovery Solutions, Inc.	Delaware	43-1901709	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Registrant Guarantor’s Principal Executive Offices
OSI SPE LLC	Delaware	None	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd. Suite 150 Chesterfield, MO 63017 1-800-220-2274
Outsourcing Solutions Inc.	Delaware	20-0407098	390 South Woods Mill Rd. Suite 150 Chesterfield, MO 63017 1-800-220-2274
Pacific Software Consulting, LLC	Delaware	43-1917898	1580 South Main Street, Suite 105 PO Box 1188 Boerne, TX 78006 1-800-220-2274
PAE Leasing, LLC	Delaware	43-1917684	4025 Woodland Park Blvd. Suite 180 Arlington, TX 76103 1-800-220-2274
Qualink, Inc.	Wisconsin	39-1758994	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274
Transworld Systems Inc.	California	94-1728881	2235 Mercury Way, Suite 275 Santa Rosa, CA 95407 1-800-220-2274
Union Settlement Administrator, Inc.	Delaware	13-4269978	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd. Suite 150 Chesterfield, MO 63017 1-800-220-2274
Union Settlement Administrator Holdco, Inc.	Delaware	87-0714414	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd. Suite 150 Chesterfield, MO 63017 1-800-220-2274
University Accounting Service, LLC	Wisconsin	39-1992489	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274
Credit Receivables Corporation I	Delaware	43-1916266	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274
Systems & Services Technologies, Inc.	Delaware	26-0590353	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274
Tempest Recovery Services, Inc.	Missouri	43-1816131	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274
NCOP X, LLC	Nevada	37-1557594	2520 St. Rose Parkway, Suite 212 Henderson, NV 89074 1-800-220-2274
NCOP XI, LLC	Nevada	26-3893942	2520 St. Rose Parkway, Suite 212 Henderson, NV 89074

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Registrant Guarantor’s Principal Executive Offices
1-800-220-2274
NCOP XII, LLC	Nevada	27-1342237	2520 St. Rose Parkway, Suite 212 Henderson, NV 89074 1-800-220-2274
Total Debt Management, Inc.	Georgia	58-2485151	6356 Corley Road Norcross, Georgia 30071 1-800-220-2274

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 15, 2011

Preliminary Prospectus

NCO GROUP, INC.

$165,000,000 Floating Rate Senior Notes due 2013

$200,000,000 11.875% Senior Subordinated Notes due 2014

The floating rate senior notes due 2013, referred to as “senior notes,” were issued in exchange for the floating rate senior notes due 2013 originally issued on November 15, 2006. The 11.875% senior subordinated notes due 2014, referred to as “senior subordinated notes,” were issued in exchange for the 11.875% senior subordinated notes due 2014 originally issued on November 15, 2006. The senior notes and senior subordinated notes are collectively referred to herein as the “notes.”

The senior notes bear interest at a floating rate equal to LIBOR plus 4.875% per annum, quarterly in arrears. Interest on the senior notes is paid quarterly in arrears on each February 15, May 15, August 15 and November 15. The senior notes will mature on November 15, 2013.

The senior subordinated notes bear interest at 11.875% per annum, semi-annually in arrears. Interest on the senior subordinated notes is paid semi-annually in arrears each May 15 and November 15. The senior subordinated notes will mature on November 15, 2014.

We may redeem any of the senior notes or the senior subordinated notes. The current redemption price of the senior notes is 100% of their principal amount, plus accrued interest.  The current redemption price of the senior subordinated notes is 105.938% of their principal amount, plus accrued interest.  The redemption price of the senior subordinated notes will adjust to 102.969% of their principal amount after November 15, 2011, and to 100% of their principal amount after November 15, 2012, in each case plus accrued interest. There is no mandatory redemption or sinking fund payments with respect to the notes.

The senior notes are unsecured and rank equally with any unsecured senior indebtedness we incur and the senior subordinated notes are unsecured and are subordinated in right of payment to all of our existing and future senior indebtedness, including obligations under the senior notes and our senior credit facility. The notes are also effectively junior to our secured indebtedness to the extent of the assets securing that indebtedness, including obligations under our senior credit facility. All of our wholly-owned domestic subsidiaries that guarantee our obligations under the senior credit facility have guaranteed the notes. The guarantees with respect to the senior notes are unsecured and rank equally with any unsecured senior indebtedness of the guarantors and the guarantees with respect to the senior subordinated notes are unsecured and are subordinated to all existing and future senior obligations of the guarantors, including each guarantor’s guarantee of our obligations under the senior notes and our senior credit facility. The guarantees are also effectively junior to all of the secured indebtedness of the guarantors, including obligations under our senior credit facility, to the extent of the assets securing that indebtedness. The notes are also effectively subordinated to all liabilities, including trade payables, of each of our foreign subsidiaries and our domestic subsidiaries that do not guarantee the notes.

The prospectus includes additional information on the terms of the notes. See “Description of Notes” beginning on page 42.

See “Risk Factors” beginning on page 13 of this prospectus for certain risks that you should consider prior to investing in the notes.

This prospectus includes a notice to California residents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Securities offered hereby are being offered in California only to investors who meet the definition of either “qualified institutional buyer” in Rule 144A or institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.  In California, the California Department of Corporations will only allow sales of the Securities in California on the basis of a limited offering qualification where offers/sales only may be made to proposed investors based on their meeting the suitability standards described in the first sentence of this paragraph and we do not have to demonstrate compliance with some or all of the merit regulations of the California Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. We have been advised by the California Department of Corporations that the exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but that there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

This prospectus has been prepared for and may be used by J.P. Morgan Securities LLC in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. J.P. Morgan Securities LLC may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any proceeds from such sales.

The date of this prospectus is                                 , 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you in making your investment decision. You should read the entire prospectus, including the financial data and related notes and the section entitled “Risk Factors,” before making an investment decision. Unless the context otherwise indicates as used in this prospectus, references to “NCO Group, Inc.,” “NCO,” the “Company,” “we,” “us” and “our” refer to NCO Group, Inc. and its subsidiaries on a consolidated basis. The term “guarantors” refers to certain of NCO’s subsidiaries that guarantee, as described herein, the obligations of NCO under the notes. Our foreign subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent receivables portfolios and any portfolio joint ventures, which are joint ventures engaged in portfolio financing transactions, are not guarantors under the notes.

Our Company

We are a holding company and conduct substantially all of our business operations through our subsidiaries. We are an international provider of business process outsourcing services, referred to as BPO, primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM.  We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We support essential business functions across key portions of the customer life cycle including acquisition, growth, care, resolution and retention. The primary market sectors we support in our BPO business are financial services, telecommunications, healthcare, retail and commercial, utilities, education, technology, transportation/logistics and government.  Historically we have also purchased and collected past due consumer accounts receivable from consumer creditors.  Beginning in 2009, we significantly reduced our purchases of accounts receivable and made a decision to minimize further investments in the future, as further discussed below (see “—  Business Strategy — Portfolio Management”).  We operate our business in three segments: ARM, CRM and Portfolio Management.

Our extensive industry knowledge, technological expertise, management depth, international scale, broad service offerings and long-standing client relationships enable us to deliver customized solutions that help our clients reduce their operating costs, increase cash flow, and improve their customers’ experience. We provide our services through our customer-driven model that provides optimal performance, leading-edge technology, proven efficiency and quality, to a wide range of clients in North America and abroad. As of December 31, 2010, we had approximately 28,600 full and part-time employees (including approximately 1,700 non-employee personnel utilized through subcontractors) who provide our services through our network of over 100 offices in 11 countries, or through in-home “virtual” offices.

Industry Background

Companies are outsourcing many essential, non-core business functions in order to focus on revenue-generating activities and core competencies, reduce costs and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. This trend is being driven by a number of industry-specific factors, including:

•                                          an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•                                          the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities;

•                                          significant economies of scale achievable by third parties with focused capabilities; and

•                                          a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

The BPO industry is highly fragmented in the United States.  The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, and regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Business Strategy

Our primary business strategy is to strengthen our global position in the ARM and CRM markets, and to opportunistically expand our service offerings to other complementary BPO services.  We believe we build quality partnerships and use our operational expertise to create value for our customers, employees and shareholders.

Expand our relationships with clients — An integral component of our growth strategy is focused on the expansion of existing client relationships. We plan to continue to grow these relationships and the resulting opportunities in both scale and depth. We believe these relationships will continue to transition from vendor relationships, focusing on the operational delivery of services, to strategic partnerships focused on long-term, goal-oriented delivery of services. A key focus of this strategy is leveraging existing client relationships in one market to cross-sell our services in other markets.

Enhance our operating margins — We intend to continue pursuing the following initiatives to increase profitability:

•                                          standardization of systems and practices;

•                                          consolidation of facilities;

•                                          automation of clerical functions;

•                                          utilization of near shore and offshore labor;

•                                          use of statistical analysis to improve performance and reduce operating expenses;

•                                          use of segmentation strategy to improve profitability; and

•                                          leveraging our international size and presence.

Continuously improve business processes — We intend to continue developing and enhancing our technology and infrastructure with initiatives that improve the efficiency of our operations and enhance client service. Examples of our recent initiatives include:

•                                          Decision support system:  We developed and implemented an innovative, proprietary, web-based suite of call center management tools called InsiteSM, which provides decision support for call center performance optimization.  Insite provides us with a consistent view of performance and opportunity across the enterprise to ensure that we provide top tier performance on behalf of our clients.

•                                          Enhanced data management and analytics:  We have both client-specific and pooled segmentation models to focus better our collections efforts. These models, coupled with iterative segment-based treatment testing, provide benefits by reducing operating expense and increasing collection revenues. Segmentation allows us to focus resources on accounts with the highest likelihood of recovery, and devote less costly resources to lower probability accounts. Additionally, we began applying the use of segmentation models to make more strategic portfolio purchase decisions.

•                                          Online access for our clients’ customers:  We implemented a self-service website to allow our clients’ customers to access their accounts with us. Our clients’ customers can use the website to update their account information, request statements and make payments. Additionally, we launched a separate consumer help website designed to allow our clients’ customers to easily communicate with us anytime, via email, telephone, or request one of our representatives to call them.

•                                          Pattern recognition system:  Our pattern recognition system is designed to determine the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behaviors, thus improving the results of the outsourced solutions we provide to our clients, as well as improving our purchased portfolio analytics, while reducing our costs.

•                                          Technology upgrades:  We are continuously upgrading and fine-tuning our technology to meet current and future client needs, while maximizing our investment through aggressive re-use philosophy wherever possible.

•                                          Enhanced data security:  We continue to deploy both physical and system security enhancements to help ensure ongoing protection and privacy of NCO’s and clients’ data as well as network and systems hardening. We incorporate sophisticated password, access and authentication controls, and emphasize security awareness training programs.

Expand internationally — We believe that the BPO industry continues to gain widespread acceptance throughout Canada, Europe, the Asia-Pacific region and Latin America. Our international expansion strategy is designed to continue to capitalize on each of these markets in the near term, as well as continue to develop access to lower-cost foreign labor. We believe we are a leading provider of BPO services in Canada, Europe, Australia and Mexico.  We expect to further penetrate all of these markets through increased sales of ARM and CRM services. Additionally, we expect to pursue direct investments, strategic alliances and partnerships as well as further explore acquisitions in these markets and other markets.

Portfolio Management — Historically, the Portfolio Management segment had participated in the purchased accounts receivable business on an opportunistic basis.  Beginning in 2009, we significantly reduced our purchases of accounts receivable and made a decision to minimize further investments in the future.  This decision resulted from declines in liquidation rates, competition for purchased accounts receivable and the continued uncertainty of collectibility. We do not expect the Portfolio Management segment to make any future purchases.  However, certain international subsidiaries in our ARM segment may purchase small portfolios through forward flow commitments and may opportunistically purchase accounts receivable that allow us to leverage meaningful third-party servicing contracts. Our amended senior credit facility limits purchases in 2011 and beyond to $10 million per year.

Pursue strategic acquisition opportunities — We have developed a disciplined approach to acquisitions. We believe our approach enables us to efficiently integrate acquired businesses, personnel and facilities into our existing technology platform, personnel matrix and facilities. By leveraging our shared services and infrastructure, we facilitate the realization of cost synergies and growth of sales and earnings. We intend to evaluate and pursue strategic acquisitions on an opportunistic basis as they become available.

We acquired the following companies during the past two years:

Date	Acquired Company	Description
September 2010	Health Blueprints, Inc.	Healthcare consulting
August 2009	TSYS Total Debt Management (“TDM”)	Attorney network receivables management
May 2009	Complete Credit Management, Ltd.	Receivables management in the U.K.

The Transaction

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly-owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman and, at that time, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction.  Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

One Equity Partners

The acquisition of our business was financed in part by a significant equity investment by One Equity Partners II, L.P. and its affiliates, referred to as One Equity Partners or OEP, a leading global private equity firm.  One Equity Partners acts as a lead equity investor in management led buyouts and growth capital financings, with a particular emphasis on corporate partnerships and divestitures.  One Equity Partners manages over $10.0 billion in investments and commitments.

The Notes

The following is a brief summary of the terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	NCO Group, Inc.

Notes Offered	$165.0 million aggregate principal amount of floating rate senior notes due 2013.

$200.0 million aggregate principal amount of 11.875% senior subordinated notes due 2014.

Maturity Date	The senior notes will mature on November 15, 2013. The senior subordinated notes will mature on November 15, 2014.

Interest	The senior notes bear interest at a floating rate equal to LIBOR plus 4.875% per annum, quarterly in arrears.

The senior subordinated notes bear interest at 11.875% per annum, semi-annually in arrears.

Interest Payment Dates	Interest on the senior notes is paid quarterly in arrears on each February 15, May 15, August 15 and November 15.

Interest on the senior subordinated notes is paid semi-annually in arrears each May 15 and November 15.

Optional Redemption	We may redeem some or all of the notes. The redemptions can be made at the redemption prices listed under “Description of Notes—Optional Redemption.”

Change of Control

Upon a change of control, as defined under the section entitled “Description of Notes,” we will be required to make an offer to purchase the notes then outstanding at a purchase price equal to 101% of their principal amounts, plus accrued interest to the date of repurchase. We may not have sufficient funds available at the time of a change of control to repurchase the notes.

Guarantees

The senior notes are and will be guaranteed on a senior basis, and the senior subordinated notes are and will be guaranteed on a senior subordinated basis, in each case, jointly and severally, by all of our existing and future domestic restricted subsidiaries (other than certain non-guarantor subsidiaries).

Ranking	The senior notes are our unsecured senior obligations. Accordingly, the senior notes:

• rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

• are senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to the senior subordinated notes) and all future subordinated indebtedness, if any;

• are effectively subordinated to all existing and future indebtedness of our subsidiaries that are not guarantors;

• are effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the value of the assets securing such indebtedness; and

• are unconditionally guaranteed on a senior basis, jointly and severally, by the guarantors.

Similarly, the senior note guarantees are unsecured senior obligations of the guarantors, and, accordingly:

• rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

• are senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to senior subordinated notes) and all future subordinated indebtedness, if any; and

• are effectively subordinated to all secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

The senior subordinated notes are our unsecured senior subordinated obligations. Accordingly, the senior subordinated notes:

• are subordinated in right of payment to all our existing and future senior indebtedness including the senior notes and borrowings under our senior credit facility;

• are effectively subordinated to all existing and future indebtedness of our subsidiaries that are not guarantors;

• rank equally in right of payment with our future senior subordinated indebtedness, if any;

• are senior in right of payment to our future subordinated indebtedness, if any, that expressly provides for its subordination to the notes; and

• are unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the guarantors.

Similarly, the senior subordinated note guarantees are unsecured senior subordinated obligations of the guarantors, and, accordingly:

•                  are subordinated in right of payment to all existing and future senior indebtedness of the guarantors including the guarantees of the senior notes and any borrowings and guarantees by the guarantors of indebtedness under our senior credit facility;

• rank equally in right of payment with future senior subordinated indebtedness of the guarantors, if any; and

• are senior in right of payment to future indebtedness, if any, of the guarantors that expressly provides for its subordination to the guarantors’ note guarantees.

As of December 31, 2010, we and the guarantors had $882.3 million of consolidated indebtedness outstanding, $682.3 million of which was senior indebtedness and $517.3 million of which was secured indebtedness.

In addition, as of December 31, 2010, our subsidiaries that are not guarantors had $74.8 million of consolidated total liabilities outstanding (excluding intercompany liabilities).

Certain Covenants	The terms of the notes, among other things, limit our ability and the ability of our restricted subsidiaries to:

•                  incur additional indebtedness and issue certain preferred stock;

•                  pay certain dividends and make distributions in respect of capital stock;

•                  place limitations on distributions from restricted subsidiaries;

•                  issue or sell capital stock of restricted subsidiaries;

•                  guarantee indebtedness;

•                  sell or exchange assets;

•                  enter into transactions with affiliates;

•                  create certain liens;

•                  engage in unrelated businesses; and

•                  consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important qualifications and exceptions. The indentures governing the notes provide that certain covenants will not apply to us during any period in which the notes are rated “investment grade” by both Standard & Poor’s and Moody’s. See

“Description of Notes—Covenants.”

No Public Market

We cannot assure you whether a market for the notes will develop or as to the liquidity of any market. In connection with the private offering of the notes, the placement agents in such private offering, including J.P. Morgan Securities LLC (formerly J.P. Morgan Securities, Inc.), advised us that they intended to make a market in the notes. The placement agents are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the placement agents in their discretion at any time without notice.

Risk Factors

You should carefully consider all of the information in this prospectus prior to investing in the notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

Corporate Information

On November 15, 2006, NCO Group, Inc., a Pennsylvania corporation founded in 1996, was acquired by Collect Holdings, Inc. in a merger transaction.  Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., a Delaware corporation founded in 2006, and Collect Holdings, Inc. was renamed NCO Group, Inc.

NCO Group, Inc. is headquartered in Horsham, Pennsylvania. Our principal executive offices are located at 507 Prudential Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 441-3000. Our website address is www.ncogroup.com. None of the information on our website or any other website identified herein is part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges determined under the method prescribed by the Securities and Exchange Commission is shown below.

	Predecessor		Successor
	Period from January 1 through November 15,		Period from July 13, 2006 (date of inception) through December 31,		For the Years Ended December 31,
	2006		2006(2)		2007(2)		2008(2)		2009(2)		2010(2)
	(in thousands, except for ratios)

Earnings	$73,567		$(63,485)		$55,520		$(321,957)		$24,522		$(39,237)
Fixed Charges	$37,465		$16,563		$107,534		$117,602		$121,673		$114,751
Ratio of earnings to fixed charges (1)	2.0	x	(3.8	)x	0.5	x	(2.7	)x	0.2	x	(0.3	)x

(1)          For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and noncontrolling interest, fixed charges and amortization of capitalized interest less interest capitalized and distributions to noncontrolling interest holders. Fixed charges consist of interest expense, capitalized interest, amortization of deferred financing charges not included in interest expense and a portion of rentals deemed to be interest.

(2)          For the period from July 13, 2006 through December 31, 2006, and for the years ended December 31, 2007, 2008, 2009 and 2010, our ratio of earnings to fixed charges indicated a less than one-to-one coverage.  The deficiency was a result of earnings that were $80.0 million, $52.0 million, $439.6 million, $97.2 million and $154.0 million, respectively, less than fixed charges.

Summary Historical Consolidated Financial Data

The following table sets forth summary historical consolidated financial data of NCO and its subsidiaries. The summary historical consolidated financial data for the period from January 1, 2006 through November 15, 2006, for the period from July 13, 2006 through December 31, 2006, and for the years ended December 31, 2007, 2008, 2009 and 2010 and as of December 31, 2006, 2007, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements and the related notes for such periods.

On January 2, 2008, we acquired SST, a third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly-owned subsidiary of JPMorgan Chase & Co., referred to as JPM. JPM also wholly owns OEP which, as described above, has had a controlling interest in us since the Transaction on November 15, 2006. NCO is the predecessor company prior to November 15, 2006 due to the relative size and management control of the respective companies.  Because we and SST were under common control at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. For financial accounting purposes, the acquisition was viewed as a change in reporting entity and, as a result, required restatement of our financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of NCO and SST by JPM commenced.

On February 29, 2008, we acquired OSI, a leading provider of business processing outsourcing services, specializing in accounts receivable collections. The OSI acquisition was accounted for by using the purchase method of accounting.

On August 31, 2009, we acquired TSYS Total Debt Management, Inc., a provider of accounts receivable managment legal network solutions. The acquisition was accounted for by using the purchase method of accounting.

In October 2009, we sold our print and mail business for approximately $18.7 million in cash.

The summary historical consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Item 6. Selected Financial Data,” “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto which appear in our annual report on Form 10-K for the year ended December 31, 2010 incorporated by reference into this prospectus.

Summary Historical Consolidated Financial Data
(amounts in thousands)

	Successor(1)				Successor(1)	Predecessor(1)
	For the years ended December 31,				Period from July 13, 2006 (date of inception) through December 31,	Period from January 1 through November 15,
	2010(2)	2009(3)	2008(4)	2007	2006(5)	2006(6)
Statement of Operations Data:
Revenues:
Services	$1,223,501	$1,400,610	$1,466,318	$1,102,343	$130,877	$867,616
Portfolio	35,561	51,759	21,031	153,506	13,557	174,463
Reimbursable costs and fees	343,101	126,992	25,792	29,581	1,931	7,722
Total revenues	1,602,163	1,579,361	1,513,141	1,285,430	146,365	1,049,801
Operating costs and expenses:
Payroll and related expenses	702,032	781,888	845,481	679,951	79,165	553,883
Selling, general and administrative expenses	434,413	508,378	536,547	429,589	48,191	367,428
Reimbursable costs and fees	343,101	126,992	25,792	29,581	1,931	7,722
Depreciation and amortization expense	108,822	119,570	121,324	102,349	12,228	46,695
Impairment of intangible assets	57,015	30,032	289,492	—	69,898	—
Restructuring charges	18,272	10,868	11,600	—	—	12,765
(Loss) income from operations	(61,492)	1,633	(317,095)	43,960	(65,048)	61,308
Other expense	87,349	90,941	110,208	89,051	14,422	21,642
(Loss) income before income taxes	(148,841)	(89,308)	(427,303)	(45,091)	(79,470)	39,666
Income tax expense (benefit)	6,872	(1,166)	(71,947)	(16,104)	(3,522)	14,742
Net (loss) income	(155,713)	(88,142)	(355,356)	(28,987)	(75,948)	24,924
Less: Net (loss) income attributable to noncontrolling interests	(713)	(3,921)	(18,250)	2,735	157	3,890
Net (loss) income attributable to NCO Group, Inc.	$(155,000)	$(84,221)	$(337,106)	$(31,722)	$(76,105)	$21,034

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$43,124	$98,474	$93,733	$43,995	$(4,957)	$109,672
Net cash provided by (used in) investing activities	22,344	16,714	(424,159)	(32,719)	(990,329)	(15,946)
Net cash (used in) provided by financing activities	(71,389)	(107,153)	332,204	(2,869)	1,010,775	(95,877)

	Successor
	December 31,
	2010	2009	2008	2007	2006
Balance Sheet Data:
Cash and cash equivalents	$33,077	$39,221	$29,880	$31,283	$20,703
Working capital	87,844	86,708	151,547	162,471	200,398
Total assets	1,237,713	1,460,035	1,701,639	1,677,999	1,692,673
Long-term debt, net of current portion	867,229	909,831	1,048,517	903,052	892,271
Noncontrolling interests	6,520	11,450	22,803	48,948	55,628
Stockholders’ equity	86,926	240,550	283,789	408,045	420,434

(1)         The summary historical consolidated financial data are presented for two periods, Predecessor and Successor which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively.  Collect Holdings, Inc. was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006).

(2)         Includes $57.0 million of impairment charges to goodwill, and $18.3 million of restructuring charges.

(3)         Includes $30.0 million of impairment charges to goodwill and customer relationships and $11.6 million of restructuring, integration and acquisition costs.

(4)         We acquired OSI on February 29, 2008. Also includes $289.5 million of impairment charges to goodwill and trade name, and $15.2 million of merger, restructuring and integration costs.

(5)         Includes $22.8 million, net of taxes, of charges and costs related to the Transaction, and a $69.9 million SST goodwill impairment charge.

(6)         Includes $11.1 million, net of taxes, of charges and costs related to the Transaction and restructuring and integration plans.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before deciding to invest in the notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

Risks Related to the Notes and Our Other Indebtedness

Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business.

We are highly leveraged and have significant debt service obligations. Our financial performance could be affected by our substantial leverage. At December 31, 2010, our total indebtedness was $889.4 million, and we had $85.0 million of borrowing capacity under the revolving portion of our senior credit facility. Subsequent to the amendment of our senior credit facility on March 25, 2011, we have maximum borrowing capacity under the revolving credit facility of $75.0 million through November 15, 2011 and $67.5 million thereafter until its maturity on December 31, 2012. We may also incur additional indebtedness in the future.

This high level of indebtedness could have important negative consequences to us and you, including:

•                  we may have difficulty satisfying our obligations with respect to the notes;

•                  we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

•                  we will need to use all, or a substantial portion, of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•                  some of our debt, including our borrowings under our senior credit facilities, has variable rates of interest, which exposes us to the risk of increased interest rates;

•                  our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

•                  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

•                  our substantial amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

•                  our customers may react adversely to our significant debt level and seek or develop alternative suppliers;

•                  we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary, to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

•                  our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our high level of indebtedness requires that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, capital expenditures or other general corporate or business activities, including future acquisitions.

In addition, a substantial portion of our indebtedness bears interest at variable rates, including indebtedness under our senior notes and our senior credit facility. If market interest rates increase, debt service on our variable-rate debt will rise, which would adversely affect our cash flow.  We may employ hedging strategies to help reduce the impact of fluctuations in interest rates.  The portion of our variable rate debt that is not hedged will be subject to changes in interest rates.

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful.

Our ability to make scheduled payments or to refinance our debt obligations, including the notes, and to fund our planned capital expenditures and other ongoing liquidity needs, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our business may not generate sufficient cash flow from operations or future borrowings may not be available to us under our senior credit facility or otherwise in an amount sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may be unable to refinance any of our debt on commercially reasonable terms.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness, including the notes. These alternative measures may be unsuccessful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our senior credit facility and the indentures governing the notes restrict our ability to use the proceeds from certain asset sales. We may be unable to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may be inadequate to meet any debt service obligations then due.

Despite our current leverage, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit us or our subsidiaries from doing so. The revolving credit portion of our senior credit facility provides commitments of up to $100.0 million, $85.0 million of which was available for future borrowings, subject to certain conditions, as of December 31, 2010.  Subsequent to the amendment of our senior credit facility on March 25, 2011, we have maximum borrowing capacity under the revolving credit facility of $75.0 million through November 15, 2011 and $67.5 million thereafter until its maturity on December 31, 2012. All of those borrowings are secured, and as a result, are effectively senior to the notes and the guarantees of the notes by our subsidiary guarantors. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Our senior credit facility contains, and the indentures governing the notes contain, a number of restrictive covenants which will limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.

Our senior credit facility and the indentures governing the notes impose, and the terms of any future indebtedness may impose, operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of our restricted subsidiaries to:

•                  incur additional indebtedness;

•                  create liens;

•                  pay dividends and make other distributions in respect of our capital stock;

•                  redeem our capital stock;

•                  purchase accounts receivable;

•                  make certain investments or certain other restricted payments;

•                  sell certain kinds of assets;

•                  enter into certain types of transactions with affiliates; and

•                  effect mergers or consolidations.

In addition, our senior credit facility includes other more restrictive covenants. Our senior credit facility also requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in our senior credit facility and the indentures could:

•                  limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans; and

•                  adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior credit facility and/or the indentures. If an event of default occurs under our senior credit facility, which includes an event of default under the indentures governing the notes, the lenders could elect to:

•                  declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

•                  require us to apply all of our available cash to repay the borrowings; or

•                  prevent us from making debt service payments on the notes;

any of which could result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing.

If we were unable to repay or otherwise refinance these borrowings when due, our lenders could sell the collateral securing our senior credit facility, which constitutes substantially all of our and our domestic wholly-owned subsidiaries’ assets (other than certain assets relating to portfolio transactions). Although holders of the notes could accelerate the notes upon the acceleration of the obligations under our senior credit facility, we cannot assure you that sufficient assets will remain to repay the notes after we have paid all the borrowings under our senior credit facility and any other senior debt.

We are a holding company and we depend upon cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.

We are a holding company and all of our operations are conducted through our subsidiaries. Accordingly, we are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes. In addition, certain of our subsidiaries who are guarantors of the notes are holding companies that will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements. Although the indentures governing the notes limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations are subject to significant qualifications and exceptions. The indentures governing the notes also allow us to include the operating results of our subsidiaries in our Consolidated EBITDA, as defined in the indentures, for the purpose of determining whether we can incur additional indebtedness under the indentures, even though some of those subsidiaries are subject to contractual restrictions on making dividends or distributions of cash to us for the purposes of servicing such indebtedness.   In addition, the indentures allow us to create limitations on distributions and dividends under the terms of our and any of our subsidiaries’ future credit facilities. Moreover, there may be restrictions on payments by our subsidiaries to us under applicable laws, including laws that require companies to maintain minimum amounts of capital and to make payments to stockholders only from profits. As a result, although our subsidiaries may have cash, we or our subsidiary guarantors may be unable to obtain that cash to satisfy our obligations under the notes or the guarantees, as applicable.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior credit facility and each guarantor’s obligations under their respective guarantees of the senior credit facility are secured by a security interest in substantially all of our domestic tangible and intangible assets (other than certain assets relating to portfolio transactions) and the assets and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Our Senior Credit Facility.”

As of December 31, 2010, the notes and the guarantees were subordinated or effectively subordinated to $517.2 million of indebtedness (representing borrowings under our senior credit facility which did not include availability of approximately $85.0 million under the revolving portion of our senior credit facility after giving effect to letters of credit outstanding as of December 31, 2010). The indentures will permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they have not guaranteed the notes.

The notes are not guaranteed by any of our non-U.S. subsidiaries, and certain other domestic subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

As of December 31, 2010, our non-guarantor subsidiaries had total liabilities (excluding intercompany liabilities) of $74.8 million, representing 6.5 percent of our total consolidated liabilities. Our non-guarantor subsidiaries accounted for $312.3 million, or 19.5 percent of our consolidated revenue, and had $39.1 million of net loss, compared to our consolidated net loss of $155.0 million, for the year ended December 31, 2010. In addition, our non-guarantor subsidiaries accounted for $183.5 million, or 14.8 percent, of our consolidated assets at December 31, 2010.

Because a portion of our operations are conducted by subsidiaries that have not guaranteed the notes, our cash flow and our ability to service debt, including our and the guarantors’ ability to pay the interest on and principal of the notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from subsidiaries that have not guaranteed the notes. In addition, any payment of interest, dividends, distributions, loans or advances by subsidiaries that have not guaranteed the notes to us and the guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency regulations in the jurisdiction in which these subsidiaries operate. Moreover, payments to us and the guarantors by subsidiaries that have not guaranteed the notes will be contingent upon these subsidiaries’ earnings.

Our subsidiaries that have not guaranteed the notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any subsidiaries that have not guaranteed the notes upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary.

We also have joint ventures and subsidiaries in which we own less than 100 percent of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other stockholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

Your right to receive payments on the notes is junior to all of our existing and future senior indebtedness and the guarantees of the notes are junior to all the guarantors’ existing and future senior indebtedness.

The notes are general unsecured obligations that are junior in right of payment to all our existing and future senior indebtedness, including our senior credit facility. The guarantees are general unsecured obligations of the guarantors that are junior in right of payment to all of the applicable guarantor’s existing and future senior indebtedness, including our senior credit facility.

We and the guarantors may not pay principal, premium, if any, interest or other amounts on account of the notes or the guarantees in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our senior credit facility, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the notes or the guarantees for a designated period of time.

The subordination provisions in the notes and the guarantees provide that, in the event of a bankruptcy, liquidation or dissolution of us or any guarantor, our or the guarantor’s assets will not be available to pay obligations under the notes or the applicable guarantee until we or the guarantor has made all payments on its respective senior indebtedness. We and the guarantors may not have sufficient assets after all these payments have been made to make any payments on the notes or the applicable guarantee, including payments of principal or interest when due.

As of December 31, 2010, the notes and the guarantees were subordinated or effectively subordinated to $517.2 million of indebtedness (representing borrowings under our senior credit facility which did not include availability of approximately $85.0 million under the revolving portion of our senior credit facility after giving effect to letters of credit outstanding as of December 31, 2010). The indentures will permit the incurrence of substantial additional indebtedness, including senior debt, by us and our restricted subsidiaries in the future.

If we default on our obligations to pay our other indebtedness, we may be unable to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving portion of our senior credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek and obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Our Senior Credit Facility” and “Description of Notes.”

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees and if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws, generally, the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•                  we or any of the guarantors was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•                  payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

•                  we or any of the guarantors intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in the acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•                  the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

•                  the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be further subordinated to our or any of the guarantors’ other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor and none of the proceeds of the notes were paid to any guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are securities for which there is no existing public market. Accordingly, the development or liquidity of any market for the notes is uncertain. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system.

In connection with the private offering of the notes, the placement agents in such offering have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the placement agents are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Additionally, we are controlled by One Equity Partners, an affiliate of J.P. Morgan Securities LLC, one of the placement agents of the notes. As a result of this affiliate relationship, if J.P. Morgan Securities LLC conducts any market making activities with respect to the notes, J.P. Morgan Securities LLC will be required to deliver a market making prospectus when effecting offers and sales of the notes. For as long as a market making prospectus is required to be delivered, the ability of J.P. Morgan Securities LLC to make a market in the notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, J.P. Morgan Securities LLC may be required to discontinue its market making activities without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, the notes may trade at discounts from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our financial and operating performance and other factors.

Risks Related to the Current Environment and Recent Developments

Recent instability in the financial markets and global economy may affect our access to capital and the success of our collection efforts which could have a material adverse effect on our results of operations and revenue.

The stress experienced by global capital markets that began in the second half of 2007, and which substantially increased during the second half of 2008, continued into 2009 and 2010. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward.  These factors, combined with low business and consumer confidence and high unemployment, created a challenging economic environment. This challenging economic environment adversely affected the ability and willingness of consumers to pay their debts and resulted in a weaker collection environment in 2009 and 2010.  The economic downturn may continue and unemployment may continue to rise. The ability and willingness of consumers to pay their debts could continue to be adversely affected, which could have a material adverse effect on our results of operations, collections and revenue.

Further deterioration in economic conditions in the United States may also lead to higher rates of personal bankruptcy filings.  Defaulted consumer loans that we service or purchase are generally unsecured, and we may be unable to collect these loans in the case of personal bankruptcy of a consumer.  Increases in bankruptcy filings could have a material adverse effect on our results of operations, collections and revenue.

Continued or further credit market dislocations or sustained market downturns may also reduce the ability of lenders to originate new credit, limiting our ability to service defaulted consumer loans in the future. We were not in compliance with our leverage ratio and interest coverage ratio debt covenants at December 31, 2010, however we received a waiver from our lenders. The future impact on our operations and financial projections from the challenging economic and business environment may further impact our ability to meet our debt covenants in the future. Further, increased financial pressure on the distressed consumer may result in additional regulatory restrictions on our operations and increased litigation filed against us. We are unable to predict the likely duration or severity of the current disruption in financial markets and adverse economic conditions and the effects they may have on our business, financial condition and results of operations.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs and access capital.

The current status of global financial and credit markets exposes us to a variety of risks.  The capital and credit markets have been experiencing volatility and disruption for a couple of years.  Disruptions in the credit markets make it harder and more expensive to obtain funding.  In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers.

We need liquidity to pay our operating expenses and debt service obligations.  Without sufficient liquidity, we could be forced to limit our investment in growth opportunities or curtail operations.  The principal sources of our liquidity are cash flows from operations, including collections on purchased accounts receivable, bank borrowings, and equity and debt offerings.  As a result of the global financial crisis, there is a risk that one or more lenders in our senior credit facility syndicate could be unable to meet contractually obligated borrowing requests in the future.  In the event current resources do not satisfy our needs, we may have to seek additional financing.  The availability of additional financing will depend on a variety of factors such as market conditions and the general availability of credit.  If current levels of market disruption and volatility continue or worsen, we may not be able to successfully obtain additional financing on favorable terms, or at all.

There can be no assurance that actions of the U.S.  Government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect.

In response to the financial crisis affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, the Federal Government, Federal Reserve and other governmental and regulatory bodies have taken actions and may take further actions to address the financial crisis.  There can be no assurance as to what impact such actions will have on the financial markets.

Derivative transactions may expose us to unexpected risk and potential losses.

From time to time, we may be party to certain derivative transactions, such as interest rate swap contracts and foreign exchange contracts, with financial institutions to hedge against certain financial risks.  Changes in the fair value of these derivative financial instruments that are not cash flow hedges are reported in income, and accordingly could materially affect our reported income in any period.  Moreover, in the light of current economic uncertainty and potential for financial institution failures, we may be exposed to the risk that our counterparty in a derivative transaction may be unable to perform its obligations as a result of being placed in receivership or otherwise.  In the event that a counterparty to a material derivative transaction is unable to perform its obligations thereunder, we may experience material losses that could materially adversely affect our results of operations and financial condition.

Risks Related to Our Business

Our business is dependent on our ability to grow internally.

Our business is dependent on our ability to grow internally, which is dependent upon:

•                our ability to retain existing clients and expand our existing client relationships; and

•                our ability to attract new clients.

Our ability to retain existing clients and expand those relationships is subject to a number of risks, including the risk that:

•                we fail to maintain the quality of services we provide to our clients;

•                we fail to maintain the level of attention expected by our clients;

•                we fail to successfully leverage our existing client relationships to sell additional services; and

•                we fail to provide competitively priced services.

Our ability to attract new clients is subject to a number of risks, including:

•                the market acceptance of our service offerings;

•                the quality and effectiveness of our sales force; and

•                the competitive factors within the BPO industry.

If our efforts to retain and expand our client relationships and to attract new clients do not prove effective, it could have a materially adverse effect on our business, results of operations and financial condition.

We compete with a large number of providers in the ARM and CRM industries. This competition could have a materially adverse effect on our future financial results.

We compete with a large number of companies in the industries in which we provide services. In the ARM industry, we compete with other sizable corporations in the U.S. and abroad such as Alliance One, GC Services LP and iQor, Inc., as well as many regional and local firms. In the CRM industry, we compete with large customer care outsourcing providers such as Convergys Corporation, Sitel Worldwide Corporation, Sykes Enterprises, Inc., TeleTech Holdings, Inc., and West Corporation. We may lose business to competitors that offer more diversified services, have greater financial and other resources and/or operate in broader geographic areas than we do. We may also lose business to regional or local firms who are able to use their proximity to or contacts at local clients as a marketing advantage. In addition, many companies perform the BPO services offered by us in-house. Many larger clients retain multiple BPO providers, which exposes us to continuous competition in order to remain a preferred provider. Because of this competition, in the future we may have to reduce our fees to remain competitive and this competition could have a materially adverse effect on our future financial results.

Many of our clients are concentrated in the financial services, telecommunications and healthcare sectors. If any of these sectors performs poorly or if there are any adverse trends in these sectors it could materially adversely affect us.

For the year ended December 31, 2010, we derived 43.4 percent of our revenue from clients in the financial services sector, 17.4 percent of our revenue from clients in the telecommunications industry, 9.8 percent of our revenue from clients in the healthcare sector, and 9.0 percent from clients in the retail and commercial sector, in each case excluding purchased accounts receivable. If any of these sectors performs poorly, clients in these sectors may do less business with us, or they may elect to perform the services provided by us in-house. If there are any trends in any of these sectors to reduce or eliminate the use of third-party BPO service providers, it could harm our business and results of operations.

We have international operations and utilize foreign sources of labor, and various factors relating to our international operations, including fluctuations in currency exchange rates, could adversely affect our results of operations.

Approximately 5.7% of our 2010 revenues were derived from clients in Canada, the United Kingdom and Australia. Political or economic instability in Canada, the United Kingdom or Australia could have an adverse impact on our results of operations due to diminished revenues in these countries. Our future revenue, costs of operations and profitability could also be affected by a number of other factors related to our international operations, including changes in economic conditions from country to country, changes in a country’s political condition, trade protection measures, licensing and other legal requirements, and local tax or foreign exchange issues. Unanticipated currency fluctuations in the Canadian Dollar, British Pound, Euro or the Australian Dollar could lead to lower reported consolidated results of operations due to the translation of these currencies into U.S. dollars when we consolidate our financial results.

We provide ARM and CRM services to our U.S. clients utilizing foreign sources of labor through call centers in Canada, India, the Philippines, Barbados, Antigua, Australia, Panama, Mexico and Guatemala. Any political or economic instability in these countries could result in our having to replace or reduce these labor sources, which may increase our labor costs and have an adverse impact on our results of operations. A decrease in the value of the U.S. dollar in relation to the currencies of the countries in which we operate could increase our cost of doing business in those countries. In addition, we expect to expand our operations into other countries and, accordingly, will face similar risks with respect to the costs of doing business in such countries including as a result of any decreases in the value of the U.S. dollar in relation to the currencies of such countries. There is no guarantee that we will be able to successfully hedge our foreign currency exposure in the future.

We seek growth opportunities for our business in parts of the world where we have had little or no prior experience. International expansion into new markets with different cultures and laws poses additional risks and costs, including the risk that we will not be able to obtain the required permits, comply with local laws and regulations, hire, train and maintain a workforce, and obtain and maintain physical facilities in a culture and under laws that we are not familiar with. In addition, we may have to customize certain of our collection techniques to work with a different consumer base in a different regulatory environment. Also, we may have to revise certain of our analytical portfolio techniques as we apply them in different countries.

We are dependent on our employees and a higher turnover rate would have a material adverse effect on us.

We are dependent on our ability to attract, hire and retain qualified employees. The BPO industry, by its nature, is labor intensive and experiences a high employee turnover rate. Many of our employees receive modest hourly wages and some of these employees are employed on a part-time basis. A higher turnover rate among our employees would increase our recruiting and training costs and could materially adversely impact the quality of services we provide to our clients. If we were unable to recruit and retain a sufficient number of employees, we would be forced to limit our growth or possibly curtail our operations. Growth in our business will require us to recruit and train qualified personnel at an accelerated rate from time to time. We cannot assure that we will be able to continue to hire, train and retain a sufficient number of qualified employees to meet the needs of our business or to support our growth. If we are unable to do so, our results of operations could be harmed. Any increase in hourly wages, costs of employee benefits or employment taxes could also have a materially adverse affect on our results of operations.

If the employees at any of our offices voted to join a labor union, it could increase our costs and possibly result in a loss of customers.

Although there have been efforts in the past, we are currently not aware of any union organizing efforts at any of our facilities. However, if our employees are successful in organizing a labor union at any of our locations, it could further increase labor costs, decrease operating efficiency and productivity in the future, result in office closures, and result in a loss of customers.

If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive.

Our success depends in large part on our sophisticated telecommunications and computer systems. We use these systems to identify and contact large numbers of debtors and record the results of our collection efforts, as well as to provide customer service to our clients’ customers. If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive. We have made a significant investment in technology to remain competitive and we anticipate that it will be necessary to continue to do so in the future. Telecommunications and computer technologies are changing rapidly and are characterized by short product life cycles, so we must anticipate technological developments. If we are not successful in anticipating, managing, or adopting technological changes on a timely basis or if we do not have the capital resources available to invest in new technologies, our business could be materially adversely affected.

We are highly dependent on our telecommunications and computer systems.

As noted above, our business is highly dependent on our telecommunications and computer systems. These systems could be interrupted by terrorist acts, natural disasters, power losses, computer viruses, or similar events. Our business is also materially dependent on services provided by various local and long distance telephone companies. If our equipment or systems cease to work or become unavailable, or if there is any significant interruption in telephone services, we may be prevented from providing services and collecting on accounts receivable portfolios we have purchased. Because we generally recognize revenue and generate operating cash flow primarily through ARM collections and providing CRM services, any failure or interruption of services and collections would mean that we would continue to incur payroll and other expenses without any corresponding income.

An increase in communication rates or a significant interruption in communication service could harm our business.

Our ability to offer services at competitive rates is highly dependent upon the cost of communication services provided by various local and long distance telephone companies. Any change in the telecommunications market that would affect our ability to obtain favorable rates on communication services could harm our business. Moreover, any significant interruption in communication service or developments that could limit the ability of telephone companies to provide us with increased capacity in the future could harm existing operations and prospects for future growth.

We may seek to make strategic acquisitions of companies. Acquisitions involve additional risks that may adversely affect us.

From time to time, we may seek to make acquisitions of businesses that provide BPO services. We may be unable to make acquisitions if suitable businesses that provide BPO services are not available at favorable prices due to increased competition for these businesses.

We may have to borrow money, incur liabilities, or sell or issue stock to pay for future acquisitions and we may not be able to do so on terms favorable to us, or at all. Additional borrowings and liabilities may have a materially adverse effect on our liquidity and capital resources. If we issue stock for all or a portion of the purchase price for future acquisitions, our stockholders’ ownership interest may be diluted. Our common stock is not publicly traded and potential sellers may be unwilling to accept equity in a privately held company as payment for the sale of their business. If potential sellers are not willing to accept our common stock as payment for the sale of their business, we may be required to use more of our cash resources, if available, in order to continue our acquisition strategy.

Completing acquisitions involves a number of risks, including diverting management’s attention from our daily operations, other additional management, operational and financial resources, system conversions and the inability to maintain key pre-acquisition relationships with customers, suppliers and employees. We might not be able to successfully integrate future acquisitions into our business or operate the acquired businesses profitably, and we may be subject to unanticipated problems and liabilities of acquired companies.

Our success depends on our senior management team and if we are not able to retain them, it could have a materially adverse effect on us.

We are highly dependent upon the continued services and experience of our senior management team.  We depend on the services of the members of our senior management team to, among other things, continue the development and implementation of our growth strategies, and maintain and develop our client relationships.

Goodwill and other intangible assets represented 61.4 percent of our total assets at December 31, 2010.  If the goodwill or the other intangible assets, primarily our customer relationships and trade name, are deemed to be impaired, we may need to take a charge to earnings to write-down the goodwill or other intangibles to its fair value.

Our balance sheet includes goodwill, which represents the excess of the purchase price over the fair market value of the net assets of acquired businesses based on their respective fair values at the date of acquisition. Trade name represents the fair value of the NCO name and is an indefinite-lived intangible asset. Other intangibles are composed of customer relationships, which represent the information and regular contact we have with our clients and non-compete agreements.

Goodwill is tested at least annually for impairment. The test for impairment uses a fair value based approach, whereby if the implied fair value of a reporting unit’s goodwill is less than its carrying amount, goodwill would be considered impaired. The trade name intangible asset is also reviewed for impairment on an annual basis.

As a result of the annual impairment testing, we recorded goodwill impairment charges of $57.0 million in the CRM segment in 2010.  In 2009, we recorded goodwill impairment charges of $24.7 million in the CRM segment, and in 2008 we recorded goodwill impairment charges of $275.5 million and trade name impairment charges of $14.0 million across all segments.  If our goodwill or trade name are deemed to be further impaired, we will need to take an additional charge to earnings in the future to write-down the asset to its fair value.

We make significant assumptions to estimate the future revenue and cash flows used to determine the fair value of our reporting units. These assumptions include future growth rates, profitability, discount factors, market comparables, future tax rates, and other factors. Variations in any of these assumptions could result in materially different calculations of impairment amounts. If the expected revenue and cash flows are not realized, additional impairment losses may be recorded in the future.

Our other intangible assets, consisting of customer relationships and non-compete agreements, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For example, the loss of a larger client could require a review of the customer relationship for impairment. We made significant assumptions to estimate the future cash flows used to determine the fair value of the customer relationship. If we lost a significant customer relationship, the future cash flows expected to be generated by the customer relationship would be less than the carrying amount, and an impairment loss may be recorded.

As of December 31, 2010, our balance sheet included goodwill, trade name and other intangibles that represented 38.8 percent, 6.7 percent and 15.8 percent of total assets, respectively, and 597.9 percent, 103.9 percent and 242.6 percent of stockholders’ equity, respectively.

Security and privacy breaches of the systems we use to protect personal data could adversely affect our business, results of operations and financial condition.

Our databases contain personal data of our clients’ customers, including credit card and healthcare information. Any security or privacy breach of these databases could expose us to liability, increase our expenses relating to the resolution of these breaches and deter our clients from selecting our services. Our data security procedures may not effectively counter evolving security risks, address the security and privacy concerns of existing or potential clients or be compliant with federal, state, and local laws and regulations in all respects. Any failures in our security and privacy measures could adversely affect our business, financial condition and results of operations.

If we fail to maintain an effective system of internal control over financial reporting and disclosure controls and procedures, we may be unable to accurately report our financial results and comply with the reporting requirements under the Securities Exchange Act of 1934, as amended.  As a result, investors may lose confidence in our financial reporting and disclosure required under the Securities Exchange Act of 1934, as amended, which could adversely affect our business and could subject us to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, referred to as Section 404, we are required to include in our Annual Reports on Form 10-K, our management’s report on internal control over financial reporting.  Currently, we are not required to include a report of our independent registered public accounting firm on our internal controls because we are a “non-accelerated filer” under SEC rules; therefore, you do not have the benefit of an independent review of our internal controls.  While we have reported no “material weaknesses” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, we cannot guarantee that we will not have any “material weaknesses” in the future. Compliance with the requirements of Section 404 is expensive and time-consuming.  If in the future we fail to complete this evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting.  In addition, any failure to establish an effective system of disclosure controls and procedures could cause our current and potential investors and customers to lose confidence in our financial reporting and disclosure required under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which could adversely affect our business.

Terrorist attacks, war and threats of attacks and war may adversely impact our results of operations, revenue and profitability.

Terrorist attacks in the United States and abroad, as well as war and threats of war or actual conflicts involving the United States or other countries in which we operate, may adversely impact our operations, including affecting our ability to collect our clients’ accounts receivable. More generally, any of these events could cause consumer confidence and spending to decrease. They could also result in an adverse effect on the economies of the United States and other countries in which we operate. Any of these occurrences could have a material adverse effect on our results of operations, collections and revenue.

Risks Related to Our ARM Business

We are subject to business-related risks specific to the ARM business. Some of those risks are:

Most of our ARM contracts do not require clients to place accounts with us, may be terminated on 30 or 60 days notice, and are on a contingent fee basis. We cannot guarantee that existing clients will continue to use our services at historical levels, if at all.

Under the terms of most of our ARM contracts, clients are not required to give accounts to us for collection and usually have the right to terminate our services on 30 or 60 days notice. Accordingly, we cannot guarantee that existing clients will continue to use our services at historical levels, if at all. In addition, most of these contracts provide that we are entitled to be paid only when we collect accounts. Therefore, for these contracts, we can only recognize revenues upon the collection of funds on behalf of clients.

If we fail to comply with government regulation of the collections industry, it could result in the suspension or termination of our ability to conduct business.

The collections industry is regulated under various U.S. federal and state, Canadian, United Kingdom and Australian laws and regulations. Many states, as well as Canada, the United Kingdom and Australia, require that we be licensed as a debt collection company. The Federal Trade Commission, referred to as the FTC, has the authority to investigate consumer complaints against debt collection companies and to recommend enforcement actions and seek monetary penalties. If we fail to comply with applicable laws and regulations, it could result in fines as well as the suspension or termination of our ability to conduct collections, which would materially adversely affect us. State regulatory authorities have similar powers.  If such matters resulted in further investigations and subsequent enforcement actions, we could be subject to fines as well as the suspension or termination of our ability to conduct collections, which would materially adversely affect our financial position and results of operations. In addition, new federal, state or foreign laws or regulations, or changes in the ways these rules or laws are interpreted or enforced, could limit our activities in the future or significantly increase the cost of regulatory compliance. If we expand our international operations, we may become subject to additional government controls and regulations in other countries, which may be stricter or more burdensome than those government controls and regulations to which we are currently subject.

Several of the industries we serve are also subject to varying degrees of government regulation. Although our clients are generally responsible for complying with these regulations, we could be subject to various enforcement or private actions for our failure, or the failure of our clients, to comply with these regulations.

Recently enacted regulatory reform may have a material impact on our operations.

On July 21, 2010, the Dodd-Frank Act became law. The Dodd-Frank Act restructures the regulation and supervision of the financial services industry, including the formation of the new Consumer Financial Protection Bureau. Many of the provisions of the Dodd-Frank Act have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities. As a result, the ultimate impact of the Dodd-Frank Act on our business cannot be determined at this time. The Dodd-Frank Act may have a material impact on our operations, particularly through increased regulatory burden and compliance costs.

Risks Related to Our CRM Business

We are subject to business-related risks specific to the CRM business. Some of those risks are:

The CRM division relies on a few key clients for a significant portion of its revenues. The loss of any of these clients or their failure to pay us could reduce revenues and adversely affect results of operations.

The CRM division is characterized by substantial revenues from a few key clients. While no individual CRM client represented more than 10 percent of our consolidated revenue, we are exposed to customer concentration within this division. Most of these clients are not contractually obligated to continue to use our services at historic levels or at all. If any of these clients were to significantly reduce the amount of service, for example due to business volume fluctuations, merger and acquisitions and/or performance issues, fail to pay, or terminate the relationship altogether, our CRM business could be harmed.

Government regulation of the CRM industry and the industries we serve may increase our costs and restrict the operation and growth of our CRM business.

The CRM services industry is subject to an increasing amount of regulation in the United States and Canada.  In the United States, the FCC places restrictions on unsolicited automated telephone calls to residential telephone subscribers by means of automatic telephone dialing systems, prerecorded or artificial voice messages and telephone fax machines, and requires CRM firms to develop a “do not call” list and to train their CRM personnel to comply with these restrictions. The FTC regulates both general sales practices and telemarketing specifically and has broad authority to prohibit a variety of advertising or marketing practices that may constitute “unfair or deceptive acts or practices.” Most of the statutes and regulations in the United States allow a private right of action for the recovery of damages or provide for enforcement by the FTC, state attorneys general or state agencies permitting the recovery of significant civil or criminal penalties, costs and attorneys’ fees in the event that regulations are violated. The Canadian Radio-Television and Telecommunications Commission enforces rules regarding unsolicited communications using automatic dialing and announcing devices, live voice and fax. We cannot assure you that we will be in compliance with all applicable regulations at all times. We also cannot assure you that new laws, if enacted, will not adversely affect or limit our current or future operations.

Several of the industries we serve, particularly the insurance, financial services and telecommunications industries, are subject to government regulation. We could be subject to a variety of private actions or regulatory enforcement for our failure or the failure of our clients to comply with these regulations. Our results of operations could be adversely impacted if the effect of government regulation of the industries we serve is to reduce the demand for our CRM services or expose us to potential liability. We, and our employees who sell insurance products, are required to be licensed by various state insurance commissions for the particular type of insurance product sold and to participate in regular continuing education programs. Our participation in these insurance programs requires us to comply with certain state regulations, changes in which could materially increase our operating costs associated with complying with these regulations.

Risks Related to Our Purchased Accounts Receivable Business

We are subject to business-related risks specific to the Purchased Accounts Receivable business. Some of those risks are:

Collections may not be sufficient to recover the cost of investments in purchased accounts receivable and support operations.

We purchase past due accounts receivable generated primarily by consumer credit transactions. These are obligations that the individual consumer has failed to pay when due. The accounts receivable are purchased from consumer creditors such as banks, finance companies, retail merchants, hospitals, utilities, and other consumer-oriented companies. Substantially all of the accounts receivable consist of account balances that the credit grantor has made numerous attempts to collect, has subsequently deemed uncollectible, and charged off. After purchase, collections on accounts receivable could be reduced by consumer bankruptcy filings. The accounts receivable are purchased at a significant discount, typically less than 10 percent of face value, and, although we estimate that the recoveries on the accounts receivable will be in excess of the amount paid for the accounts receivable, actual recoveries on the accounts receivable will vary and may be less than the amount expected, and may even be less than the purchase price paid for such accounts. In addition, the timing or amounts to be collected on those accounts receivable cannot be assured. If cash flows from operations are less than anticipated as a result of our inability to collect accounts receivable, we may have difficulty servicing our debt obligations and may not be able to purchase new accounts receivable, and our future growth and profitability will be materially adversely affected.

Additionally, if all or a large portion of the purchased accounts receivable were sold at a discount to the expected future cash flows, we may realize a loss on the sale.

We use estimates to report results. For the year ended December 31, 2010, we recorded an impairment charge of $14.3 million relating to our purchased receivables portfolio.  If the amount and/or timing of collections on portfolios are materially different than expected, we may be required to record further impairment charges that could have a materially adverse effect on us.

Our revenue is recognized based on estimates of future collections on portfolios of accounts receivable purchased. Although these estimates are based on analytics, the actual amount collected on portfolios and the timing of those collections will differ from our estimates. If collections on portfolios are less than estimated, we may be required to record an allowance for impairment of our purchased receivables portfolio, which could materially adversely affect our earnings, financial condition and creditworthiness. For the year ended December 31, 2010, we recorded an impairment charge of $14.3 million relating to our purchased receivables portfolio.  If we continue to experience adverse effects of the challenging economic and business environment, including changes in financial projections, we may have to recognize further impairment charges on our purchased receivables portfolio.

Risks Related to Our Structure

We are controlled by an investor group led by OEP and its affiliates, whose interests may not be aligned with those of our noteholders.

Our equity investors control the election of our directors and thereby have the power to control our affairs and policies, including the appointment of management, the issuance of additional stock, stock repurchase programs and the declaration and payment of dividends. In addition, our equity investors must consent to the entering into of mergers, sales of substantially all our assets and certain other transactions.

Circumstances may occur in which the interests of our equity investors could be in conflict with those of our noteholders. For example if we encounter financial difficulties or are unable to pay our debts as they mature, our equity investors might pursue strategies that favor equity investors over our debt investors. OEP may also have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments, even though such transaction might involve risk to our noteholders. Additionally, OEP is not prohibited from making investments in any of our competitors.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference into this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in the Exchange Act and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. Forward-looking statements include, without limitation, statements as to:

•                  our expected future results of operations;

•                  economic conditions;

•                  our business and growth strategy;

•                  fluctuations in quarterly operating results;

•                  the integration of acquisitions;

•                  the final outcome of our litigation with our former landlord;

•                  statements as to liquidity and compliance with debt covenants;

•                  the effects of terrorist attacks, war and the economy on our business;

•                  expected increases in operating efficiencies;

•                  anticipated trends in the business process outsourcing industry;

•                  estimates of future cash flows and allowances for impairments of purchased accounts receivable;

•                  estimates of intangible asset impairments and amortization expense of customer relationships and other intangible assets;

•                  the effects of legal proceedings, regulatory investigations and tax examinations;

•                  the effects of changes in accounting guidance; and

•                  statements as to trends or our or management’s beliefs, expectations and opinions.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” and the following:

•                  risks related to the instability in the financial markets;

•                  risks related to adverse capital and credit market conditions;

•                  the ability of governmental and regulatory bodies to stabilize the financial markets;

•                  risks related to the domestic and international economies;

•                  risks related to derivative transactions;

•                  risks related to our ability to grow internally;

•                  risks related to our ability to compete;

•                  risks related to our substantial indebtedness, our ability to service such debt and our ability to comply with debt covenants;

•                  risks related to our ability to meet liquidity needs;

•                  the risk that we will not be able to implement our growth strategy as and when planned;

•                  risks associated with growth and acquisitions;

•                  the risk that we will not be able to realize operating efficiencies in the integration of our acquisitions;

•                  fluctuations in quarterly operating results;

•                  risks related to the timing of contracts;

•                  risks related to purchased accounts receivable;

•                  risks related to possible impairment of goodwill and other intangible assets;

•                  our dependence on senior management;

•                  risks related to security and privacy breaches;

•                  risks related to union organizing efforts at our facilities;

•                  risks associated with technology;

•                  risks related to the final outcome of our litigation with our former landlord;

•                 risks related to litigation, regulatory investigations and tax examinations;

•                 risks related to past or possible future terrorist attacks;

•                  risks related to natural disasters or the threat or outbreak of war or hostilities;

•                  the risk that we will not be able to improve margins;

•                  risks related to our international operations;

•                  risks related to the availability of qualified employees, particularly in new or more cost-effective locations;

•                  risks related to currency fluctuations;

•                  risks related to reliance on independent telecommunications service providers;

•                  risks related to concentration of our clients in the financial services, telecommunications and healthcare sectors;

•                  risks related to the possible loss of key clients or loss of significant volumes from key clients; and

•                  risks related to changes in government regulations.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by J.P. Morgan Securities LLC in market-making transactions. We will not receive any proceeds from the sale of the notes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy with Respect to Approval of Related Party Transactions

Under its charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions between us and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of SEC Regulation S-K. In practice, related party transactions are reviewed and approved by directors that do not have a direct or indirect interest in such transaction. We have not adopted written policies and procedures with respect to the approval of related party transactions. Generally, under the agreements governing our outstanding notes and bank indebtedness, we are prohibited from entering into transactions with affiliates except upon terms that, taken as a whole, are materially not less favorable to us than could be obtained, at the time of such transaction, in a comparable arm’s-length transaction with a person that is not such an affiliate.

Consulting Agreement.

Prior to Mr. Rittenmeyer’s appointment as President and Chief Executive Officer of the Company on March 18, 2011, he had previously served as a consultant to the Company through a consulting agreement dated as of December 1, 2010 between the Company and Turnberry Associates, LLC, referred to as the “Consulting Agreement.” Mr. Rittenmeyer is the Chief Executive Officer of Turnberry Associates, LLC.  Pursuant to the terms of the Consulting Agreement, Mr. Rittenmeyer provided consulting services to the Company as requested from time to time. As compensation for the services provided, the Company paid Mr. Rittenmeyer $60,000 per month and reimbursed him for all expenses incurred in connection with the services provided. On March 18, 2011, in connection with Mr. Rittenmeyer’s appointment as President and Chief Executive Officer of NCO, the Consulting Agreement was terminated.

Management Agreement

On November 15, 2006, we entered into a ten-year management agreement with OEP pursuant to which OEP provides business and organizational strategy and financial advisory services. OEP is our principal shareholder. Messrs. Rubin, Selmonosky and Shoeb, our directors from 2006 until March 2008, were Managing Directors at OEP.  Mr. Cashin, our director from March 2008 until March 2009, was a Managing Partner of OEP. Mr. Cohen, our director from March 2008 until March 2010, was a Managing Director of OEP.  Of our current directors, Messrs. Farmer and Kichler are Managing Directors of OEP and Mr. Briance is a Vice President of OEP. Pursuant to the management agreement, we pay OEP $3.0 million per annum plus reimbursement of expenses. We do not know, and cannot determine, the approximate dollar value of the interest of each of Messrs. Rubin, Selmonosky, Shoeb, Cashin, Cohen, Farmer, Kichler and Briance in the management fees that we paid to OEP. We do not separately compensate OEP or its designated representatives on our Board of Directors for their services as directors, but OEP may receive fees in connection with its role in specific transactions in the future.

Registration Rights Agreement

In connection with the Transaction, on November 15, 2006, we also entered into customary registration rights agreements with the placement agents of the original notes, for the benefit of the holders of the original notes. The registration rights agreements also provide that so long as J.P. Morgan Securities LLC proposes to make a market in the notes as part of its business in the ordinary course, we must, within certain time periods, file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan Securities LLC to continue its market making activities with respect to the notes.

Systems & Services Technologies, Inc.

In January 2008, we acquired Systems & Services Technologies, Inc., or SST, a third-party consumer receivable servicer, for $18.4 million, including certain post-closing adjustments.  The purchase price consisted of cash consideration of $11.3 million ($3.2 million of which was paid during 2009) and the issuance of 29,884.7 shares of our Series A Preferred Stock (of which 7,400 shares were issued during 2009).  SST was a wholly owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association is an affiliate of OEP.

Additional Equity Investment by Certain Stockholders and Management

On February 29, 2008, we sold a total of 802,261.5 shares of our Series A Preferred Stock, 37,738.5 shares of our Class L Common Stock and 1,012,261.5 shares of our Class A Common Stock in a private placement to certain of our existing stockholders, including members of management. The offering price per share was $237.50 per share of Series A Preferred Stock, $247.50 per share of Class L Common Sock and $10.00 per share of Class A Common Stock, which were the same prices at which we sold our equity as part of the financing of the Transaction in 2006. The aggregate cash purchase price was $210.0 million, and such proceeds were used to fund a portion of the OSI acquisition completed on February 29, 2008.

Set forth below is information concerning those stockholders that purchased more than $120,000 of our securities in the February 2008 private placement:

Purchaser	Shares of Company Series A Preferred Stock	Shares of Company Class L Common Stock	Shares of Company Class A Common Stock	Cash Purchase Price
One Equity Partners II, L.P.	802,261.5	—	1,002,826.9	$200,565,379
OEP II Co-Investors, L.P.	—	16,479.6	4,119.9	$4,119,902
OEP II Partners Co. Invest, L.P.	—	16,858.9	4,214.7	$4,214,719
Barrist Family Foundation (1)	—	4,000.0	1,000.0	$1,000,000

(1)                                  The Barrist Family Foundation is a charitable trust of which Mr. Barrist is a co-trustee.

On December 9, 2008, we sold a total of 41,026.6 shares of our Series B-1 Preferred Stock and 1,088.6 shares of our Series B-2 Preferred Stock in a private placement to certain of our existing stockholders. The offering price per share was $237.50 per share of Series B-1 Preferred Stock and $237.50 per share of Series B-2 Preferred Stock. The aggregate cash purchase price was $10.0 million.

Set forth below is information concerning those stockholders that purchased more than $120,000 of our securities in the December 2008 private placement:

Purchaser	Shares of Company Series B-1 Preferred Stock	Shares of Company Series B- 2 Preferred Stock	Cash Purchase Price
One Equity Partners II, L.P.	41,026.6	—	$9,743,806
OEP II Co-Investors, L.P.	—	799.9	$189,970
OEP II Partners Co. Invest, L.P.	—	288.7	$68,569

On March 25, 2009, we sold a total of 148,463.6 shares of our Series B-1 Preferred Stock and 19,957.4 shares of our Series B-2 Preferred Stock in a private placement to certain of our existing stockholders.  The offering price per share was $237.50 per share of Series B-1 Preferred Stock and $237.50 per share of Series B-2 Preferred Stock.  The aggregate cash purchase price was $40.0 million.

Set forth below is information concerning those stockholders that purchased more than $120,000 of our securities in the March 2009 private placement:

Purchaser	Shares of Company Series B-1 Preferred Stock	Shares of Company Series B-2 Preferred Stock	Cash Purchase Price
One Equity Partners II, L.P.	148,463.6	—	$35,260,115
OEP II Co-Investors, L.P.	—	2,935.0	697,068
OEP II Partners Co. Invest, L.P.	—	1,045.6	248,340
Citigroup Capital Partners II 2006 Citigroup Investment, L.P.	—	3,570.6	848,014
Citigroup Capital Partners II Employee Master Fund, L.P.	—	4,010.8	952,562
Citigroup Capital Partners II Onshore, L.P.	—	1,810.7	430,041
Citigroup Capital Partners II Cayman Holdings, L.P.	—	2,268.9	538,861
Michael J. Barrist	—	2,105.3	500,000
Barrist Family Foundation(1)	—	2,105.3	500,000

(1)                                  The Barrist Family Foundation is a charitable trust of which Mr. Barrist is a co-trustee.

Transactions with Certain Clients

An affiliate of Citigroup is an investor in us, and Citigroup is a client of ours.  For the years ended December 31, 2008, 2009 and 2010, we received fees for providing services to Citigroup of $69.5 million, $57.5 million and $47.8 million, respectively. At December 31, 2008, 2009 and 2010, we had accounts receivable of $3.3 million, $5.8 million and $1.5 million, respectively, due from Citigroup. During the year ended December 31, 2008, we purchased accounts receivable with a face value of $32.3 million, for a purchase price of $1.4 million, from an affiliate of Citigroup.

Employment of Related Persons

We employ Brett Leckerman as a general manager of one of our collection units. Mr. Leckerman is the son of Steven Leckerman, an executive officer of ours.  Mr. Leckerman received salary and bonus totaling $139,208 in 2008, $132,875 in 2009 and $139,795 in 2010. Mr. Leckerman also received an automobile allowance in 2008, 2009 and 2010. We believe that the compensation paid to Mr. Brett Leckerman was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

Other Arrangements

OEP is managed by OEP Holding Corporation, a wholly owned indirect subsidiary of JP Morgan Chase & Co., referred to as JPM, and JPM is a client of ours.  For the years ended December 31, 2008, 2009 and 2010, we received fees for providing services to JPM of $14.8 million, $12.6 million and $10.0 million, respectively.  At December 31, 2008, we had accounts receivable of $9,000 due from JPM.  At December 31, 2009 and 2010, we had no accounts receivable due from JPM.

JPMorgan Chase Bank, N.A., an affiliate of JPM, is a lender under our senior credit facility.  The senior credit facility consists of substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions for unrelated parties, and does not involve more than the normal risk of uncollectibility or present other unfavorable features.

We also have certain corporate banking relationships with affiliates of JPM and we are charged market rates for these services.

DESCRIPTION OF OUR SENIOR CREDIT FACILITY

Senior Secured Credit Facilities

Summary

Our senior credit facility, as amended by the fourth amendment thereto dated March 25, 2011, is with a syndicate of financial institutions and consists of a term loan ($507.2 million outstanding as of December 31, 2010) and a $75.0 million revolving credit facility (reduced from $100 million in connection with the fourth amendment, with $10.0 million outstanding as of December 31, 2010).  On November 15, 2011, the commitments under the revolving credit facility will only equal $67.5 million.  In connection with the fourth amendment, certain lenders (the “extending lenders”) agreed to extend their revolving credit commitments beyond the maturity date of November 15, 2011 to December 31, 2012. On November 15, 2011 any non-extending lender will cease to be a revolving lender under the revolving credit facility and certain extending lenders have agreed, subject to satisfaction of certain terms and conditions set forth in the fourth amendment, to increase their existing commitments (the “increased commitments”) pro-rata to account for terminated commitments; provided that the outstanding advances under the revolving credit facility shall not exceed $75 million at any time.

The availability of the revolving credit facility is reduced by any unused letters of credit ($5.0 million at December 31, 2010).  We had $85.0 million of remaining availability under the revolving credit facility as of December 31, 2010. The borrowers under our senior credit facility are NCO Group, Inc. and

NCO Financial Systems, Inc. From time to time, we may, with the consent of the administrative agent under the senior credit facility (which consent is not to be unreasonably withheld), designate one or more guarantors that are U.S. persons to become additional co-borrowers under the revolving credit facility. All obligations under our senior credit facility, as amended, are unconditionally guaranteed by certain of our direct and indirect wholly-owned domestic subsidiaries, subject to customary exceptions, exclusions and release mechanisms.

Our senior credit facility, as amended, does not give us the ability to use available excess cash flow to repurchase the notes.  However, our senior credit facility, as amended, permits us to repurchase the notes out of the net cash proceeds of new equity issuances.  We are aware that the notes are currently trading at a substantial discount to their face amounts. We or our stockholders may from time to time seek to retire or purchase our outstanding notes through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. Our stockholders who acquire such notes may seek to contribute them to us, for retirement, in exchange for the issuance of additional equity. The amounts involved may be material.

Collateral

All obligations under our senior credit facility, as amended, are secured by a perfected first priority lien and security interest in, subject to certain exceptions:

•                  all shares of capital stock of or other ownership interest (including intercompany debt) in each present and future U.S. subsidiary of NCO and each guarantor (other than the ownership interest in any subsidiary engaged primarily in collecting, purchasing, managing, selling and disposing of delinquent receivables portfolios and any financing thereof and similar activities (“portfolio transactions”), if a pledge of the ownership interest in such subsidiary is expressly prohibited by the agreements governing such subsidiary, any member, partner or other participant in such subsidiary or any portfolio transaction in which such subsidiary is engaged (“excluded interests”));

•                  65% of the shares of capital stock of or other ownership interest (including intercompany debt) in each present and future foreign subsidiary of NCO and each guarantor (other than any excluded interests); and

•                 substantially all of the existing and future property and assets, real and personal, of NCO and each guarantor, and all proceeds and products of such property and assets (other than certain assets relating to portfolio transactions).

Interest Rates and Fees

Amounts borrowed by us under the senior credit facility, as amended, will, at our option (except in the case of swingline advances), bear interest at the following rates:

•                 a LIBOR-based per annum rate of interest equal to the sum of:

•                the London Interbank Offered Rate, or LIBOR, for the applicable interest period selected by NCO of 1, 2, 3 or 6 months or, if available, 9 or 12 months, but in no event less than 2.50%, plus

•                in the case of revolving advances made pursuant to the extended commitments, an applicable margin ranging from 5.00% to 5.50%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA,

•                in the case of revolving advances made pursuant to the non-extended commitments, an applicable margin ranging from 3.25% to 3.75%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA, and

•                in the case of the term loan facility, an applicable margin ranging from 5.25% to 5.50%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA; or

•                  a prime-based per annum rate of interest equal to the sum of:

•                the highest of

•                     the rate of interest published by The Wall Street Journal (or if such source is not available, a comparable source chosen by the administrative agent) from time to time as the prime commercial lending rate,

•                     the federal funds rate plus 0.50 percent, or

•                     LIBOR plus 1.0%; plus

•                in the case of revolving advances made pursuant to the extended commitments and swingline advances, an applicable margin ranging from 4.00% to 4.50%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA,

•                in the case of revolving advances made pursuant to the non-extended commitments, an  applicable margin ranging from 2.25% to 2.75%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA, and

•                in the case of the term loan facility, an applicable margin ranging from 4.25% to 4.50%, as determined by a pricing grid based on the same ratio.

Interest under the senior credit facility, as amended, is payable, in arrears, at the end of the applicable interest period in the case of loans bearing interest at the LIBOR-based rate (unless the applicable interest period has a duration of more than three months, in which case interest is payable, in arrears, every three months during such interest period) and quarterly in the case of loans bearing interest at the prime-based rate.

The senior credit facility, as amended, also provides that we must:

•                  pay a quarterly letter of credit fee on the aggregate outstanding available amounts under letters of credit equal to (a) the applicable margin for extended revolving commitments if the issuer of such letter of credit is an extending lender, or (b) the applicable margin for non-extended revolving commitments if the issuer of such letter of credit is a non-extending lender,  in each case, plus a quarterly fronting fee of 0.125% per annum;

•                  pay a quarterly commitment fee equal to (a) 0.75% per annum to each extending lender in respect of its extended revolving credit commitment, and (b) 0.50% per annum to each non-extending lender in respect of its revolving credit commitment;

•                  pay to each agent for its own account such fees as may from time to time be agreed to between us and such agent.

In connection with the fourth amendment, we paid:

•                 an amendment fee to each lender in an amount equal to the sum of 0.25% of such lender’s revolving credit commitment and outstanding term loans;

•                 an extension fee to each extending lender who agreed to extend its commitment to December 31, 2012 in an amount equal to the sum of 0.75% of such lender’s extended revolving credit commitment; and

•                 an increasing lender fee to each lender that agreed, subject to certain terms and conditions contained in the fourth amendment, to increase its revolving credit commitment on November 15, 2011, in an amount equal to the sum of 0.75% of the amount by which such lender agreed to increase its commitment.

Prepayments

Mandatory Prepayments

We are required to prepay outstanding loans, subject to certain exceptions, with:

•                  100% of the net cash proceeds from sales of property and assets of NCO and its subsidiaries (excluding, among other things, sales of purchased accounts receivable in the ordinary course of business);

•                  100% of the net cash proceeds received from the sale of any subsidiaries engaged in the portfolio management business or any portfolio management assets;

•                  100% of the net cash proceeds of casualty insurance and condemnation payments;

•                  100% the net cash proceeds from the incurrence of additional indebtedness;

•                  50% of the net cash proceeds from issuances of equity of NCO and its subsidiaries, (excluding, among other things, investments from certain stockholders of NCO and equity used for permitted acquisitions);

•                 a portion of the annual excess cash flow of NCO and its subsidiaries, as defined in the loan documentation, (excluding, among other things, amounts expended for permitted acquisitions and permitted purchases of portfolio assets) and

•                 a portion of the quarterly net portfolio collections, as defined in the loan documentation, from NCO’s purchased accounts receivable business.

Voluntary Prepayments

We may, upon prior notice, prepay borrowings under the senior credit facility, as amended, in full or in part without premium or penalty. Any prepayment with respect to a LIBOR-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. We may also voluntarily reduce the unutilized portion of the commitments under the revolving credit facility without premium or penalty.

Amortization

We are required to make scheduled quarterly payments on the term loan equal to $1,513,510.10, with the balance due at maturity.

Maturity

Our revolving credit facility will expire and mature on December 31, 2012. The outstanding principal balance of the revolving credit loans is due and payable on such date. The term loan will mature on May 15, 2013. The outstanding principal balance of the term loan is due and payable on such date.

Certain Covenants and Events of Default

Under the senior credit facility credit agreement, as amended, we are required to comply, on a quarterly basis, with a maximum leverage ratio covenant (total indebtedness to consolidated EBITDA) and a minimum interest coverage ratio covenant (consolidated EBITDA to consolidated interest expense). The senior credit facility credit agreement, as amended, also contains various negative covenants, including limitations on:

•                  indebtedness;

•                  liens;

•                  mergers and consolidations;

•                  sales of assets;

•                  capital expenditures;

•                  dividends and distributions or repurchases of our equity securities;

•                  investments, loans and advances;

•                  purchases of accounts receivable;

•                  payment of subordinated debt or the senior notes;

•                  transactions with affiliates;

•                  amendments to material agreements; and

•                  changes in the nature of our business.

The senior credit facility credit agreement, as amended, includes certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of provisions of the documentation with respect to the senior credit facility, impairment of security, the failure of the obligations under the senior credit facility to be senior debt under the subordination provisions of certain of our subordinated debt, and a change of control of NCO (as defined in the senior credit facility credit agreement, as amended). If an event of default occurs, the lenders under the senior credit facility, as amended, will be entitled to take certain actions, including the acceleration of all amounts due under the senior credit facility, as amended, and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF NOTES

On November 15, 2006, we issued $165.0 million aggregate principal amount of our floating rate senior notes due 2013 and $200.0 million aggregate principal amount of our 11.875% senior subordinated notes due 2014. The senior notes and the senior subordinated notes are not considered to be of the same class for any purpose, including consents, amendments, waivers or notices. In this description, whenever reference is made to the notes in the context of the rights of holders of the notes, such reference is intended to refer to only those notes issued under the relevant indenture, as supplemented (as defined below) to which the description herein relates.

The senior notes were issued under an indenture, dated as of November 15, 2006, referred to as the senior indenture, among NCO Group, Inc., as issuer of the senior notes, the Initial Subsidiary Guarantors, as subsidiary guarantors, and The Bank of New York Mellon, as successor to The Bank of New York, as trustee (the “Senior Trustee”). The senior subordinated notes were issued under an indenture, dated as of November 15, 2006, referred to as the senior subordinated indenture and, together with the senior indenture, referred to as the indentures, among NCO Group, Inc., as issuer of the senior subordinated notes, the Initial Subsidiary Guarantors, as subsidiary guarantors, and The Bank of New York Mellon, as successor to The Bank of New York, as trustee (the “Senior Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). Any references herein to a “Trustee” means the Senior Trustee and/or the Senior Subordinated Trustee, and to an “indenture” means the senior indenture (as amended, supplemented or modified to date) and/or the senior subordinated indenture (as amended, supplemented or modified to date), in each case as the context may require. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the indentures but does not restate the indentures in their entirety. You can find the definitions of certain capitalized terms used in the following summary under the caption “—Definitions.” We urge you to read the indentures because they, and not this description, define the rights of Holders of the notes. The indentures are exhibits to the registration statement of which this prospectus forms a part. For purposes of this “Description of Notes,” the term “Issuer” means NCO Group, Inc. and its successors under the indentures, excluding its subsidiaries. We refer to the Issuer and each Subsidiary Guarantor individually as an “Obligor” and to the Issuer and all Subsidiary Guarantors collectively as “Obligors.”  The notes were originally issued in connection with the Transaction.  As a result of the Transaction, at the time of initial issuance of the notes, Collect Holdings, Inc. was the parent of NCO Group, Inc.   Subsequent to the date of the Transaction and the original issuance of the notes, NCO Group, Inc. was merged with and into Collect Holdings, Inc. Collect Holdings, Inc. assumed NCO Group, Inc.’s obligations under the indentures and Collect Holdings, Inc. was renamed NCO Group, Inc.

General

Senior Notes

The senior notes are general senior unsecured obligations of the Issuer that were initially limited to $165.0 million aggregate principal amount at maturity. The senior notes will mature on November 15, 2013. Subject to the covenants described below under “—Covenants,” applicable law and certain restrictions under the Credit Agreement, the Issuer may issue additional senior notes (“Additional Senior Notes”) under the senior indenture. The senior notes and any Additional Senior Notes would be treated as a single class for all purposes under the senior indenture.

The senior notes bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4.875%, as determined by the calculation agent (the “Calculation Agent”), which initially shall be the Trustee. Interest on the senior notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on February 15, 2007. The Issuer will make each interest payment to the Holders of record on the immediately preceding February 1, May 1, August 1 and November 1. Interest on the senior notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 2006.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period commenced on and included November 15, 2006 and ended on and included February 14, 2007.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 10:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

The amount of interest for each day that the senior notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the senior notes. The amount of interest to be paid on the senior notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the senior notes will in no event be higher than the maximum rate permitted by applicable law.

The Calculation Agent will, upon the request of any Holder of senior notes, provide the interest rate then in effect with respect to the senior notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Subsidiary Guarantors and the Holders of the senior notes.

Senior Subordinated Notes

The senior subordinated notes are general unsecured senior subordinated obligations of the Issuer that were initially limited to $200.0 million aggregate principal amount at maturity. The senior subordinated notes will mature on November 15, 2014. Subject to the covenants described below under “—Covenants,” applicable law and certain restrictions under the Credit Agreement, the Issuer may issue additional senior subordinated notes (“Additional Senior Subordinated Notes” and, together with Additional Senior Notes, “Additional Notes”) under the senior subordinated indenture. The senior subordinated notes and any Additional Senior Subordinated Notes would be treated as a single class for all purposes under the senior subordinated indenture.

The senior subordinated notes initially bear interest at the rate of 11.875% per annum from November 15, 2006 or from the most recent interest payment date to which interest has been paid. Interest on the senior subordinated notes is payable semi-annually in arrears on May 15 and November 15 of each year. Interest is paid to Holders of record at the close of business on May 1 or November 1 immediately preceding the interest payment date. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Transfer or Exchange of Notes

The notes may be exchanged or transferred at the office or agency of the Issuer in The Borough of Manhattan, The City of New York. Initially, the corporate trust office of the Trustee at 101 Barclay Street, 8th Floor West, New York, New York 10286 will serve as such office. If you give the Issuer wire transfer instructions, the Issuer will pay all principal, premium and interest on your notes in accordance with your instructions. If you do not give the Issuer wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless the Issuer elects to make interest payments by check mailed to the Holders.

The notes were issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and multiples of $1,000. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Issuer or Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

Ordinary Redemption

Senior Notes

The Issuer may redeem the senior notes, in whole or in part. The redemption price for the senior notes is 100% of the principal amount, plus accrued and unpaid interest to the redemption date, if redeemed after November 15, 2010.

Senior Subordinated Notes

The Issuer may redeem the senior subordinated notes, in whole or in part. The redemption price for the senior subordinated notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price
2010	105.938%
2011	102.969%
2012 and thereafter	100.000%

General

The Issuer will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the senior notes or senior subordinated notes are to be redeemed, selection of the notes of such series for redemption will be made by the Trustee:

•                  in compliance with the requirements of the principal national securities exchange, if any, on which such series of notes are listed, or

•                  if such series of notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no note of $2,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Guarantees

Payment of the principal of, premium, if any, and interest on the notes is and will be Guaranteed, jointly and severally, (x) on a senior basis with respect to the Obligors’ obligations under the senior indenture and (y) on a senior subordinated basis with respect to the Obligors’ obligations under the senior subordinated indenture, in each case by the Subsidiary Guarantors. Each Guarantee of the senior subordinated notes is subordinated to the Senior Indebtedness of the applicable Subsidiary Guarantor on the same basis as the payments by the Issuer on the senior subordinated notes are subordinated to prior payment on Senior Indebtedness of the Issuer. In addition, each future Restricted Subsidiary (other than an Excluded Subsidiary) that will Guarantee any Indebtedness will Guarantee the payment of the principal of, premium if any, and interest on the notes.

The obligations of each Subsidiary Guarantor under its Note Guarantee are limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor, or the Issuer, as the case may be.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon: (1) any sale, exchange or transfer to any Person (other than a Subsidiary of the Issuer) of (A) that number of shares of the Capital Stock of such Subsidiary Guarantor resulting in such Subsidiary Guarantor no longer being a Subsidiary of the Issuer or another Restricted Subsidiary, or (B) all or substantially all of the assets of such Subsidiary Guarantor; (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case, in compliance with the terms of the indentures; or (3) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

The Subsidiary Guarantors as of the date of this prospectus are listed in the Table of Registrant Guarantors in the Registration Statement on Form S-1 of which this prospectus is a part.

Ranking

The Senior Notes

The senior notes are:

•                  general senior unsecured obligations of the Issuer;

•                  pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer;

•                  senior in right of payment to all existing and future Senior Subordinated Indebtedness (including, without limitation, with respect to the senior subordinated notes) and all future Subordinated Indebtedness of the Issuer, if any;

•                 effectively subordinated to all existing and future Indebtedness of the Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•                 effectively subordinated to all secured Indebtedness of the Issuer and the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness; and

•                  unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors.

The Senior Subordinated Notes

The senior subordinated notes are:

•                  general unsecured senior subordinated obligations of the Issuer;

•                  subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer (including, without limitation, the senior notes and borrowings under the Credit Agreement);

•                  effectively subordinated to all existing and future Indebtedness of the Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•                  pari passu in right of payment with any future Senior Subordinated Indebtedness of the Issuer;

•                  senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•                  unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors.

Guarantees of Senior Notes

The Note Guarantees of the Subsidiary Guarantors in respect of the senior notes are:

•                  general senior unsecured obligations of the Subsidiary Guarantors;

•                  pari passu in right of payment to all existing and future unsubordinated Indebtedness of the Subsidiary Guarantors;

•                  senior in right of payment with all existing and future Senior Subordinated Indebtedness (including, without limitation, with respect to the Note Guarantees of the senior subordinated notes) and all future Subordinated Indebtedness of the Subsidiary Guarantors, if any; and

•                  effectively subordinated to all secured Indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness.

Guarantees of Senior Subordinated Notes

The Note Guarantees of the Subsidiary Guarantors in respect of senior subordinated notes are:

•                  general unsecured senior subordinated obligations of the Subsidiary Guarantors;

•                 subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors including, without limitation, Note Guarantees of the senior notes and any borrowings and guarantees by the Subsidiary Guarantors of Indebtedness under the Credit Agreement;

•                 pari passu in right of payment with any future Senior Subordinated Indebtedness of the Subsidiary Guarantors; and

•                  senior in right of payment to any future Subordinated Indebtedness of the Subsidiary Guarantors.

As of December 31, 2010, (i) the Issuer and the Subsidiary Guarantors had $882.3 million of consolidated indebtedness outstanding, $682.3 million of which was Senior Indebtedness and $517.3 million of which was secured Indebtedness and (ii) the Excluded Subsidiaries of the Issuer (none of which are Subsidiary Guarantors) had $74.8 million of total consolidated liabilities outstanding (excluding intercompany liabilities). The Credit Agreement is secured by substantially all of the assets of the Issuer and its Subsidiaries (other than the assets of the Excluded Subsidiaries).

As of December 31, 2010, all of the Issuer’s Subsidiaries were “Restricted Subsidiaries.”    Under the circumstances described under the caption “—Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,” the Issuer is permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to the restrictive covenants of the indentures and do not guarantee any of the notes.

By reason of the subordination provisions described below, in the event of liquidation or insolvency of the Issuer or a Subsidiary Guarantor, creditors of the Issuer or that Subsidiary Guarantor, as applicable, who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the notes.

Terms of Subordination

Senior Indebtedness versus Senior Subordinated Notes

Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture, upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including, without limitation, obligations of the Issuer and the Subsidiary Guarantors under the Credit Agreement, the senior notes and any other Senior Indebtedness Incurred after November 15, 2006) shall first be paid in full, in cash or cash equivalents, before the Holders of the senior subordinated notes or the Senior Subordinated Trustee on behalf of the Holders of the senior subordinated notes shall be entitled to receive (1) any payment by, or on behalf of, the Issuer or any Subsidiary Guarantor on account of Senior Subordinated Indebtedness, (2) any payment to acquire any of the senior subordinated notes for cash, property or securities, or (3) any distribution with respect to the senior subordinated notes of any cash, property or securities.

Payment of Senior Subordinated Notes

Before any payment may be made by, or on behalf of, the Issuer on any Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture), upon any dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the senior subordinated notes or the Senior Subordinated Trustee on behalf of the Holders of the senior subordinated notes would be entitled, but for the subordination provisions of the senior subordinated indenture, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the senior subordinated notes or the Senior Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (proportionately to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The words “cash, property or securities” do not include securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the senior subordinated notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that:

(1)                                   this does not cause the senior subordinated notes to be treated in any case or proceeding or similar event described above as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution,

(2)                                   if a new business enterprise results from such reorganization or readjustment, such business enterprise assumes the Senior Indebtedness, and

(3)                                   the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

No direct or indirect payment by or on behalf of the Issuer on account of Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture), whether pursuant to the terms of the senior subordinated notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Issuer and such default shall not have been cured or waived beyond any applicable grace period or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Senior Subordinated Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Senior Subordinated Indenture) may be made by or on behalf of the Issuer upon or in respect of the senior subordinated notes for a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Senior Subordinated Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the senior subordinated notes during any period of 360 consecutive days. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

To the extent any payment of Senior Indebtedness (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

Covenants

Overview

In the indentures, the Issuer agreed to covenants that limit its and its Restricted Subsidiaries’ ability, among other things, to:

•                  incur additional indebtedness and issue certain preferred stock;

•                  pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•                  place limitations on distributions from Restricted Subsidiaries;

•                  issue or sell capital stock of Restricted Subsidiaries;

•                  guarantee indebtedness;

•                  sell or exchange assets;

•                  enter into transactions with affiliates;

•                  create certain liens;

•                  engage in unrelated businesses; and

•                  consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis.

In addition, if a Change of Control occurs, each Holder of notes will have the right to require the Issuer to repurchase all or a part of the Holder’s notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Covenant Suspension

During any period of time that the notes have Investment Grade Ratings from the Required Rating Agencies, the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•                  “—Limitation on Indebtedness and Issuance of Preferred Stock,”

•                  “—Limitation on Layering,”

•                  “—Limitation on Restricted Payments,”

•                  “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•                  “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries,”

•                  “—Limitation on Transactions with Affiliates,”

•                  “—Limitation on Asset Sales,”

•                  “—Repurchase of Notes upon a Change of Control,” and

•                  clause (3) of the first paragraph and the third paragraph of “—Consolidation, Merger and Sale of Assets.”

(collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Required Rating Agency withdraws its rating or downgrades the rating assigned to the notes so that the notes no longer have Investment Grade Ratings from the Required Rating Agencies, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to any incurrences, actions or other events undertaken by the Issuer or any Restricted Subsidiary from that time forward, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from November 15, 2006.

Limitation on Indebtedness and Issuance of Preferred Stock

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes and the Note Guarantees existing on November 15, 2006, the exchange notes and the related Guarantees thereof and Indebtedness existing on November 15, 2006) and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue preferred stock if, after giving effect to the Incurrence of such Indebtedness or issuance of preferred stock and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.5:1.

Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur or issue each and all of the following:

(1)                                  additional Indebtedness and letters of credit under the Credit Facilities by the Issuer or any Subsidiary Guarantor in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and such Restricted Subsidiary thereunder) (together with refinancings thereof) not to exceed $565.0 million at any one time outstanding less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant;

(2)                                  Indebtedness owed (A) to the Issuer or any Subsidiary Guarantor or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3)                                  Indebtedness or preferred stock issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clauses (1), (2), (5), (6), (7), (8), (10), (11) and (14) of the second paragraph of part (a) of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the notes in part or Indebtedness that is subordinated in right of payment to, the notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the notes are refinanced in part, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Issuer or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded; provided further that in the case of the Senior Subordinated Indenture, subclauses (a) and (b) of this clause (3) will not apply to any refinancing or refunding of Senior Indebtedness;

(4)                                  Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described under “Defeasance” or “—Satisfaction and Discharge”;

(5)                                  Guarantees of the notes and Guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries by any other Restricted Subsidiary of the Issuer; provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant;

(6)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the normal course of business provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(7)                                  Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations (and letters of credit in respect thereof);

(8)                                  the Incurrence of, or issuance by, the Issuer or any Restricted Subsidiary of Indebtedness or preferred stock, in each case, Incurred or issued for the purpose of financing or refinancing all or any part of the purchase price or cost (including, without limitation, the cost of improvement or construction) to acquire or improve real or personal property (including, without limitation acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the real or personal property so acquired, plus goodwill associated therewith) by the Issuer or a Restricted Subsidiary after November 15, 2006 provided, however, that the aggregate principal amount of such Indebtedness or liquidation preference of preferred stock, as applicable, outstanding at any time (together with any refinancing thereof pursuant to this clause (8)) may not exceed $20.0 million;

(9)                                  the Incurrence by the Issuer or any Guarantor of (x) Acquired Indebtedness, or (y) preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of the indentures (provided that such preferred stock is not issued in contemplation of such acquisition or merger); provided further in the case of each of (x) and (y) that the Issuer would, at the time of such Incurrence and after giving pro forma effect thereto as if such Incurrence had occurred at the beginning of the applicable four quarter period, have been permitted to Incur $1.00 of Indebtedness under the first paragraph of part (a) of this covenant;

(10)                            obligations under Currency Agreements and Interest Rate Agreements designed primarily to protect the Issuer or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(11)                            Indebtedness of any Foreign Subsidiary in an aggregate principal amount outstanding at any time (together with refinancings thereof pursuant to this clause (11)) not to exceed $15.0 million;

(12)                            Acquired Indebtedness in connection with the consummation of the Transaction on substantially the same terms as described in the offering memorandum dated November 8, 2006 related to the notes;

(13)                            the Incurrence of Indebtedness or the issuance of preferred stock under any Portfolio Management Financing; provided that (i) the amount of Indebtedness Incurred or liquidation preference of preferred stock issued under a Portfolio Management Financing shall not exceed 90% of the total amount paid to acquire the Portfolio Management Assets purchased with the proceeds of such Indebtedness or preferred stock and (ii) at the time of Incurrence or issuance and after giving pro forma effect thereto, the Portfolio Management Leverage Ratio shall not exceed 3.0 to 1; and

(14)                            the Incurrence or issuance by the Issuer or any Restricted Subsidiary of additional Indebtedness or preferred stock (in addition to Indebtedness or preferred stock permitted under clauses (1) through (13) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof pursuant to this clause (14)) not to exceed $50.0 million (which Indebtedness may, but need not, be Incurred, in whole or in part, under the Credit Facilities).

(b)                                Notwithstanding any other provision of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be outstanding pursuant to this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant will be deemed not to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(c)                                 For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, (x) Indebtedness Incurred under the Credit Agreement on November 15, 2006 shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitations on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness outstanding on November 15, 2006 referred to in clause (x) of the preceding sentence), including under the first paragraph of clause (a), the Issuer, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

(d)                                Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(e)                                 If obligations in respect of letters of credit are Incurred pursuant to the Credit Facilities and in accordance with the terms of the indentures, and the letters of credit are issued in support of other Indebtedness, then the Indebtedness represented by such letters of credit shall be deemed not Incurred.

(f)                                   The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will be deemed not to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

Limitation on Layering

Senior Indenture

The senior indenture provides that the Obligors will not Incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Obligors unless such Indebtedness is subordinated in right of payment to the senior notes and any related Note Guarantees to the same extent; provided that the foregoing limitation shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Indebtedness.

Senior Subordinated Indenture

The senior subordinated indenture provides that the Obligors will not Incur any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the senior subordinated notes and any related Note Guarantees, in each case, to the same extent, as applicable; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by stockholders other than the Issuer or any of its Subsidiaries) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including, without limitation, options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer or a Restricted Subsidiary (other than from the Issuer or a Restricted Subsidiary or an entity that becomes a Restricted Subsidiary as a result of such transaction), (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Subordinated Indebtedness (in each case, other than intercompany Indebtedness owed to the Issuer or any Subsidiary Guarantor), prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any such Subordinated Indebtedness (other than the redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness in anticipation of satisfying a scheduled maturity, sinking fund, principal or amortization or other installment obligation, in each case due within 180 days of the date of such redemption, repurchase, defeasance or other acquisition or retirement) or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(a)                                 no Default or Event of Default shall have occurred and be continuing,

(b)                                the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period have been permitted to Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, and

(c)                                 such Restricted Payment, together with the aggregate amount of all Restricted Payments made after November 15, 2006 would not exceed the sum of:

(1)                                  50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following November 15, 2006 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which internal financial statements are available at the time of such Restricted Payment, plus

(2)                                  the aggregate Qualified Proceeds received by the Issuer after November 15, 2006 as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including without limitation, an issuance or sale permitted by the indentures of Indebtedness of the Issuer for cash subsequent to November 15, 2006 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), plus

(3)                                  an amount equal to the reduction in Investments (other than reductions in Permitted Investments) in any Person resulting (A) from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Issuer or any Restricted Subsidiary or from the Qualified Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), (B) from the release of any Guarantee or (C) from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

(4)                                  in the event the Issuer and/or any Restricted Subsidiary of the Issuer makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment, plus

(5)                                  the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary from the issuance or sale after November 15, 2006 (other than issuances to the Issuer or a Restricted Subsidiary) of convertible or exchangeable Indebtedness or Disqualified Stock that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock) together with the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary at the time of such conversion or exchange, but excluding the aggregate amount of any cash or fair market value of other property distributed by the Issuer or a Restricted Subsidiary upon any such conversion or exchange.

The foregoing provisions shall not be violated by reason of:

(1)                                  the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2)                                  the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant;

(3)                                  the repurchase, redemption or other acquisition of Capital Stock of the Issuer or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock)

in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(4)                                  the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(5)                                  payments or distributions to dissenting stockholders required by applicable law pursuant to or in connection with a consolidation, merger or transfer of assets of the Issuer that complies with the provisions of the indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer (including, without limitation, in connection with the Merger-Related Transactions);

(6)                                  Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Issuer;

(7)                                  the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent such Capital Stock represents all or a portion of the exercise price thereof and related withholding tax;

(8)                                  the payment (A) by the Issuer or any Restricted Subsidiary to the Parent, which payment is used by the Parent, following an initial Public Equity Offering by the Parent, to pay dividends of up to 6% of the Net Cash Proceeds received by the Parent in such Public Equity Offering (or any subsequent Public Equity Offering) that are contributed to the Issuer by such Person, in any form other than Disqualified Stock or Indebtedness, or (B) by the Issuer, following an initial Public Equity Offering by the Issuer, to pay dividends of up to 6% of the Net Cash Proceeds received by the Issuer in such initial Public Equity Offering (or any subsequent Public Equity Offering by the Issuer);

(9)                                  the repurchase, redemption or other acquisition of Capital Stock of the Issuer or any of its Subsidiaries from employees, former employees, consultants, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), and any dividend payment or other distribution by the Issuer or any Restricted Subsidiary to the Parent utilized for the repurchase, redemption or other acquisition of any Capital Stock of such Parent held by employees, former employees, directors or former directors of the Parent or its Subsidiaries or permitted transferees, heirs or estates of such employees, former employees, directors or former directors pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $5.0 million in any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over, but only to the next calendar year);

(10)                            Permitted Payments to Parent;

(11)                            the payment of a transaction fee of $18.5 million dollars by the Issuer to One Equity Partners in connection with the consummation of the Merger-Related Transaction on November 15, 2006;

(12)                            the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer which Disqualified Stock was issued after November 15, 2006 in accordance with the terms of the indentures;

(13)                            upon the occurrence of a Change of Control and within 60 days after completion of the Offer to Purchase pursuant to the “Repurchase of Notes Upon a Change of Control” covenant in accordance with the terms of the indentures (including the purchase of all notes tendered), any purchase or redemption of Subordinated Indebtedness or Disqualified Stock of the Issuer that is required to be repurchased or redeemed pursuant to the terms thereof as a result of a Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest thereon);

(14)                            with respect to the senior indenture only, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to the provisions similar to those described under the “Limitation on Asset Sales” covenant provided that an offer to repurchase the senior notes pursuant to the provisions described under the “Limitation on Asset Sales” covenant has been made in accordance with the terms of the senior indenture and all senior notes tendered by Holders in connection with such offers, as applicable, have been repurchased, redeemed or acquired for value; and

(15)                            Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (15), do not exceed $25.0 million, provided that, except in the case of clauses (1), (2), (3), (4), (5), (6), (7), (10), (12), (13), (14) and (15) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (1), (2), (5), (7), (10), (11), (12), (13) and (14) thereof, or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clauses (3) or (4) thereof, or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (c) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. Each indenture provides that with respect to the notes issued thereunder, in the event the proceeds of an issuance of Capital Stock of the Issuer are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes or the Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (c) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

For purposes of determining compliance with this “Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including, without limitation, the first paragraph of this “Limitation on Restricted Payments” covenant, the Issuer, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (2) repay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (3) make loans or advances to the Issuer or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)                                  existing under the Credit Agreement as in effect on November 15, 2006 (or under any Credit Facility, provided that the encumbrances and restrictions in any such Credit Facility taken as a whole are no more restrictive in any material respect than those contained in the Credit Agreement) or the indentures or any other agreements as in effect on November 15, 2006, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)                                  existing under or by reason of applicable law, rule, regulation or order;

(3)                                  existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4)                                  in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)                              that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)                                existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indentures,

(C)                                arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary, or

(D)                               arising under purchase money obligations for property acquired in the normal course of business or Capitalized Lease Obligations;

(5)                                  with respect to a Restricted Subsidiary and its Subsidiaries and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary and its Subsidiaries;

(6)                                  arising from customary provisions in joint venture agreements, asset sale agreements, sale lease-back agreements, stock sale agreements and other similar agreements entered into (i) in the normal course of business or (ii) with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are subject to such agreements;

(7)                                  on cash or other deposits or net worth imposed by customers under contracts entered into in the normal course of business;

(8)                                  arising under agreements (i) governing Indebtedness Incurred by a Foreign Subsidiary in accordance with clause (11) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant or (ii) governing Indebtedness Incurred by a Subsidiary Guarantor after November 15, 2006 in compliance with the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (provided that the encumbrances and restrictions in any such agreements taken as a whole are no more restrictive in any material respect than those contained in the agreements described in clause (1) of this paragraph);

(9)                                  with respect to a Portfolio Management Subsidiary pursuant to agreements entered into in the normal course of its business; or

(10)                            Indebtedness Incurred pursuant to clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (provided that the encumbrances and restrictions in any such agreements taken as a whole are no more restrictive in any material respect than those contained in the agreements being refinanced).

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Issuer will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including, without limitation, options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)                                  to the Issuer or a Wholly Owned Restricted Subsidiary;

(2)                                  issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries that are Foreign Subsidiaries, to the extent required by applicable law;

(3)                                  if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4)                                  sales of common stock or preferred stock (other than Disqualified Stock) of a Restricted Subsidiary issued in compliance with the indentures (including, without limitation, options, warrants or other rights to purchase shares of such common stock), provided, in each case, that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with the “Limitation on Asset Sales” covenant; or

(5)                                  issuances of shares of Capital Stock of a Portfolio Management Subsidiary pursuant to agreements entered into in the normal course of its business.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Issuer or any other Restricted Subsidiary (other than an Excluded Subsidiary) unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to each indenture providing for a Guarantee (also a “Subsidiary Guarantee”) of payment of the notes by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the notes have been paid in full.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes or the Note Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)                                  any sale, exchange or transfer, to any Person not a Subsidiary of the Issuer, of (A) that number of shares of the Issuer’s and each Restricted Subsidiary’s Capital Stock in such Restricted Subsidiary resulting in such Restricted Subsidiary no longer being a Subsidiary of the Issuer or another Restricted Subsidiary, (B) all or substantially all the assets of, such Restricted Subsidiary, or (C) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, in the case of (A), (B) or (C) above, in accordance with the terms of the indentures; or

(2)                                  the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee, provided that such release or discharge shall not become effective until the receipt by the Trustee of an Officers’ Certificate stating that all conditions precedent to the release and discharge of the Guarantees have been complied with.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon terms that, taken as a whole, are materially not less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)                                  transactions (A) approved by a majority of the disinterested members of the Board of Directors or, if there is only one disinterested member of the Board of Directors, such member, or (B) for which the Issuer or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(2)                                  any transaction solely between the Issuer and any of its Restricted Subsidiaries or solely between or among Restricted Subsidiaries;

(3)                                  the payment of reasonable and customary regular fees to directors of the Issuer or any of its Restricted Subsidiaries who are not its employees and indemnification arrangements entered into by the Issuer or any of its Restricted Subsidiaries consistent with past practices of the Issuer or such Restricted Subsidiary;

(4)                                  any sale of shares of Capital Stock (other than Disqualified Stock) of the Issuer;

(5)                                  any Permitted Investments or any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(6)                                  any agreement as in effect or entered into as of November 15, 2006 (as disclosed in the offering memorandum dated November 8, 2006 related to the notes) or any amendment thereto or any transaction contemplated thereby (including, without limitation, pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Issuer or such Restricted Subsidiary, as applicable, in any material respect than the original agreement as in effect on November 15, 2006;

(7)                                  the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or for the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of

Directors and loans to employees of the Issuer and its Subsidiaries which are approved by the Board of Directors;

(8)                                  (x) the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $3.0 million or (y) the reimbursement to any such Affiliate of related expenses of not more than $2.0 million, in the case of (x) or (y), in the aggregate in any calendar year;

(9)                                  payment of fees and the reimbursement of other expenses to the Existing Stockholders and/or their Affiliates in connection with the Merger-Related Transactions as described in the offering memorandum dated November 8, 2006 related to the notes under the caption “Certain Related Party Transactions”;

(10)                            loans (or cancellation of loans) or advances to employees in the normal course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(11)                            transactions with Affiliates that are customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services (including, without limitation, relating to portfolios of purchased accounts receivable), in each case which are in the normal course of business and otherwise in compliance with the terms of the indentures, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms that, taken as a whole, are materially not less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with such a Person that is not such an Affiliate;

(12)                            the existence of, or the performance by the Issuer or any Restricted Subsidiary of their obligation, if any, or obligations of the Issuer under the terms of, any subscription, registration rights or stockholders agreements, partnership agreement or limited liability company agreement to which the Issuer or any Restricted Subsidiary was a party as of November 15, 2006 and which was disclosed in the offering memorandum dated November 8, 2006 related to the notes under the caption “Certain Related Party Transactions,” provided, however, that the entering into by the Issuer or any Restricted Subsidiary or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after November 15, 2006 will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially more disadvantageous to the Issuer or its Restricted Subsidiaries, or the holders of the notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer;

(13)                            any financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Capital Stock or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Existing Stockholders and any of their Affiliates, on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the disinterested members of the Board of Directors of the Issuer; or

(14)                            transactions with Persons in their capacity as holder of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary where such Persons are treated no more favorably than holders of such Indebtedness or Capital Stock generally.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant, and not covered by clauses (2) through (14) of this paragraph, (a) the aggregate amount of which exceeds $15.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $40.0 million in value must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

Senior Indenture

The senior indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, any shares of Capital Stock or Indebtedness of any Restricted Subsidiary) without contemporaneously making provision to secure the senior notes and the related Note Guarantees equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the senior notes or the related Note Guarantees, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1)                                  Liens to secure Indebtedness Incurred under the Credit Agreement in an aggregate amount not to exceed $700.0 million and/or securing obligations related thereto under Interest Rate Agreements and Currency Agreements in each case regardless of under which clause of the “Limitation of Indebtedness and Issuance of Preferred Stock” covenant such Indebtedness is Incurred; and

(2)                                  Permitted Liens.

Senior Subordinated Indenture

The senior subordinated indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness secured by a Lien (“Secured Indebtedness”) which is not Senior Indebtedness, without contemporaneously making provision to secure the senior subordinated notes and the related Note Guarantees equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the senior subordinated notes or the related Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

The foregoing limitation does not apply to:

(1)                                  Liens securing obligations under the Credit Facilities under clause (1) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant and/or securing obligations related thereto under Interest Rate Agreements and Currency Agreements;

(2)                                  Liens securing Senior Indebtedness; or

(3)                                  Permitted Liens.

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of any liabilities, as shown on the Issuer’s most recent consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Issuer, or any Affiliate of the Issuer), provided that the Issuer, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released in writing from all such liability or under such Indebtedness, (c) Replacement Assets or (d) a combination of the consideration specified in the foregoing clauses (a) through (c).

For the purposes of this provision, any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or any of its Restricted Subsidiaries into cash or Temporary Cash Investments within 180 days of their receipt by the Issuer or any of its Restricted Subsidiaries shall be deemed to be cash, but only to the extent of the cash or Temporary Cash Investments received.

The Issuer will, or will cause the relevant Restricted Subsidiary to:

(1)                                  within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale,

(A)                              (i) under the senior indenture, apply an amount equal to such Net Cash Proceeds to permanently repay secured Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any Restricted Subsidiary and (ii) under the Senior Subordinated Indenture, apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case described in (i) or (ii) above, owing to a Person other than (x) the Issuer, any Parent or any Subsidiary of the Issuer, or (y) any Existing Stockholder (other than any Person who is a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of (1) OEP Holdings Corporation or (2) any Person described in clause (a)(y) of the definition of Existing Stockholder),

(B)                                invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets or reduce revolving credit Indebtedness used to finance Replacement Assets within 12 months prior to such Asset Sale, or

(C)                                a combination of the repayment and reinvestment permitted by the foregoing clauses (A) and (B), and

(2)                                  apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the third paragraph of this “Limitation on Asset Sales” covenant and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $20.0 million, the Issuer must commence, not later than the fifteenth business day of such month, and consummate, as soon as reasonably practicable thereafter, an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari passu Indebtedness”), from the holders of such Pari passu Indebtedness) on a pro rata basis an aggregate principal amount of notes (and Pari passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures and the amount of Excess Proceeds shall be reset to zero.

Any repurchase of senior subordinated notes following an Asset Sale will constitute a Restricted Payment under the Senior Subordinated Indenture until the Offer to Purchase relating to the senior notes is completed. See “—Limitation on Restricted Payments.”

Limitation on Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Repurchase of Notes upon a Change of Control

The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate, as soon as reasonably practicable thereafter, an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including, without limitation, repurchases of the notes) required by the foregoing covenant (as well as may be required by the terms of any other securities or indebtedness of the Issuer which might be outstanding at the time).

The senior subordinated indenture provides that, prior to complying with any of the provisions of this Change of Control covenant, but in any event within 60 days following a Change of Control, the Issuer will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness, including, without limitation, the Credit Agreement and the senior indenture, to permit the repurchase of the notes required by this covenant. The Issuer will publicly announce the results of any Offer to Purchase required by this Change of Control covenant on, or as soon as practicable after, the completion of such Offer to Purchase.

The Credit Agreement restricts the Issuer from purchasing any notes, and also provides that certain change of control events with respect to the Issuer or repurchases of or other prepayments in respect of the notes would constitute a default under the Credit Agreement. In addition, the senior indenture prohibits, subject to certain exceptions, the repurchase of the senior subordinated notes upon a Change of Control. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its lenders, including lenders under the Credit Agreement and, if applicable, Holders of the senior notes to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indentures which would, in turn, constitute a default under the agreements governing the Issuer’s other Indebtedness. In such circumstances, the subordination provisions of the indentures would likely restrict payments to the holders of notes.

Any repurchase of senior subordinated notes following a Change of Control will constitute a Restricted Payment until the Offer to Purchase relating to the senior notes is completed. See “—Limitation on Restricted Payments.”

The Issuer will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the notes in the manner, at the times and price and otherwise in compliance with the requirements of the indentures applicable to an Offer to Purchase for a Change of Control and purchases all notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

Whether or not the Issuer is then required to file reports with the SEC, from and after the date of consummation of the exchange offers or effectiveness of the shelf registration statement, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto, unless the SEC will not accept any such filings. The Issuer shall supply to the Trustee and to each Holder who so requests or shall supply to the Trustee for forwarding to each such Holder who so requests, without cost to such Holder, copies of such reports and other information. The Issuer could satisfy its obligation to furnish such information to the Trustee and each Holder at any time by filing such information with the SEC.

In the event that any Parent provides a Note Guarantee and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, the reports, information and other documents required to be filed and furnished to Holders pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such Parent rather than the Issuer.

Events of Default

The following events are defined as “Events of Default” in the applicable indenture:

(a)                                 default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, (whether or not, in the case of the senior subordinated indenture, such payment is prohibited by the subordination provisions of such indenture);

(b)                                default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days (whether or not, in the case of the senior subordinated indenture, such payment is prohibited by the subordination provisions of such indenture);

(c)                                 (i) default in the performance or breach of the provisions of the indentures applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor, or (ii) the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the provisions under the caption: “—Repurchase of Notes upon a Change of Control”;

(d)                                the Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the indentures or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the notes;

(e)                                 there occurs with respect to any issue or issues of Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $30.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(f)                                   any final judgment or order (not covered by insurance or a third party indemnity pursuant to an executed written agreement) for the payment of money in excess of $30.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect;

(g)                                a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h)                                the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(i)                                    any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the indentures, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Issuer) occurs and is continuing under the indentures, the Trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable, provided that so long as any Indebtedness permitted to be Incurred under the Credit Agreement is outstanding, any such declaration of acceleration under the senior subordinated notes and the senior subordinated indenture shall not become effective until the earlier of (x) five business days after receipt of the acceleration notice by the Bank Agent and the Issuer or (y) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall be automatically rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under the indentures shall have been cured, waived or otherwise remedied as provided in the indentures prior to the expiration of the period referred to in the preceding clauses (x) and (y). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Issuer, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to other provisions of the Indentures, the Holders of at least a majority in principal amount of the notes, by notice to the Trustee, may waive all past defaults and rescind and cancel a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree. For information as to the waiver of defaults, see “—Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indentures, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the indentures or the notes unless:

(1)                                  the Holder gives the Trustee written notice of a continuing Event of Default;

(2)                                  the Holders of at least 25% in aggregate principal amount of notes make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                  during such 60-day period, the Holders of a majority in aggregate principal amount of the notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of or premium, if any, or interest on, such note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the note, which right shall not be impaired or affected without the consent of the Holder.

Officers of the Issuer must certify to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and the Issuer’s and its Restricted Subsidiaries’ performance under the indentures and that the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenant, agreement or condition under the indentures.

Consolidation, Merger and Sale of Assets

The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)                                 the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer under the indentures, the notes and the registration rights agreements, provided that at any time the Surviving Person is a Person other than a corporation, there shall be a co-issuer of the notes that is a corporation that satisfies the requirements of clauses (1) and (2) of this covenant;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 either (A) immediately after giving effect to such transaction on a pro forma basis the Issuer (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, or (B) the Company (or the Surviving Person, if applicable) would, immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four quarter period, have a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(4)                                 each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Issuer, as applicable, has entered into a transaction under this “Consolidation, Merger and Sale of Assets” section, shall have, by supplemental indenture amending its Note Guarantee, confirmed that its Note Guarantee shall apply to the obligations of the Issuer, as applicable, or the Surviving Person in accordance with the notes and the indentures; and

(5)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) of this paragraph) and an opinion of counsel, in each case, stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indentures, that all conditions precedent in the indentures relating to such transaction have been satisfied and that such supplemental indenture is enforceable;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

For the avoidance of doubt, this covenant shall not apply to any action taken by the Issuer not involving any other Person (other than in its capacity as a regulatory or legal authority) resulting in the conversion of the Issuer from a corporation to a limited liability company or a limited partnership organized and validly existing under the laws of the United States of America or any jurisdiction thereof, provided that upon consummation of any such conversion there shall be a co-issuer of the notes that is a corporation that satisfies the requirements of clauses (1) and (2) of this covenant.

No Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)                               it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Note Guarantee and the registration rights agreements;

(2)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)                               the Issuer will have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of the indentures, that all conditions precedent in the indentures relating to such transaction have been satisfied and that such supplemental indenture is enforceable.

The foregoing requirements of this paragraph shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with and into the Issuer or any other Subsidiary Guarantor, so long as the Issuer or such Subsidiary Guarantor, as applicable, survives such consolidation or merger or (y) the sale, exchange or transfer, to any Person not a Subsidiary of the Issuer, of all of the Issuer’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all of the assets of, a Subsidiary Guarantor in compliance with the “Limitation on Asset Sales” covenant, or (z) a reincorporation of a Subsidiary Guarantor if, in the good faith determination of the Board of Directors of the Subsidiary Guarantor, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of such Subsidiary Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge. The indentures provide that, upon election by the Issuer, the provisions of the indentures will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) as of the 123rd day after the deposit referred to below if, among other things:

(a)                                 the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes;

(b)                                the Issuer has delivered to the Trustee (1) either, (x) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after November 15, 2006 such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (2) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c)                                 immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(d)                                with respect to a defeasance of the senior subordinated notes, the Issuer is not prohibited from making payments in respect of the senior subordinated notes by the provisions described under “—Ranking”; and

(e)                                 if at such time the notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default.  The indentures further provide that the provisions of the indentures will no longer be in effect with respect to clause (3) of the first paragraph under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Covenants,” and clause (c) under “Events of Default” with respect to such clause (3) of the first paragraph under “—Consolidation, Merger and Sale of Assets,” clause (d) under “Events of Default” with respect to such other covenants and clauses (e) and (f) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes, the satisfaction of the provisions described in clauses (b)(2), (c), (d) and (e) of the preceding paragraph and the delivery by the Issuer to the Trustee of an opinion of counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event that the Issuer exercises its option to omit compliance with certain covenants and provisions of the indentures with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Issuer will remain liable for such payments and the Issuer’s obligations or any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

The indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indentures) as to all notes when:

(1)                                  either:

(A)                              all of the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust by the Issuer and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation, or

(B)                                all notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to an optional redemption notice or otherwise or will become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2)                                  the Issuer has paid all other sums payable under the indentures by the Issuer.

The Trustee will acknowledge the satisfaction and discharge of the indentures if the Issuer has delivered to the Trustee an Officers’ Certificate and an opinion of counsel stating that all conditions precedent under the indentures relating to the satisfaction and discharge of the indentures have been complied with.

Modification and Waiver

The indentures may be amended or supplemented, without notice to or the consent of any Holder of senior notes or senior subordinated notes, to:

(1)                                  cure any ambiguity, defect or inconsistency in the indentures;

(2)                                  comply with the provisions described under “Consolidation, Merger and Sale of Assets” or “Limitation on Issuances of Guarantees by Restricted Subsidiaries”;

(3)                                  comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indenture Act;

(4)                                  evidence and provide for the acceptance of appointment by a successor Trustee;

(5)                                  add a Subsidiary Guarantor or secure the notes;

(6)                                  conform the text of the indentures or the notes to any provision of this Description of Notes;

(7)                                  provide for the issuance of Additional Notes in accordance with the limitations set forth in the indentures as of November 15, 2006; or

(8)                                  make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Subject to applicable provisions of the indentures, the indentures may be amended or supplemented by the Issuer, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the senior notes or the senior subordinated notes, as applicable. Notwithstanding the foregoing, no such modification or amendment may, without the consent of each Holder affected thereby:

(1)                                  change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)                                  reduce the principal amount of, or premium, if any, or interest on, any note;

(3)                                  change the optional redemption dates or optional redemption prices of the notes from that stated under “—Optional Redemption”;

(4)                                  change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

(5)                                  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(6)                                  waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)                                  release any Subsidiary Guarantor that is a Significant Subsidiary from its Note Guarantee, except as provided in the indentures;

(8)                                  modify (x) with respect to the senior indenture and the senior notes, the ranking of any senior note or (y) with respect to the senior subordinated indenture and the senior subordinated notes, the subordination provisions of any senior subordinated note, in any case, in a manner adverse to the Holders; or

(9)                                  reduce the percentage or aggregate principal amount of notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults.

Governing Law

The indentures and the notes are governed by and construed in accordance with the laws of the State of New York.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the indentures, or in any of the notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, Officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of a Default, the Trustee will be liable only for the performance of such duties as are specifically set forth in the indentures. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indentures as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Issuer or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The certificates representing the notes were issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act were initially represented by one or more temporary global notes in definitive, fully registered form without interest coupons (each a “Temporary Regulation S Global Note”) and were deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) for the accounts of Euroclear and Clearstream. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global notes (each a “Permanent Regulation S Global Note”; and together with the Temporary Regulation S Global Notes, the “Regulation S Global Note”) on or after the 40th day following November 15, 2006 upon certification that the beneficial interests in such global Note are owned by non-U.S. persons. Prior to the 40th day after November 15, 2006, beneficial interests in the Temporary Regulation S Global Notes could only be held through Euroclear or Clearstream, and any resale or transfer of such interests to U.S. persons were not permitted during such period unless such resale or transfer was made pursuant to Rule 144A or Regulation S.

Notes sold in reliance on Rule 144A are represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a “Restricted Global Note”; and together with the Regulation S Global Notes, the “Global Notes”) and were deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

Each Global Note (and any notes issued for exchange therefor) is subject to certain restrictions on transfer set forth therein.

Notes transferred to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Institutional Accredited Investor”) who are not qualified institutional buyers (“Non- Global Purchasers”) will be in registered form without interest coupons (“Certificated Notes”). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in a Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following November 15, 2006, investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indentures and the notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures and, if applicable, those of Euroclear and Clearstream.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The Issuer expects that DTC will take any action permitted to be taken by a holder of notes (including, without limitation, the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended.

The Issuer understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Notes, which may bear a legend, in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear a legend, in accordance with the DTC’s rules and procedures in addition to those provided for under the indentures.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the indentures. Reference is made to the indentures for other capitalized terms used in this “Description of Notes” for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)                                  the net income (or loss) of any Person that is not a Restricted Subsidiary (except to the extent of the amount of cash actually distributed by such Person during such period to the Issuer or any Restricted Subsidiary);

(2)                                  solely for the purpose of calculating the amount of Restricted Payments that may be made pursuant to clause (C)(1) of the first paragraph of the “Limitation on Restricted Payments” covenant, the net income (or loss) of any Person earned prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(3)                                  the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (except to the extent of the amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or any other Restricted Subsidiary), provided that solely for the purpose of calculating (x) the Fixed Charge Coverage Ratio for an Incurrence of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, and (y) the Portfolio Management Leverage Ratio under clause (13) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the net income of any Portfolio Management Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Portfolio Management Subsidiary of such net income is not at the time permitted by any restrictions on the declaration or payment of dividends or similar distributions contained in any charter of a Portfolio Management Subsidiary or in any instrument or agreement binding on a Portfolio Management Subsidiary shall not be excluded in computing Adjusted Consolidated Net Income;

(4)                                  solely for purposes of calculating the Fixed Charge Coverage Ratio, any gains or losses (on an after-tax basis) attributable to sales of assets outside the normal course of business of the Issuer and its Restricted Subsidiaries;

(5)                                  solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C)(1) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on preferred stock owned by Persons other than the Issuer and any of its Restricted Subsidiaries;

(6)                                  all extraordinary or non recurring gains or losses, together with any related provision for taxes on such extraordinary or non recurring gains or losses;

(7)                                  the cumulative effect of a change in accounting principles;

(8)                                  income or loss attributable to discontinued operations (as defined by GAAP) (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9)                                  (x) any non-cash impairment charges resulting from the application of FAS 142 and 144 and (y) the impact resulting from the change in asset valuations required by FAS 141 (and related accounting pronouncements and conventions) as a result of the consummation of the Merger-Related Transactions on the same terms as described in the offering memorandum dated November 8, 2006 related to the notes;

(10)                            unrealized gains and losses relating to hedging transactions;

(11)                            non-cash compensation charges relating to stock appreciation rights, stock options, restricted stock grants or other equity-incentive programs;

(12)                            the amortization of any premiums, fees or expenses incurred in connection with the Merger-Related Transactions; and

(13)                            the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, termination of future lease commitments and costs to consolidate facilities and relocate employees).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, without limitation, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means (1) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (2) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including, without limitation, by way of merger or consolidation or Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

(1)                                  all or any of the Capital Stock of any Restricted Subsidiary,

(2)                                  all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or

(3)                                  any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Issuer or any of its Restricted Subsidiaries outside the normal course of business of the Issuer or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the indentures applicable to mergers, consolidations and sales of assets of the Issuer; provided that “Asset Sale” shall not include:

(A)                              sales or other dispositions of inventory, receivables and other current assets,

(B)                                sales or other dispositions of any Portfolio Management Assets by a Portfolio Management Subsidiary in the normal course of its business,

(C)                                sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant,

(D)                               sales, transfers or other dispositions of assets with a fair market value not in excess of $5.0 million in any transaction or series of related transactions,

(E)                                 any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries,

(F)                                 sales or grants of licenses to use the Issuer’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology,

(G)                                a new issuance of Capital Stock to any Person by a Portfolio Management Subsidiary in connection with the financing of Portfolio Management Assets,

(H)                               the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default,

(I)                                    the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(J)                                   any disposition governed by and effected in compliance with the covenant described under “—Consolidation, Merger and Sale of Assets,” or

(K)                               leases or subleases to third persons in the normal course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including, without limitation, any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Agent” means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Issuer.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on November 15, 2006 or issued thereafter, including, without limitation, all common stock and preferred stock but excluding any debt securities convertible into capital stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)                                  (a) prior to the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Existing Stockholders on such date; or

(4)                                  the first day as of which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)                                  Fixed Charges,

(2)                                  income taxes,

(3)                                  the amount of Permitted Tax Payments to Parent,

(4)                                  depreciation expense,

(5)                                  amortization expense,

(6)                                  all other non-cash items (including, without limitation, non-cash asset impairment charges and amortization of pre-paid cash expenses) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than items which represent the reversal of an accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP,

(7)                                  fees, costs, expenses and charges resulting from the consummation of the Merger-Related Transactions on substantially the same terms as described in the offering memorandum dated November 8, 2006 related to the notes,

(8)                                  any non-recurring expenses or charges relating to (i) any offering of Capital Stock by the Issuer or the Parent, (ii) any merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or (iii) any Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful),

(9)                                  provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries, and

(10)                            all fees paid by the Issuer pursuant to clauses (8), (9) and (13) of the “Limitation on Transactions with Affiliates” covenant.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness, net of interest income and payments received under Interest Rate Agreements (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case, paid or accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)                                  was a member of the Board of Directors on November 15, 2006;

(2)                                  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)                                  was designated or appointed with the approval of Existing Stockholders holding directly or indirectly a majority of the Voting Stock of all of the Existing Stockholders.

“Credit Agreement” means the Credit Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., Collect Acquisition Corp., NCO Financial Systems, Inc., the subsidiary guarantors party thereto, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders named therein or parties thereto from time to time, including, without limitation, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder).

“Credit Facilities” means, with respect to the Issuer and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes or other financing or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means (1) any Indebtedness under the Credit Agreement, (2) any Indebtedness under the senior notes and the Note Guarantees relating thereto and (3) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $15.0 million and that is specifically designated by the Issuer, in the instrument creating or evidencing such Senior Indebtedness as “Designated Senior Indebtedness.”

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such

Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Portfolio Management Subsidiary that is prohibited by any agreement governing such Portfolio Management Subsidiary, any Portfolio Management Financing in which such Portfolio Management Subsidiary is engaged, or any member, partner or other participant in such Portfolio Management Subsidiary or such Portfolio Management Financing, from Guaranteeing the notes, (c) Horsham Aviation LLC or (d) any Person that shall become, following November 15, 2006, an Immaterial Subsidiary, provided however, that no Subsidiary of the Issuer in existence on November 15, 2006 shall be an Immaterial Subsidiary for purposes of this clause (d).

“Existing Indebtedness” means Indebtedness, other than the notes and Indebtedness under the Credit Agreement, existing on November 15, 2006 after giving effect to the Merger-Related Transactions.

“Existing Stockholders” means any of (a)(x) One Equity Partners LLC, One Equity Partners II, L.P., OEP II Co-Investors, L.P., and OEP II Partners Co-Invest, L.P., and any investment vehicle that is managed or controlled, directly or indirectly (whether through the ownership of securities having a majority of the voting power or through management of investments) by OEP Holding Corporation or any of its Affiliates (collectively, “OEP Affiliates”), and (y) any other Person who shall make any equity investment in Collect Holdings, Inc. (now known as NCO Group, Inc.) on November 15, 2006 (other than any Person described in clause (a)(x), (b), (c) or (d) of this definition), (b) any present or former managing director, director, general partner, member, limited partner, officer, stockholder or employee of any OEP Affiliates, (c) any present or former officers and directors of the Issuer, and (d) any (x) spouse, lineal descendant (in each case, natural or adopted), siblings, or ancestors of the Persons in clause (b) and (c) above, and (y) any estate or trust, the beneficiaries of which, or corporation, partnership, limited liability corporation or other entity, the stockholders, partners, members, owners or Persons holding a controlling interest of which, consist of one or more Persons referred to in the immediately preceding clause (x).

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which internal financial statements are available (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

(A)                              pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(B)                                Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C)                                pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including, without limitation, giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D)                               pro forma effect shall be given to asset dispositions and asset acquisitions (including, without limitation, giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, provided that to the extent that clause (C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall (x) be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available and (y) in the case of an Asset Acquisition, give effect to Pro forma Cost Savings, as if they had occurred on the first day of the Reference Period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense plus

(2)                                  the product of (x) the amount of all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of such Person or such Restricted Subsidiary or to such Person or a Restricted Subsidiary of such Person) paid or scheduled to be paid during such period, and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is an entity which is a controlled foreign corporation under Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on November 15, 2006 as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in the indentures shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a holder of any notes.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that is not a Material Subsidiary.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)                                  all indebtedness of such Person for borrowed money;

(2)                                  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all obligations of such Person in respect of letters of credit or other similar instruments (including, without limitation, reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including, without limitation, trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement);

(4)                                  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 12 months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)                                  all Capitalized Lease Obligations and Attributable Debt;

(6)                                  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)                                  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)                                  all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any,

provided, in each case if, and only to the extent any of the preceding items (other than letters of credit or Disqualified Stock) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A)                              the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)                                money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)                                Indebtedness shall not include:

(x)                                   any liability for federal, state, local or other taxes,

(y)                                 performance, surety or appeal bonds provided in the normal course of business, or

(z)                                   money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition.

“Initial Subsidiary Guarantors” means each Restricted Subsidiary of the Issuer (other than an Excluded Subsidiary) on November 15, 2006.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the normal course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the normal course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clauses (3) or (4) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Issuer or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received. Notwithstanding the foregoing, an acquisition of a portfolio of purchased accounts receivables in the normal course of its business shall be deemed not to be an Investment in a Person.

“Investment Grade Ratings” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by the S&P.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Material Subsidiary” means, at any date of determination, any (a) Subsidiary (other than an Excluded Subsidiary described in clauses (a), (b) or (c) of the definition of Excluded Subsidiary) of the Issuer that individually has, or (b) group of Subsidiaries (other than any Excluded Subsidiaries described in clauses (a), (b) or (c) of the definition of Excluded Subsidiary) of the Issuer that in the aggregate has, in either case, revenues, assets or earnings in an amount equal to at least 3% of (i) the consolidated revenues of the Issuer and its Subsidiaries for the most recently completed fiscal quarter for which internal financial statements are available, (ii) the consolidated assets of the Issuer and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which internal financial statements are available, or (iii) the consolidated net earnings of the Issuer and its Subsidiaries for the most recently completed fiscal quarter for which internal financial statements are available, in each case, determined in accordance with GAAP for such period.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 21, 2006, as may be amended, by and among NCO Group, Inc., Collect Holdings, Inc. and Collect Acquisition Corp., a wholly owned subsidiary of Collect Holdings, Inc.

“Merger-Related Transactions” means the transactions contemplated by (i) the Credit Agreement, (ii) the offering of the notes and (iii) the Merger Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)                                 with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including, without limitation, payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1)                                  brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2)                                  provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3)                                  payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is either (x) secured by a Lien on the property or assets sold or (y) required to be paid as a result of such sale; and

(4)                                  appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b)                                with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including, without limitation, payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of the Issuer under the indentures and the notes by any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)                                  the provision of the indentures pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)                                  the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)                                  that any note not tendered will continue to accrue interest pursuant to its terms;

(4)                                  that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                                  that Holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the

Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of notes delivered for purchase and a statement that such Holder is withdrawing his election to have such notes purchased; and

(7)                                  that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000.

On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indentures relating to an Offer to Purchase, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the indentures by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or of any Subsidiary Guarantor, as applicable.

“One Equity Partners” means One Equity Partners LLC and its successors.

“Parent” means NCO Group, Inc. (formerly Collect Holdings, Inc.) or any direct or indirect parent company of the Issuer.

“Permitted Business” means (a) the business of NCO Group, Inc. and its Subsidiaries engaged in on November 15, 2006 and (b) any business or other activities that are related, ancillary or complementary to or a reasonable extension, development or expansion of, any such business, including, without limitation, any business process outsourcing business or activities.

“Permitted Investment” means:

(1)                                  an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary;  provided  that any Investment in an Excluded Subsidiary is reasonably related to the business or operations of such Excluded Subsidiary;

(2)                                  Temporary Cash Investments;

(3)                                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)                                  stock, obligations or securities received in satisfaction of judgments;

(5)                                  an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6)                                  Interest Rate Agreements and Currency Agreements designed solely to protect the Issuer or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

(7)                                  loans and advances to employees and Officers of the Issuer and its Restricted Subsidiaries made in the normal course of business for bona fide business purposes not to exceed $1,000,000 in the aggregate at any one time outstanding;

(8)                                  Investments in securities of trade creditors or customers received:

(A)                              pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; or

(B)                                in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others or otherwise in satisfaction of a judgment;

(9)                                  Investments made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant;

(10)                            Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case, in compliance with the indentures; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

(11)                            obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of Capital Stock of Collect Holdings, Inc. (now known as NCO Group, Inc.) or Capital Stock of the Issuer so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees pursuant to any such obligations;

(12)                            Investments existing on November 15, 2006 or an Investment consisting of any extension, modification or renewal of any Investment existing as of November 15, 2006 (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of November 15, 2006, of the original Investment so extended, modified or renewed);

(13)                            Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under the “Limitations on Indebtedness and Issuance of Preferred Stock” covenant and performance guarantees in the normal course of business;

(14)                            repurchases of the notes and if issued, any Additional Notes; and

(15)                            additional Investments (including, without limitation, Investments in joint ventures but excluding Investments in Unrestricted Subsidiaries) not to exceed $25.0 million at any one time outstanding; provided that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer.

“Permitted Liens” means:

(1)                                  Liens existing on November 15, 2006;

(2)                                  Liens granted on or after November 15, 2006 on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

(3)                                  Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Issuer or such other Wholly Owned Restricted Subsidiary;

(4)                                  Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5)                                  Liens (including, including without limitation, extensions and renewals thereof) upon real or personal property acquired after November 15, 2006; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (including, without limitation, Indebtedness Incurred or preferred stock issued pursuant to clause (8) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant), to finance the cost (including, without limitation, the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(6)                                  Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(7)                                  Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary;  provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;

(8)                                  Liens in favor of the Issuer or any Restricted Subsidiary;

(9)                                  Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(10)                            Liens for taxes, assessments, governmental charges or claims that are not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(11)                            statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the normal course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(12)                            Liens incurred or deposits made in the normal course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(13)                            Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the normal course of business (exclusive of obligations for the payment of borrowed money);

(14)                            easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially detract from the value of the affected property or materially interfere with the normal course of business of the Issuer or any of its Restricted Subsidiaries;

(15)                            leases or subleases granted to others that do not materially interfere with the normal course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(16)                            Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

(17)                            any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(18)                            Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(19)                            Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(20)                            Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(21)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the normal course of business in accordance with the past practices of the Parent and its Restricted Subsidiaries prior to November 15, 2006;

(23)                            Liens on or sales of receivables;

(24)                            Liens securing Indebtedness permitted under clauses (4) and (11) of the second paragraph of clause (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant;

(25)                            Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary, provided that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming a Restricted Subsidiary; provided further that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(26)                            Liens on funds held on behalf of clients of the Issuer and its Subsidiaries, arising from the collection of accounts placed with the Issuer and its Subsidiaries;

(27)                            Liens (a) on Portfolio Management Assets incurred by a Portfolio Management Subsidiary in connection with a Portfolio Management Financing, (b) on the Capital Stock of a Portfolio Management Subsidiary or (c) otherwise arising from the sale of all or any portion of a portfolio of purchased accounts receivable, or any participation or interest therein, or related assets in the conduct of the Portfolio Management Business; and

(28)                            Liens securing additional debt of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

“Permitted Payments to Parent” means:

(1)                                  Permitted Tax Payments to Parent;

(2)                                  (a) the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $3.0 million or (b) the reimbursement to any such Affiliate of related expenses of not more than $2.0 million, in the case of (a) or (b), in the aggregate in any calendar year;

(3)                                  Payments, directly or indirectly, to the Parent if the proceeds are used to pay general corporate and overhead expenses (including, without limitation, in respect of administrative, legal and accounting services) incurred in the normal course of its business as a holding company of the Issuer and its Subsidiaries; and

(4)                                  Payments, directly or indirectly, to the Parent if the proceeds are used to pay reasonable and customary directors fees payable to, and indemnity provided on behalf of, the Board of Directors of such Parent, indemnity provided on behalf of officers of Parent, and customary reimbursement of travel and similar expenses incurred in the normal course of business.

“Permitted Tax Payments to Parent” means payments, directly or indirectly, to the Parent to be used by the Parent to pay (x) consolidated, combined or similar federal, state and local taxes payable by the Parent (or such parent company) and directly attributable to (or arising as a result of) the operations of the Issuer and its Subsidiaries and (y) franchise or similar taxes and fees of the Parent required to maintain such Parent’s corporate or other existence and other taxes; provided that:

(1)                                  for so long as the Issuer is the only direct subsidiary of the Parent, (i) the amount of such dividends, distributions or advances paid shall not exceed the amount (x) that is the lesser of (1) the amount that would be due with respect to a consolidated, combined or similar federal, state or local tax return that included the Issuer and its Subsidiaries for which the Issuer would be the corporate parent and (2) the net amount of the relevant tax that the Parent actually owes to the relevant taxing authority, plus (y) the actual amount of such franchise or similar taxes and fees of the Parent required to maintain such Parent’s corporate or other existence; and (ii) such payments are used by the Parent for such purposes within 60 days of the receipt of such payment; and

(2)                                  if there is any direct subsidiary of the Parent other than the Issuer, the amount of such dividends, distributions or advances paid shall not exceed the amount that would be due with respect to a consolidated, combined or similar federal, state or local tax return that included the Issuer and its Subsidiaries for which the Issuer would be the corporate parent.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Portfolio Management Assets” means any purchased accounts receivables and defaulted, contingent and charged-off obligations and similar obligations, any participation or interest therein, and all rights and interests related thereto, or arising in connection with, any of the foregoing, including, without limitation, any agreements, documents or instruments.

“Portfolio Management Business” means the segment of the Issuer’s consolidated business relating to Portfolio Management Assets, including without limitation, collecting, purchasing, managing, selling and disposing of Portfolio Management Assets and any financing thereof and any other activities that are ancillary or complementary thereto or are a reasonable extension, development or expansion thereof.

“Portfolio Management Financing” means any transaction involving the Issuer or one of its Restricted Subsidiaries with respect to Portfolio Management Assets, which transaction may take the form of (a) the Incurrence by the Issuer or a Restricted Subsidiary of Indebtedness that in all respects is non-recourse in all respects other than to the underlying Portfolio Management Assets, (b) the Incurrence by the Issuer or a Restricted Subsidiary of Indebtedness that is non-recourse other than (i) to the underlying Portfolio Management Assets and (ii) to the other Portfolio Management Assets acquired through the same non-recourse lending arrangements or (c) Portfolio Management Assets acquired where the Issuer or one of its Restricted Subsidiaries has an equity partner and both the Issuer or such Restricted Subsidiary and the equity partner may make non-recourse loans to an entity (in the form of a joint venture, a limited liability company, a corporation, or a partnership) created expressly to hold the underlying Portfolio Management Assets in principal amounts ratably in accordance with their respective equity interests in such entity.

“Portfolio Management Indebtedness” means as of any Transaction Date, an amount equal to the aggregate Indebtedness of all Portfolio Management Subsidiaries on a combined basis, outstanding as of such Transaction Date, and excluding (x) all obligations of Portfolio Management Subsidiaries relating to the notes (including any refinancing thereof in accordance with the indentures) and the Credit Agreement and (y) Indebtedness owed by any Portfolio Management Subsidiary to the Issuer or any Restricted Subsidiary.

“Portfolio Management Leverage Ratio” means, as of any Transaction Date, the ratio of (a) Portfolio Management Indebtedness to (b) the aggregate of all Consolidated EBITDA of Portfolio Management Subsidiaries, provided that only for the purposes of this definition, Consolidated EBITDA shall include, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income for any Portfolio Management Subsidiary, the minority interest attributable to the net income or loss of any Portfolio Management Subsidiary’s equity interests held by any Person (other than any Existing Stockholder, any Parent, the Issuer or any of its Subsidiaries) in any Portfolio Management Subsidiary which is not Wholly Owned. In addition, any calculation under this definition shall be made on a pro forma basis consistent with the calculation of the Fixed Charge Coverage Ratio to the extent applicable.

“Portfolio Management Subsidiary” means, any Restricted Subsidiary that, at the time of determination, has no significant business activities other then being engaged in the Portfolio Management Business.

“Pro forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the Reference Period, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within 12 months after the date of the acquisition, merger, consolidation and prior to the Transaction Date or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based on specifically identifiable actions which have been taken or will be taken within 12 months of the date of the Asset Acquisition; provided that in each case, any such reductions in net costs and related adjustments are set forth in an Officers’ Certificate signed by the Issuer’s Chief Financial Officer and another Officer which states (a) the amount of such reduction in net costs and related adjustments, and (b) that such reduction in net costs and related adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution.

“Public Equity Offering” means an underwritten primary public offering of common stock of the Parent or the Issuer pursuant to an effective registration statement under the Securities Act.

A “Public Market” shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Parent or the Issuer has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

“Qualified Proceeds” means any of the following or any combination of the following:

(1)                                  Net Cash Proceeds;

(2)                                  the fair market value of any assets (other than Investments) that are used or useful in a Permitted Business; and

(3)                                  the fair market value of any Capital Stock of any Person engaged in a Permitted Business if:

(A)                              that Person is or, in connection with the receipt by the Issuer or any Restricted Subsidiary of that Capital Stock, becomes a Restricted Subsidiary of the Issuer; or

(B)                                that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

“Replacement Assets” means, on any date, property or assets (other than current assets that are not purchased accounts receivable) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).

“Required Rating Agencies” means both Moody’s and S&P or their respective successors; provided that if either Moody’s or S&P (or their respective successors) is no longer conducting business or is no longer rating companies in the business process outsourcing industry generally, then Required Rating Agencies means either Moody’s or S&P (or their respective successors), as applicable.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Senior Indebtedness” means the following obligations of the Issuer or any Subsidiary Guarantor, whether outstanding on November 15, 2006 or thereafter Incurred: (1) all Indebtedness and all other monetary obligations, including, without limitation, guarantees thereof (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement (2) all Indebtedness and all other monetary obligations, including without limitation, guarantees thereof (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the senior notes and (3) all Indebtedness and all other monetary obligations of the Issuer or any Subsidiary Guarantor (other than the senior subordinated notes and any related Note Guarantees), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the senior subordinated notes or any related Note Guarantee; provided that the term “Senior Indebtedness” shall not include (a) any Indebtedness of the Issuer or any Subsidiary Guarantor that, when Incurred, was without recourse to the Issuer or such Subsidiary Guarantor, (b) any Indebtedness of the Issuer or any Subsidiary Guarantor to a Subsidiary of the Issuer, or to a joint venture in which the Issuer or any Restricted Subsidiary has an interest, (c) any Indebtedness of the Issuer or any Subsidiary

Guarantor, to the extent not permitted by the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant or the “Limitation on Layering” covenant; provided that Indebtedness under the Credit Agreement shall be deemed Senior Indebtedness if the Issuer or any Subsidiary Guarantor, as the case may be, believed in good faith at the time of Incurrence that it was permitted to Incur such Indebtedness under the indentures and delivers an Officers’ Certificate to the lenders under the Credit Agreement to such effect, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Issuer or any of its Subsidiaries, (f) any liability for taxes owed or owing by the Issuer or any Subsidiary Guarantor or (g) any Trade Payables.

“Senior Subordinated Indebtedness” means the senior subordinated notes (in the case of the Issuer), a Note Guarantee (in the case of a Subsidiary Guarantor) of the senior subordinated notes and any other Indebtedness of the Issuer or a Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with the senior subordinated notes or such Note Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer or such Subsidiary Guarantor which is not Senior Indebtedness of the Issuer or a Subsidiary Guarantor.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and the Subsidiary Guarantors or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and the Subsidiary Guarantors, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year provided that, for purposes of clause (7) of the second paragraph under the caption “—Modification and Waiver”, any reference in this definition to 10% shall be substituted with a reference to 5%.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which 50% or more of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary which provides a Note Guarantee of the Issuer’s obligations under the Indenture and the notes pursuant to the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the senior notes (in the case of the senior indenture) or the senior subordinated notes (in the case of the senior subordinated indenture) and (b) with respect to any Subsidiary Guarantor of either such series, any Indebtedness of such Subsidiary Guarantor that is by its terms subordinated in right of payment to its Note Guarantee of the senior notes (in the case of the senior indenture) or the senior subordinated notes (in the case of the senior subordinated indenture).

“Temporary Cash Investment” means any of the following:

(1)                                  direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Issuer (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2)                                  time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits maturing within 720 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)                                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)                                  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)                                  securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6)                                  any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the normal course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including, without limitation, any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (A) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary at the time of such designation, (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indentures. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes as of the date hereof. The U.S. federal income tax considerations set forth below are based upon currently existing provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service, or the IRS, as of the date of this prospectus. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed in this summary. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may be retroactive and could affect the tax consequences discussed below.

This summary does not address all potential U.S. federal tax considerations, such as estate and gift tax considerations, that may be relevant to particular holders of notes and does not address foreign, state or local tax consequences. This summary is limited to persons that acquire the notes at issue price within the meaning of Section 1273 of the Code and hold the notes as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances.  This summary does not address the U.S. federal income tax consequences to taxpayers who may be subject to special tax treatment, including, without limitation:

•                  persons subject to the alternative minimum tax;

•                  banks, insurance companies, or other financial institutions;

•                  small business investment companies;

•                  dealers in securities or currencies;

•                  certain former citizens or residents of the U.S.;

•                  “controlled foreign corporations,” “passive foreign investment companies,” or “foreign personal holding companies”;

•                  broker-dealers;

•                  partnerships or other pass-through entities for U.S. federal income tax purposes;

•                  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•                  United States holders (as defined below) whose functional currency is not the U.S. dollar;

•                  tax-exempt organizations;

•                  persons that hold the notes as part of a position in a straddle, or as part of a hedging, conversion, or other integrated investment transaction; or

•                  persons deemed to sell the notes under the constructive sale provisions of the Code.

If a partnership or other entity taxable as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding the notes, you should consult your tax advisor.

INVESTOR RELIANCE ON TAX STATEMENTS

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS WITH RESPECT TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY FOREIGN, STATE OR LOCAL JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to United States Holders

United States Holders.  The discussion in this section will apply to you if you are a United States holder, or a U.S. holder. A U.S. holder is a beneficial owner of the notes who or which is any of the following for U.S. federal income tax purposes:

•                  an individual who is a citizen or resident of the U.S.;

•                  a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•                  an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) such trust was in existence and was treated as a U.S. person on August 20, 1996, and has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Stated Interest and Original Issue Discount.  If you are a U.S. holder, stated interest on the notes will be included in gross income by you as ordinary income at the time it accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes. Thus, if you are on the accrual method of accounting for U.S. federal income tax purposes, stated interest on the notes will be reportable by you as ordinary income at the time it accrues. If you are on the cash method of accounting for U.S. federal income tax purposes, stated interest on the notes will be taxable to you as ordinary income at the time it is received.

Because the stated redemption price of the notes will not exceed their issue price by more than a de minimis amount for U.S. federal income tax purposes, no portion of the discount on the notes will be reportable by a U.S. holder as ordinary income on a current basis, unless the U.S. holder makes an affirmative election to accrue such discount (and all stated interest and any market discount) into income on a constant interest basis.

Market Discount and Bond Premium. If a U.S. holder has purchased a note for an amount less than its adjusted issue price, the difference is treated as market discount. Subject to a de minimis exception, gain realized on the maturity, sale, exchange or retirement of a market discount note will be treated as ordinary income to the extent of any accrued market discount not previously recognized (including in the case of the notes, any market discount accrued on the related note). A U.S. holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method. In that case, a U.S. holder’s tax basis in any such note will increase by such inclusions. An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by the U.S. holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS. If a U.S. holder does not make such an election, in general, all or a portion of such holder’s interest expense on any indebtedness incurred or continued in order to purchase or carry any such notes may be deferred until the maturity of the note or certain earlier dispositions. Unless a U.S. holder elects to accrue market discount under a constant yield method, any market discount will accrue ratably during the period from the date of acquisition of the note to its maturity date.

If a U.S. holder purchased the note for an amount that is greater than its face value, such holder generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium generally can only offset interest income on such note and generally may not be deducted against other income. A U.S. holder’s basis in a note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by the holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

The rules regarding market discount and bond premium are complex. U.S. holders are urged to consult their own tax advisors regarding the application of such rules.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. If you are a U.S. holder, you generally will recognize taxable gain or loss upon the sale, exchange, retirement at maturity or other taxable disposition of a note in an amount equal to the difference between the amount of cash plus the fair market value of all property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in gross income, which is treated as ordinary income) and your adjusted tax basis in the note. In general, your adjusted tax basis in a note will be equal to the price paid for the note increased by the amounts of any market discount previously included in income by you and reduced by any amortized bond premium deducted, and by any principal payments received, by you. In general, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss, except to the extent of any accrued market discount which you have not previously included in income.  The capital gain or loss recognized by a U.S. holder on a disposition of a note will generally be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition of a note has been held for more than one year. Long term capital gains of individuals generally are eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

New Legislation regarding Medicare Tax.  For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000 depending on the individual’s circumstances).  A U.S. holder’s “net investment income” may generally include its interest income and its net capital gains from the sale or other disposition of notes, unless such income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your ownership and disposition of the notes.

Information Reporting and Backup Withholding. You may be subject to backup withholding, currently at a rate of twenty-eight percent (28%), with respect to certain reportable payments, including interest payments and, under certain circumstances, principal payments on the notes and payments of the proceeds from the sale or other disposition of notes.  Unless a U.S. holder is an exempt recipient (such as a corporation), backup withholding may apply to such payments in certain circumstances, including if the U.S. holder:

•                  fails to furnish a social security number or other taxpayer identification number, or TIN, certified under penalties of perjury within a reasonable time after a request therefor;

•                  furnishes an incorrect TIN;

•                  is notified by the IRS that the U.S. holder has failed to report interest properly;

•                  under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is correct and that the U.S. holder is not subject to backup withholding imposed by the IRS; or

•                  otherwise fails to comply with backup withholding rules.

A U.S. holder will generally not be subject to withholding if it provides a properly and timely completed IRS Form W-9 to the applicable payor.

Backup Withholding is Not An Additional Tax. Any amount withheld from a payment to you under the backup withholding rules is creditable against your U.S. federal income tax liability and may entitle you to a refund provided that the requisite information is timely furnished to the IRS. We will report to you and to the IRS the amount of any reportable payments for each calendar year and the amount of tax withheld, if any, with respect to the reportable payments.

Consequences to Non-United States Holders

Non-United States Holders. The discussion in this section will apply to you if you are a Non-United States holder, or Non-U.S. holder. A Non-U.S. holder is a beneficial owner of the notes that is neither a U.S. holder as defined in “Consequences to United States Holders—United States Holders” above nor a partnership for U.S. federal income tax purposes.

Interest Income. If you are a Non-U.S. holder, interest paid or accrued on the notes will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the U.S. by you (and, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by you within the U.S.) and each of the following conditions are met:

•                  you do not actually or constructively own 10 percent or more of the total combined voting power of all classes of our voting stock;

•                  you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership within the meaning of the Code;

•                  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•                  either (A) you certify, under penalties of perjury and in a statement provided to us or our paying agent (on IRS Form W-8BEN or a suitable substitute form), that you are not a “U.S. person” and provide the requisite information, including your name and address, in compliance with applicable law and regulations, or (B) you are a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business and certify, under penalties of perjury, that you or a qualified intermediary has received the certification and information described in (A) above from you and furnishes us or our paying agent with a copy thereof.

If you do not qualify for an exemption from U.S. federal withholding tax under this paragraph, then, unless interest on the notes is effectively connected with your conduct of a U.S. trade or business (as discussed below), payments of interest on the notes will be subject to U.S. federal withholding tax at a rate of 30 percent, or such lower rate as may be provided for in an applicable income tax treaty. You will be required to provide a U.S. TIN and comply with applicable certification requirements (which certification may be made on IRS Form W-8BEN) if you seek to claim an exemption from, or reduced rate of, withholding under an income tax treaty. Special rules apply in the case of notes held through intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. persons.

Gain On Disposition. If you are a Non-U.S. holder, generally you will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, retirement or other disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the U.S. by you (and, if a tax treaty applies, is attributable to a permanent establishment or fixed based maintained by you therein) or (ii) you are a nonresident alien individual who is present in the U.S. for 183 or more days during the taxable year of the disposition and certain other conditions are met.

Effectively Connected Income. If you are a Non-U.S. holder engaged in a trade or business in the U.S., and if interest on the notes (and gain realized on its sale, exchange, retirement or other disposition) is effectively connected with the conduct of such trade or business (or, if a tax treaty applies, is attributable to a permanent establishment or fixed base maintained by you therein), you will generally be subject to U.S. federal income tax on such effectively connected income in the same manner as if you were a U.S. holder (i.e., you will generally be subject to U.S. federal income tax on a net income basis at regular graduated rates).  If income on the notes held by you is effectively connected with the conduct of a U.S. trade or business, you will generally be exempt from withholding tax if you provide to us or our withholding agent a properly executed IRS Form W-8ECI.  In addition, if you are a Non-U.S. holder that is a corporation, you may be subject to an additional 30 percent branch profits tax (unless reduced or eliminated by an applicable treaty).

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities. Under recently enacted legislation, a Non-U.S. holder may be subject to a U.S. federal withholding tax at a rate of 30% on certain payments such as U.S.-source interest made beginning January 1, 2013 to certain non-U.S. entities if certain disclosure requirements related to U.S. accounts maintained by, or the U.S. ownership of, the non-U.S. holder are not satisfied.  Non-U.S. holders should consult their own tax advisors regarding the effect, if any, of such withholding taxes on their ownership and disposition of our notes.

Information Reporting and Backup Withholding. If you are a Non-U.S. holder, payments of interest to you with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) will not be subject to either information reporting or backup withholding, unless we or our paying agent have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not in fact satisfied.

Information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to you on the disposition of notes by or through a U.S. office of a U.S. or foreign broker, unless you certify to the broker under penalties of perjury as to your name, address and status as a foreign person or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a U.S. broker or foreign broker with certain types of relationships to the U.S. unless the broker has documentary evidence in its file that you are not a U.S. person, and the broker has no actual knowledge or reason to know to the contrary, or you establish an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a foreign broker not otherwise covered in the immediately preceding sentence.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules is creditable against your actual U.S. federal income tax liability and may entitle you to a refund, provided the requisite information is timely furnished to the IRS.

ERISA AND EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are described in Section 4975(e)(1) of the Code and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and the regulations promulgated thereunder) of any such plan, account or arrangement (each, an “ERISA Plan”) or plans that are subject to provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to provisions of ERISA or the Code (collectively, “Similar Laws”). The term “Plan” refers collectively to an ERISA Plan and/or a plan subject to these Similar Laws.

The notes may not be sold or transferred to, and each purchaser shall be deemed to have represented and covenanted that it is not acquiring the notes for or on behalf of, and will not transfer the notes to, any ERISA Plan, except that such acquisition for or on behalf of an ERISA Plan shall be permitted:

(i) to the extent such acquisition is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10 percent of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(ii) to the extent such acquisition is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10 percent of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(iii) to the extent such acquisition is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended, or the 1940 Act, that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $85.0 million and had stockholders’ or partners’ equity in excess of $1,000,000, as shown in its most recent balance sheet prepared within the two years immediately preceding such purchases in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act that has the power to manage, acquire or dispose of assets of a plan, with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14, as amended, issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20 percent of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such Prohibited Transaction Class Exemption 84-14, as amended, are otherwise satisfied;

(iv) to the extent such acquisition is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10 percent of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied;

(v) to the extent such acquisition is made by an in-house asset manager within the meaning of Part IV (a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase the notes, under circumstances such that the applicable conditions of Prohibited Transaction Class Exemption 96-23 are satisfied to permit the purchase and holding of notes; or

(vi) to the extent such acquisition will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

However, the notes may be sold or transferred to a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

By acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

Each purchaser and subsequent transferee agrees that if any of the acknowledgements, representations or agreements the purchaser is deemed to have made by the acquisition of the notes is no longer accurate, the purchaser or transferee will give prompt notice. If the purchaser is acquiring any notes as a fiduciary or agent for one or more investor accounts, the purchaser represents that the purchaser has sole investment discretion with respect to each of those accounts and that the purchaser has full power to make the above acknowledgements, representations and agreements on behalf of each account.

PLAN OF DISTRIBUTION

This prospectus is to be used by J.P. Morgan Securities LLC in connection with offers and sales of the notes in market-making transactions effected from time to time. J.P. Morgan Securities LLC may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

One Equity Partners is affiliated with J.P. Morgan Securities LLC by reason of their common ownership by JPMorgan Chase & Co., a large global financial services company. One Equity Partners and its affiliates own approximately 80.0% of our voting common stock, 100% of our Series A preferred stock and Series B-1 preferred stock and 24.1% of our Series B-2 preferred stock. See “Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” which is included in our annual report on Form 10-K for the year ended December 31, 2010 and is incorporated by reference into this prospectus.   Colin M. Farmer and Thomas J. Kichler, two of our current directors, are managing directors of One Equity Partners. Additionally, Henry H. Briance, one of our current directors, is a vice president at One Equity Partners.  Messrs. Farmer, Kichler and Briance were designated as directors to our Board by One Equity Partners pursuant to a Stockholders Agreement.  Under the Stockholders Agreement, Mr. Barrist serves as Chairman of the Board, and OEP has the right to designate three members of our Board as representatives of OEP and to designate three additional independent members.  See “Item 10.  Directors, Executive Officers and Corporate Governance,” which is included in our Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated by reference into this prospectus.  On November 15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners provides us business and organizational strategy and financial advisory services. J.P. Morgan Securities Inc. (now J.P. Morgan Securities LLC) acted as an initial purchaser in connection with the original issuance and sale of the notes on November 15, 2006 and received customary fees. In addition, J.P. Morgan Securities LLC is a co-lead arranger of our senior credit facility. J.P. Morgan Chase & Co. is also a client of ours. In January 2008, we acquired SST, a third-party consumer receivable servicer.  SST was a wholly-owned subsidiary of J.P. Morgan Chase & Co.  See “Certain Relationships and Related Party Transactions.” J.P. Morgan Securities LLC or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business; and for which they have received customary fees and expenses.

We have been advised by J.P. Morgan Securities LLC that, subject to applicable laws and regulations, they currently intend to make a market in the notes. However, J.P. Morgan Securities LLC is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

Pursuant to registration rights agreements entered into between us and J.P. Morgan Securities LLC, we have agreed to indemnify J.P. Morgan Securities LLC against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The enforceability of the notes and the related guarantees offered by this prospectus have been passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania. In rendering its opinions, Blank Rome LLP relied upon the opinions of Kilpatrick Stockton LLP as to all matters governed by the laws of the State of Georgia, the opinions of The Stewart Law Firm as to all matters governed by the laws of the

State of Nevada, the opinion of Musick, Peeler & Garrett LLP as to all matters governed by the laws of the State of California, the opinion of Quarles & Brady LLP as to all matters governed by the laws of the State of Wisconsin, and the opinion of Bryan Cave LLP as to all matters governed by the laws of Missouri.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you be referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we filed that document.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 31, 2011; and

•                  Our Current Reports on Form 8-K filed with the SEC on January 10, 2011 and March 24, 2011.

You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  The information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of the notes.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

Prior to consummation of the Transaction, our predecessor, NCO Group, Inc. had historically been subject to the informational requirements of the Exchange Act. Under the indenture governing the notes, notwithstanding that we may not be required to file reports with the SEC, we have agreed to file with the SEC all such reports and other information as we would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act as if we were subject thereto, unless the SEC will not accept any such filings. We have also agreed to supply to the trustee and to each holder of notes who so requests, without cost to such holder, copies of such reports and other information. In addition, we agreed that, even if we are not required to furnish such information to the SEC, we will provide to the trustee and the holders of the notes certain financial and other information including, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report by our certified independent accountants. See “Description of Notes— SEC Reports and Reports to Holders.” We are currently subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC.

You may read and copy any document that our predecessor has filed or that we have filed or will file with the SEC at the SEC’s public website (http://www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in this registration statement, but not delivered with the prospectus, upon written or oral request at no cost. Copies of these reports or documents can be obtained by writing to:

NCO Group, Inc.

507 Prudential Road

Horsham, PA 19044

Attention: Investor Relations or telephoning 1-800-220-2274.

Our website is www.ncogroup.com. We make available on our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

NCO Group, Inc.

$165,000,000 Principal Amount of our Floating Rate Senior Notes due 2013 and

$200,000,000 Principal Amount of our 11.875% Senior Subordinated Notes due 2014

PROSPECTUS

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                                              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Each of the registration rights agreements relating to the securities of the registrants hereby provides that NCO Group, Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of J.P. Morgan Securities LLC and its affiliates. These expenses include printer expenses and accounting and legal fees in an approximate amount of $200,000.

ITEM 14.                                              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrants Incorporated or Organized Under the Laws of Delaware

(a) The following registrants are corporations incorporated in the State of Delaware: NCO Group, Inc.; AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; FCA Leasing, Inc., JDR Holdings, Inc.; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.; OSI Outsourcing Services, Inc.; OSI Portfolio Services, Inc.; OSI Recovery Solutions, Inc.; Outsourcing Solutions Inc.; Union Settlement Administrator, Inc.; Union Settlement Administrator Holdco, Inc.; Credit Receivables Corporation I; and Systems & Services Technologies, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Section 4.1 of the amended and restated bylaws of NCO Group, Inc. states that NCO Group, Inc. shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one ore more of the employee benefit plans of the company or other enterprise, against any expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the company, except to the extent that such indemnification is prohibited by applicable law.

Article X of the amended and restated certificate of incorporation of NCO Group, Inc. provides that the corporation shall, to the full extent permitted by Section 145 of the DGCL, indemnify all present and former directors and officers of the corporation and each person who was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the company shall have no affirmative obligation to take the actions permitted by subsections (f) and (g) of Section 145 of the DGCL.

The certificates of incorporation and/or bylaws of the following additional Delaware corporation registrants provide for indemnification under Sections 102(b)(7), 145(a) and 145(b) of the DCGL: AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; JDR Holdings, Inc; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.; OSI Outsourcing Services, Inc.; OSI Portfolio Services, Inc.; OSI Recovery Solutions, Inc.; Outsourcing Solutions Inc.; Union Settlement Administrator, Inc.; Union Settlement Administrator Holdco, Inc.; Credit Receivables Corporation I; and Systems & Services Technologies, Inc. The bylaws of FCA Leasing, Inc. provide for indemnification under Section 145(a) and 145(b) of the DGCL.

The bylaws of AC Financial Services, Inc., ALW Financial, Inc., Compass International Services Corporation, FCA Funding, Inc., JDR Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, and Systems & Services Technologies, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AC Financial Services, Inc., ALW Financial, Inc., Compass International Services Corporation, FCA Funding, Inc., JDR Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, and Systems & Services Technologies, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized in the State of Delaware: NCO Support Services, LLC; Coast to Coast Consulting, LLC; Greystone Business Group, LLC; Old OSI LLC; OSI SPE LLC; Pacific Software Consulting, LLC; and PAE Leasing, LLC.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever. The formation documents and limited liability company agreements of NCO Support Services, LLC, Coast to Coast Consulting, LLC, Greystone Business Group, LLC, OSI SPE LLC, Pacific Software Consulting, LLC and PAE Leasing, LLC do not contain any indemnification provisions. The formation documents of Old OSI LLC do not contain any indemnification provisions. The limited liability company agreement of Old OSI LLC provides that the company shall indemnify any manager of the company and any officer, director, shareholder, partner, member, manager or agent of a manager against any loss or damage (including attorneys’ and other professional fees) incurred by the indemnified party on behalf of the company or in furtherance of the company’s interests, without receiving the indemnified party of liability for willful misconduct or recklessness.

Registrants Incorporated Under the Laws of Pennsylvania

The following registrants are corporations incorporated in the Commonwealth of Pennsylvania: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The articles of incorporation and/or bylaws of the following Pennsylvania corporation registrants provide for indemnification under Sections 1741 and 1742 of the BCL: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

The bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated in Georgia

The following registrants are corporations incorporated in the State of Georgia: AssetCare, Inc., NCO ACI Holdings, Inc. and Total Debt Management, Inc.  Section 14-2-851(a) of the Georgia Business Corporation Law (the “GBCL”) authorizes a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability if such individual conducted himself or herself in good faith and reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Section 14-2-851(d) of the GBCL provides that a corporation may not indemnify a director under Section 14-2-851: (1) in connection with a proceeding by or in the right of a corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 14-2-857(a) of the GBCL authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. A corporation may also indemnify an officer who is not a director or who is also a director, but the sole basis on which he or she is made a party to the proceeding is an act or omissions solely as an officer, to such further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) certain types of liability set forth in Section 14-2-832 (regarding liability for unlawful distributions); or (D) receipt of an improper personal benefit.

A corporation shall indemnify a director and/or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director and/or officer of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

The articles of incorporation and/or bylaws of AssetCare, Inc., NCO ACI Holdings, Inc. and Total Debt Management, Inc. provide for indemnification under Sections 14-2-851(a) and 14-2-857(a) of the GBCL.

The bylaws of AssetCare, Inc., NCO ACI Holdings, Inc. and Total Debt Management, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AssetCare, Inc., NCO ACI Holdings, Inc. and Total Debt Management, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrant Incorporated in Maryland

NCOP Services, Inc. is a corporation incorporated in the State of Maryland. Section 2-418(b) of the Maryland General Corporation Law, (the “MGCL”), authorizes a Maryland corporation to indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith; or (2) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Section 2-418(b) also provides that if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Further, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

The determination that indemnification is permissible may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (ii) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (iii) by the stockholders.

Sections 2-418(d) and 2-418(j) of the MGCL provide that unless limited by the charter, a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue, or matter in which the director or officer has been successful.

The certificate of incorporation and/or bylaws of NCOP Services, Inc. provide for indemnification under Sections 2-418(b), 2-418(c) and 2-418(j) of the MGCL. The bylaws of NCOP Services, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP Services, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated or Organized in Nevada

(a) The following registrants are corporations incorporated in the State of Nevada: NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc.

Under Section 78.7502(1) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 78.7502(2) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and/or bylaws of NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc. provide for indemnification under Sections 78.7502(1) or 78.7502(2) of the Nevada Revised Statutes.

The bylaws of NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized under the State of Nevada: NCOP IX, LLC; NCOP X, LLC.; NCOP XI, LLC; and NCOP XII, LLC.

Under Section 86.411 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 86.421 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 86.411 or 86.421 or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 86.441, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (a) by the members or managers as provided in the articles of organization or the operating agreement, (b) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding, (c) if a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion or (d) if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The formation documents and limited liability company agreements of NCOP IX, LLC, NCOP X, LLC, NCOP XI, LLC and NCOP XII, LLC do not provide for indemnification of any persons.

Registrants Incorporated in New Jersey

Compass Teleservices, Inc. is a corporation incorporated in the State of New Jersey. Section 14A:3-5(2) of the New Jersey Annotated Statutes authorizes a New Jersey corporation to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

Under Section 14A:3-5(3) of the New Jersey Annotated Statutes, a New Jersey corporation has the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper.

A New Jersey corporation shall indemnify a corporate agent against expenses to the extent such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

Any indemnification under Section 14A:3-5(2) and, unless ordered by a court, under Section 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Section 14A:3-5(2) or 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made: (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

The certificate of incorporation and/or bylaws of Compass Teleservices, Inc. provide for indemnification under Sections 14A:3-5(2) and 14A:3-5(3) of the New Jersey Annotated Statutes.

The bylaws of Compass Teleservices Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of Compass Teleservices Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated Under the Laws of California

Transworld Systems Inc. is incorporated in the State of California. Under Section 317(b) of the California General Corporation Law (“CGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of another foreign or domestic corporation which was a predecessor corporation of the corporation or another enterprise at the request of the predecessor corporation, against expenses, including attorneys’ fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct of the person was unlawful.

Under Section 317(c), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner believed to be in the best interests of the corporation and its shareholders. No indemnification may be made under this section, however, in respect (i) of any claim, issue or matter as to which the person shall have been adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317(d) provides that an agent of the corporation shall be indemnified for expenses actually and reasonably incurred in connection with the successful defense on the merits of any proceedings. Section 317(e) requires that any indemnification, other than indemnification under Section 317(d), be authorized by one of the following:

•                  A majority vote of a quorum consisting of directors who are not parties to the proceeding;

•                  If such a quorum is not obtainable, independent legal counsel in a written opinion;

•                  The shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•                  The court in which the proceeding is or was pending upon application by the corporation, the agent, or the attorney or other person rendering services in connection with the defense, whether or not the application is opposed by the corporation.

Section 317(f) provides that expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent was not entitled to be indemnified. Section 317(i) allows corporations to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the applicable law.

The bylaws of Transworld Systems Inc. do not contain indemnification provisions. The articles of incorporation of Transworld Systems Inc. provide that, to the fullest extent permitted by the CGCL, a director shall not be liable to the corporation or its shareholders (including, without limitation, in an action brought by or in the right of the corporation) for breach of a director’s duties to the corporation and its shareholders, and the corporation may by bylaw, agreement or otherwise, indemnify agents (as defined in the CGCL) in excess of that expressly permitted by the CGCL.

Registrants Incorporated Under the Laws of Missouri

Tempest Recovery Services, Inc. is incorporated in the State of Missouri. Section 355.476(1) of the General and Business Corporations Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigation, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 355.476(2) provides that the corporation may also indemnify any such person in any action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 355.476(3) provides that a corporation shall indemnify any director, officer, employee or agent of the corporation against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding, on the merits or otherwise, and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 355.476(1) or (2). Section 355.476(4) provides that any indemnification provided under subsections (1) and (2), unless ordered by a court, must be approved by a majority vote of a quorum of directors who were not parties to the action, suit, or proceeding, by the disinterested directors, by independent legal counsel in a written opinion, or by the shareholders.

Section 355.476(5) provides that the corporation may advance expenses upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she was entitled to be indemnified.

Section 355.476(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 355.476, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Section 355.476(8) authorizes the corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under applicable law.

The articles of incorporation of Tempest Recovery Services, Inc. provide that, to the fullest extent permitted by the General and Business Corporations Law of Missouri, a director shall not be personally liable to the corporation or its shareholders for breach of fiduciary duty as a director. Article V of the bylaws of Tempest Recovery Services, Inc. provides for indemnification to the fullest extent permitted by Missouri law, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Registrants Incorporated or Organized Under the Laws of Wisconsin

(a) The following registrants are corporations incorporated in the State of Wisconsin: OSI Outsourcing Services International, Inc.; and Qualink, Inc.

Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, including an individual who is or was a director or officer of the corporation, an individual who, while a director or officer of the corporation, was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the extent such person is successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, for all reasonable expenses, including attorneys fees, incurred in the proceeding, if such person was a party or threatened to be made a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. In both instances, the ability of the corporation to provide indemnification is subject to any limitations on indemnification contained in the articles of incorporation.

Section 180.0853 allows a corporation to advance reasonable expenses to a director or officer who is a party to a proceeding, so long as the director or officer provides the corporation with a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and a written undertaking by or on behalf of the officer or director to repay the allowance, together with reasonable interest, if it is ultimately determined that the director or officer was not entitled to indemnification. Section 180.0855 requires that, unless otherwise provided by the articles of incorporation, bylaws or other agreement, the director or officer seeking indemnification must seek approval through one of the following means:

•                  By a majority vote of a quorum of the members of the board of directors who are not parties to the same or related proceedings, or if such a quorum cannot be obtained, by a majority vote of a committee consisting solely of two or more directors who are not parties to the same or related proceedings;

•                  By independent legal counsel chosen by a quorum of the board of directors or its committee as described above, or by a majority vote of the full board of directors;

•                  By a panel of three arbitrators consisting of one arbitrator chosen by the directors entitled to choose independent legal counsel above, one arbitrator chosen by the director or officer seeking indemnification, and one arbitrator chosen by the two previously chosen arbitrators;

•                  By an affirmative vote of shares, provided that shares owned or controlled by persons who are parties to the same or related proceedings shall not be voted;

•                  By a court order pursuant to Section 180.0854; or

•                  By any other methods provided for under Section 180.0858.

Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation or bylaws, other agreements or a resolution of the board of directors or shareholders.

Section 180.0857 provides that a corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by that person in such capacity, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual for such liability under applicable law.

The articles of incorporation of OSI Outsourcing Services International, Inc. and Qualink, Inc. do not contain indemnification provisions. Article V of the bylaws of OSI Outsourcing Services International, Inc. and Qualink, Inc. state that the corporations shall provide indemnification to the fullest extent permitted by the Wisconsin Business Corporation Law. This right to indemnification is not exclusive of any other rights to indemnification to which the individual seeking indemnification may be entitled under any other agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) University Accounting Service, LLC is a limited liability company organized in the State of Wisconsin.

Section 183.0106(2)(m) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer, agent, or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. Under Section 183.0403(3), the operating agreement of a limited liability company may alter or provide additional rights to indemnification. A limited liability company may not indemnify a member or manager for liabilities unless it is determined by or on behalf of the limited liability company that the liabilities or expenses did not result from the member or manager’s breach or failure to perform a duty to the limited liability company.

The limited liability company agreement and articles of organization of University Accounting Service, LLC do not contain any indemnification provisions.

ITEM 15.                                              RECENT SALES OF UNREGISTERED SECURITIES

Listed below are sales of unregistered securities effected by us since January 1, 2008.

1.                                        On January 2, 2008, we issued 22,484.2 shares of our Series A Preferred Stock to JPMorgan Chase Bank as partial consideration for the acquisition of SST. The total consideration we paid on January 2, 2008 to JPMorgan Chase Bank for the acquisition of SST was $13.4 million, consisting of a cash payment of $8.1 million and the issuance of the Series A Preferred Stock discussed above, subject to certain post-closing adjustments.

2.                                        On February 29, 2008, we sold a total of 802,261.5 shares of our Series A Preferred Stock, 37,738.5 shares of our Class L Common Stock and 1,012,261.5 shares of our Class A Common Stock to certain of our existing stockholders, including members of management. The aggregate cash purchase price was $210.0 million, and such proceeds were used to fund a portion of the OSI acquisition completed on February 29, 2008. Set forth below is information concerning those stockholders that purchased our securities in the February 2008 private placement:

Purchaser	Shares of Company Series A Preferred Stock	Shares of Company Class L Common Stock	Shares of Company Class A Common Stock	Cash Purchase Price
One Equity Partners II, L.P.	802,261.5	—	1,002,826.9	$200,565,379
OEP II Co-Investors, L.P.	—	16,479.6	4,119.9	$4,119,902
OEP II Partners Co. Invest, L.P.	—	16,858.9	4,214.7	$4,214,719
Barrist Family Foundation	—	4,000.0	1,000.0	$1,000,000
Management Investors (other than Mr. Barrist)	—	400.0	100.0	$100,000

3.                                        On March 31, 2008, an aggregate of 127,504.0 restricted shares of Class A common stock were awarded to our executive officers, employees and certain directors under the Restricted Share Plan.

4.                                        On December 9, 2008, we sold a total of 41,026.6 shares of our Series B-1 Preferred Stock and 1,088.6 shares of our Series B-2 Preferred Stock in a private placement to certain of our existing stockholders. The offering price per share was $237.50 per share of Series B-1 Preferred Stock and $237.50 per share of Series B-2 Preferred Stock. The aggregate cash purchase price was $10.0 million.

Set forth below is information concerning those stockholders that purchased more than $120,000 of our securities in the December 2008 private placement:

Purchaser	Shares of Company Series B-1 Preferred Stock	Shares of Company Series B-2 Preferred Stock	Cash Purchase Price
One Equity Partners II, L.P.	41,026.6	—	$9,743,806
OEP II Co-Investors, L.P.	—	799.9	$189,970
OEP II Partners Co. Invest, L.P.	—	288.7	$68,569

5.                                        On February 5, 2009, we issued 7,400.5 shares of our Series A Preferred Stock to JPMorgan Chase Bank for additional consideration for the acquisition of SST related to certain post-closing adjustments.

6.                                        On March 25, 2009, we sold a total of 148,463.6 shares of our Series B-1 Preferred Stock and 19,957.4 shares of our Series B-2 Preferred Stock in a private placement to certain of our existing stockholders.  The offering price per share was $237.50 per share of Series B-1 Preferred Stock and $237.50 per share of Series B-2 Preferred Stock.  The aggregate cash purchase price was $40.0 million.

Set forth below is information concerning those stockholders that purchased our securities in the March 2009 private placement:

Purchaser	Shares of Company Series B-1 Preferred Stock	Shares of Company Series B-2 Preferred Stock	Cash Purchase Price
One Equity Partners II, L.P.	148,463.6	—	$35,260,115
OEP II Co-Investors, L.P.	—	2,935.0	697,068
OEP II Partners Co. Invest, L.P.	—	1,045.6	248,340
Citigroup Capital Partners II 2006 Citigroup Investment, L.P.	—	3,570.6	848,014
Citigroup Capital Partners II Employee Master Fund, L.P.	—	4,010.8	952,562
Citigroup Capital Partners II Onshore, L.P.	—	1,810.7	430,041
Citigroup Capital Partners II Cayman Holdings, L.P.	—	2,268.9	538,861
Michael J. Barrist	—	2,105.3	500,000
Barrist Family Foundation(1)	—	2,105.3	500,000
Management Investors (other than Mr. Barrist)	—	105.3	25,000

(1)                                  The Barrist Family Foundation is a charitable trust of which Mr. Barrist is a co-trustee.

The sales and issuances of securities in the transactions described in Items 1 through 6 were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. No underwriters were employed in any of these transactions.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.                                              EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1

Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File No. 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2

Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

2.3

Agreement and Plan of Merger by and among Outsourcing Solutions Inc., NCO Group, Inc. and NCO Acquisition Sub, Inc. dated as of December 11, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067))

2.4

Agreement and Plan of Merger by and among NCO Group, Inc., Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc. and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File No. 333-144067)) (NCO agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits)

2.5

Amendment No. 1 dated as of December 12, 2007 to the Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File No. 333-144067))

3.1.1

Second Amended and Restated Certificate of Incorporation of NCO Group, Inc., as amended (incorporated by reference to Exhibits filed with NCO Group, Inc’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009 (SEC File No. 333-144067))

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2	AC Financial Services, Inc. (incorporated by reference to Exhibit 3.1.2 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.3	ALW Financial, Inc. (incorporated by reference to Exhibit 3.1.3 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.4	AssetCare, Inc. (incorporated by reference to Exhibit 3.1.4 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.5

Compass International Services Corporation (incorporated by reference to Exhibit 3.1.5 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.6	Compass Teleservices, Inc. (incorporated by reference to Exhibit 3.1.6 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.7	FCA Funding, Inc. (incorporated by reference to Exhibit 3.1.7 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.8	FCA Leasing, Inc. (incorporated by reference to Exhibit 3.1.8 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.9	JDR Holdings, Inc. (incorporated by reference to Exhibit 3.1.9 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibit 3.1.10 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.11	NCO Customer Management, Inc. (incorporated by reference to Exhibit 3.1.11 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibit 3.1.12 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.13	NCO Funding, Inc. (incorporated by reference to Exhibit 3.1.13 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.14	NCO Group International, Inc. (incorporated by reference to Exhibit 3.1.14 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.15	NCO Holdings, Inc. (incorporated by reference to Exhibit 3.1.15 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibit 3.1.16 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.17	NCO Support Services, LLC (incorporated by reference to Exhibit 3.1.17 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.18	NCO Teleservices, Inc. (incorporated by reference to Exhibit 3.1.18 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.19	NCOP IX, LLC (incorporated by reference to Exhibit 3.1.28 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.20	NCOP Financing, Inc. (incorporated by reference to Exhibit 3.1.30 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.21	NCOP/Marlin, Inc. (incorporated by reference to Exhibit 3.1.31 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.22	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibit 3.1.32 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.23	NCOP Services, Inc. (incorporated by reference to Exhibit 3.1.33 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.24	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibit 3.1.35 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.25

Coast to Coast Consulting, LLC (incorporated by reference to Exhibit 3.1.37 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.26

Greystone Business Group, LLC (incorporated by reference to Exhibit 3.1.38 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.27	Old OSI LLC (incorporated by reference to Exhibit 3.1.42 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.28

OSI Outsourcing Services International, Inc. (incorporated by reference to Exhibit 3.1.45 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.29

OSI Outsourcing Services, Inc. (incorporated by reference to Exhibit 3.1.46 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.30

OSI Portfolio Services, Inc. (incorporated by reference to Exhibit 3.1.47 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.31

OSI Recovery Solutions, Inc. (incorporated by reference to Exhibit 3.1.48 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.32	OSI SPE LLC (incorporated by reference to Exhibit 3.1.49 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.33

Outsourcing Solutions Inc. (incorporated by reference to Exhibit 3.1.51 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.34

Pacific Software Consulting, LLC (incorporated by reference to Exhibit 3.1.52 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.35	PAE Leasing, LLC (incorporated by reference to Exhibit 3.1.53 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.36	Qualink, Inc. (incorporated by reference to Exhibit 3.1.57 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.37

Transworld Systems Inc. (incorporated by reference to Exhibit 3.1.58 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.38	Union Settlement Administrator, Inc. (incorporated by reference to Exhibit 3.1.59 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.39

Union Settlement Administrator Holdco, Inc. (incorporated by reference to Exhibit 3.1.60 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.40

University Accounting Service, LLC (incorporated by reference to Exhibit 3.1.61 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.41	Credit Receivables Corporation I (incorporated by reference to Exhibit 3.1.62 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.42	Systems & Services Technologies, Inc. (incorporated by reference to Exhibit 3.1.63 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.43

Tempest Recovery Services, Inc. (incorporated by reference to Exhibit 3.1.64 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.44	NCOP X, LLC (incorporated by reference to Exhibit 3.1.65 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.45	NCOP XI, LLC (incorporated by reference to Exhibit 3.1.67 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.1.46	NCOP XII, LLC (incorporated by reference to Exhibit 3.1.68 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.1.47	Total Debt Management, Inc. (incorporated by reference to Exhibit 3.1.69 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.2.1

Amended and Restated Bylaws of NCO Group, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	AC Financial Services, Inc. (incorporated by reference to Exhibit 3.2.2 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.3	ALW Financial, Inc. (incorporated by reference to Exhibit 3.2.3 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.4	AssetCare, Inc. (incorporated by reference to Exhibit 3.2.4 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.5

Compass International Services Corporation (incorporated by reference to Exhibit 3.2.5 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.6	Compass Teleservices, Inc. (incorporated by reference to Exhibit 3.2.6 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.7	FCA Funding, Inc. (incorporated by reference to Exhibit 3.2.7 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.8	FCA Leasing, Inc. (incorporated by reference to Exhibit 3.2.8 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.9	JDR Holdings, Inc. (incorporated by reference to Exhibit 3.2.9 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibit 3.2.10 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.11	NCO Customer Management, Inc. (incorporated by reference to Exhibit 3.2.11 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibit 3.2.12 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.13	NCO Funding, Inc. (incorporated by reference to Exhibit 3.2.13 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.14	NCO Group International, Inc. (incorporated by reference to Exhibit 3.2.14 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.15	NCO Holdings, Inc. (incorporated by reference to Exhibit 3.2.15 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibit 3.2.16 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.17	NCO Support Services, LLC (incorporated by reference to Exhibit 3.2.17 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.18	NCO Teleservices, Inc. (incorporated by reference to Exhibit 3.2.18 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.19	NCOP IX, LLC (incorporated by reference to Exhibit 3.2.28 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.20	NCOP Financing, Inc. (incorporated by reference to Exhibit 3.2.30 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.21	NCOP/Marlin, Inc. (incorporated by reference to Exhibit 3.2.31 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.22	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibit 3.2.32 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.23	NCOP Services, Inc. (incorporated by reference to Exhibit 3.2.33 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.24	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibit 3.2.35 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.25	Coast to Coast Consulting, LLC (incorporated by reference to Exhibit 3.2.37 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.26	Greystone Business Group, LLC (incorporated by reference to Exhibit 3.2.38 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.27	Old OSI LLC (incorporated by reference to Exhibit 3.2.42 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.28

OSI Outsourcing Services International, Inc. (incorporated by reference to Exhibit 3.2.45 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.29	OSI Outsourcing Services, Inc. (incorporated by reference to Exhibit 3.2.46 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.30	OSI Portfolio Services, Inc. (incorporated by reference to Exhibit 3.2.47 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.31	OSI Recovery Solutions, Inc. (incorporated by reference to Exhibit 3.2.48 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.32	OSI SPE LLC (incorporated by reference to Exhibit 3.2.49 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.33	Outsourcing Solutions Inc. (incorporated by reference to Exhibit 3.2.51 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.34	Pacific Software Consulting, LLC (incorporated by reference to Exhibit 3.2.52 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.35	PAE Leasing, LLC (incorporated by reference to Exhibit 3.2.53 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.36	Qualink, Inc. (incorporated by reference to Exhibit 3.2.57 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.37	Transworld Systems Inc. (incorporated by reference to Exhibit 3.2.58 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.38	Union Settlement Administrator, Inc. (incorporated by reference to Exhibit 3.2.59 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.39

Union Settlement Administrator Holdco, Inc. (incorporated by reference to Exhibit 3.2.60 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.40	University Accounting Service, LLC (incorporated by reference to Exhibit 3.2.61 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.41	Credit Receivables Corporation I (incorporated by reference to Exhibit 3.2.62 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.42	Systems & Services Technologies, Inc. (incorporated by reference to Exhibit 3.2.63 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.43	Tempest Recovery Services, Inc. (incorporated by reference to Exhibit 3.2.64 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.44	NCOP X, LLC (incorporated by reference to Exhibit 3.2.65 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.45	NCOP XI, LLC (incorporated by reference to Exhibit 3.2.67 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.2.46	NCOP XII, LLC (incorporated by reference to Exhibit 3.2.68 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.2.47	Total Debt Management, Inc. (incorporated by reference to Exhibit 3.2.69 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

4.1

Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.2

Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.3

Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.4

Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.5

Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.6

Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.7

Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.8

Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.9

Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.10

Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.11

Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.12

Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.13

144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.14

Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.15

144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.16

Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.17

Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.18

Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP IX, LLC and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.19

Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP IX, LLC and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.20

Form of Exchange Floating Rate Senior Note due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.21

Form of Exchange 11.875% Senior Subordinated Note due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.22

Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO

Group, Inc.’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

4.23

Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885)

4.24

Sixth Supplemental Indenture, dated as of March 25, 2009, among NCO Group, Inc., the New Guarantor (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 24, 2009 (Registration No. 333-158745))

4.25

Sixth Supplemental Indenture, dated as of March 25, 2009, among NCO Group, Inc., the New Guarantor (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 24, 2009 (Registration No. 333-158745))

4.26

Seventh Supplemental Indenture, dated as of March 24, 2010, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibit 4.26 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

4.27

Seventh Supplemental Indenture, dated as of March 24, 2010, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit 4.27 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

5.1	Opinion of Blank Rome LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.2	Opinion of Kilpatrick Stockton LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.3	Opinion of The Stewart Law Firm (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.4	Opinion of Musick, Peeler & Garrett LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.5	(Intentionally Omitted)

5.6	Opinion of Quarles & Brady LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.7	Opinion of Bryan Cave LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.8	(Intentionally Omitted)

5.9

Opinion of Blank Rome LLP with respect to NCOP XI, LLC, NCOP XII, LLC and Total Debt Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

5.10

Opinion of Kilpatrick Stockton LLP with respect to Total Debt Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

5.11

Opinion of The Stewart Law Firm with respect to NCOP XI, LLC and NCOP XII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

10.1

Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.2

Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.3

Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.4

Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.5

NCO Group, Inc. Amended and Restated Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

10.6

Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.7

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.8

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.9

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.10

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.11

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.12

Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.13

Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.14

Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.15	NCO Group Deferred Compensation Plan (amended and restated as of January 1, 2009)

10.16	(Intentionally Omitted)

10.17	(Intentionally Omitted)

10.18

Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File No. 000-32403))

10.19

Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 9, 2005 (SEC File No. 000-21639))

10.20

Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.21

Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.22

Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc. and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.23

Credit Agreement between NCOP Capital III, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.24

Credit Agreement between NCOP Capital IV, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.25

Second Amended and Restated Exclusivity Agreement dated as of August 31, 2007 among NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., NCOP Capital I, LLC, NCOP-CF II, LLC, NCOP/CF, LLC, NCOP Capital III, LLC, NCOP Capital IV, LLC, CARVAL INVESTORS, LLC and CVI GVF FINCO, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.26

Limited Liability Company Agreement of NCOP/CF II, LLC dated as of August 31, 2007 between NCOP Nevada Holdings, Inc. and CVI GVF FINCO, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.27

First Amended to Credit Agreement dated as of February 8, 2008 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors, Citizens Bank of Pennsylvania, and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner, and the Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on

Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067))

10.28

Security Agreement Supplement dated as of February 29, 2008 made by NCO Group, Inc., NCO Financial Systems, Inc., the Subsidiary Guarantors and the Other Grantors identified therein to Citizens Bank of Pennsylvania, as the Collateral Agent and Administrative Agent (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.29

Intellectual Property Security Agreement, dated February 29, 2008, made by the persons listed on the signature pages in favor of Citizens Bank of Pennsylvania, as the Collateral Agent (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.30

Subscription Agreement dated as of February 27, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, OEP II Partners Co-Invest L.P. and several other individuals and entities listed on the signature pages thereto (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067))

10.31

Subscription Agreement dated as of December 8, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature pages thereto (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on December 12, 2008 (SEC File No. 333-144067))

10.32

Second Amendment to Credit Agreement dated as of March 25, 2009 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors under the Credit Agreement, Citizens Bank of Pennsylvania as the administrative agent, Citizens Bank of Pennsylvania as sole issuing bank and certain lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 26, 2009 (SEC File No. 333-144067))

10.33

Subscription Agreement dated as of March 25, 2009 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature pages thereto (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 26, 2009 (SEC File No. 333-144067))

10.34

Third Amendment to Credit Agreement dated as of March 31, 2010 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors under the Credit Agreement, Citizens Bank of Pennsylvania as the administrative agent, Citizens Bank of Pennsylvania as sole issuing bank and certain lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010 (SEC File No. 333-144067))

10.35

First Amendment to Employment Agreement, dated as of September 23, 2010, between NCO Group, Inc. and Michael J. Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 24, 2011 (SEC File No. 333-144067))

10.36

First Amendment to Employment Agreement, dated as of September 27, 2010, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.37

First Amendment to Employment Agreement, dated as of September 27, 2010, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.38

First Amendment to Employment Agreement, dated as of September 28, 2010, between NCO Group, Inc. and Steven Leckerman (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.39

First Amendment to Employment Agreement, dated as of September 27, 2010, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.40

Employment Agreement, dated as of March 18, 2011, between NCO Group, Inc. and Ronald A. Rittenmeyer (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 24, 2011 (SEC File No. 333-144067))

10.41

Fourth Amendment to Credit Agreement dated as of March 25, 2011 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors under the Credit Agreement, Citizens Bank of Pennsylvania as the administrative agent, Citizens Bank of Pennsylvania as sole issuing bank and certain lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

12

Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

21.1

Subsidiaries of the Registrant (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Blank Rome LLP (included in the opinions filed as Exhibits 5.1, 5.8 and 5.9)

23.3	Consent of Kilpatrick Stockton LLP (included in the opinions filed as Exhibits 5.2 and 5.10)

23.4	Consent of The Stewart Law Firm (included in the opinions filed as Exhibits 5.3 and 5.11)

23.5	Consent of Musick, Peeler & Garrett LLP (included in the opinion filed as Exhibit 5.4)

23.6	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.6)

23.7	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.7)

24.1	Powers of Attorney

25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014

ITEM 17.                                               UNDERTAKINGS

(a)                                   Each of the undersigned registrants hereby undertakes:

(1)                                   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                                to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)                                  Insofar as indemnification for liabilities arising under Securities Act of 1933 of may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO GROUP, INC.

By:	*
Name:	John R. Schwab
Title:	Executive Vice President,
Finance, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature	Title

*	President and Chief Executive Officer (Principal Executive Officer)
Ronald A. Rittenmeyer
*	Executive Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
John R. Schwab
*	Chairman of the Board
Michael J. Barrist
*
Henry H. Briance	Director
*
Colin M. Farmer	Director
*
Edward A. Kangas	Director
*
Thomas J. Kichler	Director

*By:

Name: John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

AC FINANCIAL SERVICES, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
William C. Fischer		President and Director (Principal Executive Officer)
*
Brian H. Callahan		Senior Vice President and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

ALW FINANCIAL, INC.

By:	*
Name:	William C. Fischer
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
William C. Fischer		Chief Executive Officer, President and Director
(Principal Executive Officer)
*
Brian H. Callahan		Senior Vice President and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
*
Joshua Gindin		Director
*
John R. Schwab		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

ASSETCARE, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Joshua Gindin		President and Director
(Principal Executive Officer)
*
John R. Schwab		Chief Financial Officer, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

COMPASS INTERNATIONAL SERVICES CORPORATION

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*		Director
Michael J. Barrist

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

COMPASS TELESERVICES, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*		Director
Michael J. Barrist

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

FCA FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
William C. Fischer		President and Director (Principal Executive Officer)
*
Brian H. Callahan		Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

FCA LEASING, INC.

By:	*
Name:	Robert DiSante
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Robert DiSante		President and Director (Principal Executive Officer)
*
Maria Albino		Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)
*
Irving Shapiro		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

JDR HOLDINGS, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Treasurer and Director
*		(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Michael J. Barrist		Director
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO ACI HOLDINGS, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director
*		(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO CUSTOMER MANAGEMENT, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director
*		(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Michael J. Barrist		Director
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO FINANCIAL SYSTEMS, INC.

By:	*
Name:	John R. Schwab
Title:	President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		President, Chief Financial Officer, Treasurer and Director
*		(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Michael J. Barrist		Chairman of the Board
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
William C. Fischer		President and Director (Principal Executive Officer)
*
Brian H. Callahan		Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO GROUP INTERNATIONAL, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
William C. Fischer		President and Director (Principal Executive Officer)
*
Brian H. Callahan		Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO HOLDINGS, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
William C. Fischer		President and Director (Principal Executive Officer)
*
Brian H. Callahan		Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO PORTFOLIO MANAGEMENT, INC.

By:	*
Name:	Albert Zezulinski
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President and Director (Principal Executive Officer)
*
Richard J. Palmer		Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO SUPPORT SERVICES, LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
John R. Schwab

NCO FINANCIAL SYSTEMS, INC.		Sole Manager
By:	*
Name:	John R. Schwab President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCO TELESERVICES, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP IX, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President (Chief Executive Officer) (Principal Executive Officer)
*
Richard J. Palmer		Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.		Sole Manager

By:	*
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP FINANCING, INC.

By:	*
Name:	Albert Zezulinski
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President and Director (Principal Executive Officer)
*
Richard J. Palmer		Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
*
John R. Schwab		Director
*
Peter J. Winnington		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP/MARLIN, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President (Chief Executive Officer) and Director (Principal Executive Officer)
*
Richard J. Palmer		Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)
*
Candace R. Corra		Director
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP NEVADA HOLDINGS, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President (Chief Executive Officer) and Director (Principal Executive Officer)
*
Richard J. Palmer		Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)
*
Candace R. Corra		Director
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP SERVICES, INC

By:	*
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President, Chief Executive Officer and Director (Principal Executive Officer)
*
Richard J. Palmer		Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

RHM TELESERVICES ASIA PACIFIC, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

COAST TO COAST CONSULTING, LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

NCO FINANCIAL SYSTEMS, INC.		Sole Manager

By:	*
Name:	John R. Schwab
Title:	President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

GREYSTONE BUSINESS GROUP, LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.		Sole Manager

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OLD OSI LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

UNION SETTLEMENT ADMINISTRATOR HOLDCO, INC.		Manager

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

UNION SETTLEMENT ADMINISTRATOR, INC.		Manager

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OSI OUTSOURCING SERVICES INTERNATIONAL, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OSI OUTSOURCING SERVICES, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OSI PORTFOLIO SERVICES, INC.

By:	*
Name:	Albert Zezulinski
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		Chief Executive Officer, President and Director (Principal Executive Officer)
*
John R. Schwab		Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OSI RECOVERY SOLUTIONS, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OSI SPE LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.		Sole Manager

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

OUTSOURCING SOLUTIONS, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

PACIFIC SOFTWARE CONSULTING, LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.		Sole Manager

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

PAE LEASING, LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

NCO FINANCIAL SYSTEMS, INC.		Sole Manager

By:	*
Name:	John R. Schwab
Title:	President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

QUALINK, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

TRANSWORLD SYSTEMS, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

UNION SETTLEMENT ADMINISTRATOR, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

UNION SETTLEMENT ADMINISTRATOR HOLDCO, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

UNIVERSITY ACCOUNTING SERVICE, LLC

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.		Sole Manager

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

CREDIT RECEIVABLES CORPORATION I

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

SYSTEMS & SERVICES TECHNOLOGIES, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

TEMPEST RECOVERY SERVICES, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP X, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*		President (Chief Executive Officer) (Principal Executive Officer)
Albert Zezulinski

*
Richard J. Palmer		Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.		Sole Manager

By:	*
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP XI, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*		President (Chief Executive Officer) (Principal Executive Officer)
Albert Zezulinski

*
Richard J. Palmer		Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.		Sole Manager

By:	*
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

NCOP XII, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
Albert Zezulinski		President (Chief Executive Officer) (Principal Executive Officer)

*
Richard J. Palmer		Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.		Sole Manager

By:	*
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 15th day of April, 2011.

TOTAL DEBT MANAGEMENT, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2011.

Signature		Title
*
John R. Schwab		Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
*
Michael J. Barrist		Director

*
Joshua Gindin		Director

*By:	*
Name:	John R. Schwab
Attorney-in-fact
(Signature appears on page S-48)

SIGNATURES

The undersigned, duly appointed agent and attorney-in-fact, has executed the foregoing signature pages on behalf of the foregoing Registrants and the directors and officers named therein, as of April 15th, 2011.

By:	/s/ John R. Schwab
Name:	John R. Schwab
Title:	Attorney-in-fact

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File No. 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2

Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

2.3

Agreement and Plan of Merger by and among Outsourcing Solutions Inc., NCO Group, Inc. and NCO Acquisition Sub, Inc. dated as of December 11, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067))

2.4

Agreement and Plan of Merger by and among NCO Group, Inc., Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc. and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File No. 333-144067)) (NCO agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits)

2.5

Amendment No. 1 dated as of December 12, 2007 to the Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File No. 333-144067))

3.1.1

Second Amended and Restated Certificate of Incorporation of NCO Group, Inc., as amended (incorporated by reference to Exhibits filed with NCO Group, Inc’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009 (SEC File No. 333-144067))

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2	AC Financial Services, Inc. (incorporated by reference to Exhibit 3.1.2 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.3	ALW Financial, Inc. (incorporated by reference to Exhibit 3.1.3 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.4	AssetCare, Inc. (incorporated by reference to Exhibit 3.1.4 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.5

Compass International Services Corporation (incorporated by reference to Exhibit 3.1.5 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

i

3.1.6	Compass Teleservices, Inc. (incorporated by reference to Exhibit 3.1.6 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.7	FCA Funding, Inc. (incorporated by reference to Exhibit 3.1.7 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.8	FCA Leasing, Inc. (incorporated by reference to Exhibit 3.1.8 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.9	JDR Holdings, Inc. (incorporated by reference to Exhibit 3.1.9 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibit 3.1.10 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.11	NCO Customer Management, Inc. (incorporated by reference to Exhibit 3.1.11 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibit 3.1.12 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.13	NCO Funding, Inc. (incorporated by reference to Exhibit 3.1.13 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.14	NCO Group International, Inc. (incorporated by reference to Exhibit 3.1.14 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.15	NCO Holdings, Inc. (incorporated by reference to Exhibit 3.1.15 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibit 3.1.16 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.17	NCO Support Services, LLC (incorporated by reference to Exhibit 3.1.17 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.18	NCO Teleservices, Inc. (incorporated by reference to Exhibit 3.1.18 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.19	NCOP IX, LLC (incorporated by reference to Exhibit 3.1.28 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.20	NCOP Financing, Inc. (incorporated by reference to Exhibit 3.1.30 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.21	NCOP/Marlin, Inc. (incorporated by reference to Exhibit 3.1.31 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.22	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibit 3.1.32 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.23	NCOP Services, Inc. (incorporated by reference to Exhibit 3.1.33 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.24	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibit 3.1.35 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.1.25

Coast to Coast Consulting, LLC (incorporated by reference to Exhibit 3.1.37 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.26

Greystone Business Group, LLC (incorporated by reference to Exhibit 3.1.38 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.27	Old OSI LLC (incorporated by reference to Exhibit 3.1.42 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.28

OSI Outsourcing Services International, Inc. (incorporated by reference to Exhibit 3.1.45 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.29

OSI Outsourcing Services, Inc. (incorporated by reference to Exhibit 3.1.46 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.30

OSI Portfolio Services, Inc. (incorporated by reference to Exhibit 3.1.47 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.31

OSI Recovery Solutions, Inc. (incorporated by reference to Exhibit 3.1.48 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.32	OSI SPE LLC (incorporated by reference to Exhibit 3.1.49 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.33

Outsourcing Solutions Inc. (incorporated by reference to Exhibit 3.1.51 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.34

Pacific Software Consulting, LLC (incorporated by reference to Exhibit 3.1.52 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.35	PAE Leasing, LLC (incorporated by reference to Exhibit 3.1.53 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.36	Qualink, Inc. (incorporated by reference to Exhibit 3.1.57 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.37

Transworld Systems Inc. (incorporated by reference to Exhibit 3.1.58 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.38	Union Settlement Administrator, Inc. (incorporated by reference to Exhibit 3.1.59 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.39

Union Settlement Administrator Holdco, Inc. (incorporated by reference to Exhibit 3.1.60 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.40

University Accounting Service, LLC (incorporated by reference to Exhibit 3.1.61 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.41	Credit Receivables Corporation I (incorporated by reference to Exhibit 3.1.62 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.42	Systems & Services Technologies, Inc. (incorporated by reference to Exhibit 3.1.63 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.1.43

Tempest Recovery Services, Inc. (incorporated by reference to Exhibit 3.1.64 filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.44	NCOP X, LLC (incorporated by reference to Exhibit 3.1.65filed with Amendment No. 1 to NCO Group, Inc’s Registration Statement on Form S-1 filed on May 14, 2008 (Registration No. 333-150885))

3.1.45	NCOP XI, LLC (incorporated by reference to Exhibit 3.1.67 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.1.46	NCOP XII, LLC (incorporated by reference to Exhibit 3.1.68 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.1.47	Total Debt Management, Inc. (incorporated by reference to Exhibit 3.1.69 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.2.1

Amended and Restated Bylaws of NCO Group, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	AC Financial Services, Inc. (incorporated by reference to Exhibit 3.2.2 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.3	ALW Financial, Inc. (incorporated by reference to Exhibit 3.2.3 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.4	AssetCare, Inc. (incorporated by reference to Exhibit 3.2.4 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.5

Compass International Services Corporation (incorporated by reference to Exhibit 3.2.5 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.6	Compass Teleservices, Inc. (incorporated by reference to Exhibit 3.2.6 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.7	FCA Funding, Inc. (incorporated by reference to Exhibit 3.2.7 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.8	FCA Leasing, Inc. (incorporated by reference to Exhibit 3.2.8 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.9	JDR Holdings, Inc. (incorporated by reference to Exhibit 3.2.9 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibit 3.2.10 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.11	NCO Customer Management, Inc. (incorporated by reference to Exhibit 3.2.11 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibit 3.2.12 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.13	NCO Funding, Inc. (incorporated by reference to Exhibit 3.2.13 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.14	NCO Group International, Inc. (incorporated by reference to Exhibit 3.2.14 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.15	NCO Holdings, Inc. (incorporated by reference to Exhibit 3.2.15 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibit 3.2.16 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.17	NCO Support Services, LLC (incorporated by reference to Exhibit 3.2.17 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

v

3.2.18	NCO Teleservices, Inc. (incorporated by reference to Exhibit 3.2.18 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.19	NCOP IX, LLC (incorporated by reference to Exhibit 3.2.28 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.20	NCOP Financing, Inc. (incorporated by reference to Exhibit 3.2.30 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.21	NCOP/Marlin, Inc. (incorporated by reference to Exhibit 3.2.31 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.22	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibit 3.2.32 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.23	NCOP Services, Inc. (incorporated by reference to Exhibit 3.2.33 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.24	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibit 3.2.35 filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

3.2.25	Coast to Coast Consulting, LLC (incorporated by reference to Exhibit 3.2.37 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.26	Greystone Business Group, LLC (incorporated by reference to Exhibit 3.2.38 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.27	Old OSI LLC (incorporated by reference to Exhibit 3.2.42 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.28

OSI Outsourcing Services International, Inc. (incorporated by reference to Exhibit 3.2.45 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.29	OSI Outsourcing Services, Inc. (incorporated by reference to Exhibit 3.2.46 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.30	OSI Portfolio Services, Inc. (incorporated by reference to Exhibit 3.2.47 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.31	OSI Recovery Solutions, Inc. (incorporated by reference to Exhibit 3.2.48 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.32	OSI SPE LLC (incorporated by reference to Exhibit 3.2.49 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.33	Outsourcing Solutions Inc. (incorporated by reference to Exhibit 3.2.51 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.34	Pacific Software Consulting, LLC (incorporated by reference to Exhibit 3.2.52 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.35	PAE Leasing, LLC (incorporated by reference to Exhibit 3.2.53 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.36	Qualink, Inc. (incorporated by reference to Exhibit 3.2.57 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.37	Transworld Systems Inc. (incorporated by reference to Exhibit 3.2.58 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.38	Union Settlement Administrator, Inc. (incorporated by reference to Exhibit 3.2.59 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.39

Union Settlement Administrator Holdco, Inc. (incorporated by reference to Exhibit 3.2.60 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.40	University Accounting Service, LLC (incorporated by reference to Exhibit 3.2.61 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.41	Credit Receivables Corporation I (incorporated by reference to Exhibit 3.2.62 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.42	Systems & Services Technologies, Inc. (incorporated by reference to Exhibit 3.2.63 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.43	Tempest Recovery Services, Inc. (incorporated by reference to Exhibit 3.2.64 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.44	NCOP X, LLC (incorporated by reference to Exhibit 3.2.65 filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

3.2.45	NCOP XI, LLC (incorporated by reference to Exhibit 3.2.67 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.2.46	NCOP XII, LLC (incorporated by reference to Exhibit 3.2.68 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

3.2.47	Total Debt Management, Inc. (incorporated by reference to Exhibit 3.2.69 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

4.1

Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.2

Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.3

Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.4

Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.5

Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.6

Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.7

Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.8

Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.9

Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.10

Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.11

Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.12

Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.13

144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.14

Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.15

144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.16

Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.17

Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

4.18

Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP IX, LLC and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.19

Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP IX, LLC and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.20

Form of Exchange Floating Rate Senior Note due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.21

Form of Exchange 11.875% Senior Subordinated Note due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (Registration No. 333-144067))

4.22

Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

4.23

Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885)

4.24

Sixth Supplemental Indenture, dated as of March 25, 2009, among NCO Group, Inc., the New Guarantor (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 24, 2009 (Registration No. 333-158745))

4.25

Sixth Supplemental Indenture, dated as of March 25, 2009, among NCO Group, Inc., the New Guarantor (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 24, 2009 (Registration No. 333-158745))

4.26

Seventh Supplemental Indenture, dated as of March 24, 2010, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibit 4.26 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

4.27

Seventh Supplemental Indenture, dated as of March 24, 2010, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit 4.27 filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

5.1	Opinion of Blank Rome LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.2	Opinion of Kilpatrick Stockton LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.3	Opinion of The Stewart Law Firm (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.4	Opinion of Musick, Peeler & Garrett LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.5	(Intentionally Omitted)

x

5.6	Opinion of Quarles & Brady LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.7	Opinion of Bryan Cave LLP (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

5.8	(Intentionally Omitted)

5.9

Opinion of Blank Rome LLP with respect to NCOP XI, LLC, NCOP XII, LLC and Total Debt Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

5.10

Opinion of Kilpatrick Stockton LLP with respect to Total Debt Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

5.11

Opinion of The Stewart Law Firm with respect to NCOP XI, LLC and NCOP XII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-1 filed on April 9, 2010 (Registration No. 333-165975))

10.1

Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.2

Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.3

Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.4

Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.5

NCO Group, Inc. Amended and Restated Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc’s Registration Statement on Form S-1 filed on May 13, 2008 (Registration No. 333-150885))

10.6

Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.7

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.8

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.9

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.10

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.11

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.12

Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.13

Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.14

Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.15	NCO Group Deferred Compensation Plan (amended and restated as of January 1, 2009)

10.16	(Intentionally Omitted)

10.17	(Intentionally Omitted)

10.18

Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File No. 000-32403))

10.19

Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 9, 2005 (SEC File No. 000-21639))

10.20

Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.21

Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.22

Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc. and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (Registration No. 333-144067))

10.23

Credit Agreement between NCOP Capital III, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.24

Credit Agreement between NCOP Capital IV, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.25

Second Amended and Restated Exclusivity Agreement dated as of August 31, 2007 among NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., NCOP Capital I, LLC, NCOP-CF II, LLC, NCOP/CF, LLC, NCOP Capital III, LLC, NCOP Capital IV, LLC, CARVAL INVESTORS, LLC and CVI GVF FINCO, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.26

Limited Liability Company Agreement of NCOP/CF II, LLC dated as of August 31, 2007 between NCOP Nevada Holdings, Inc. and CVI GVF FINCO, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File No. 333-144067))

10.27

First Amended to Credit Agreement dated as of February 8, 2008 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors, Citizens Bank of Pennsylvania, and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner, and the Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on

Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067))

10.28

Security Agreement Supplement dated as of February 29, 2008 made by NCO Group, Inc., NCO Financial Systems, Inc., the Subsidiary Guarantors and the Other Grantors identified therein to Citizens Bank of Pennsylvania, as the Collateral Agent and Administrative Agent (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.29

Intellectual Property Security Agreement, dated February 29, 2008, made by the persons listed on the signature pages in favor of Citizens Bank of Pennsylvania, as the Collateral Agent (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.30

Subscription Agreement dated as of February 27, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, OEP II Partners Co-Invest L.P. and several other individuals and entities listed on the signature pages thereto (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File No. 333-144067))

10.31

Subscription Agreement dated as of December 8, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature pages thereto (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on December 12, 2008 (SEC File No. 333-144067))

10.32

Second Amendment to Credit Agreement dated as of March 25, 2009 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors under the Credit Agreement, Citizens Bank of Pennsylvania as the administrative agent, Citizens Bank of Pennsylvania as sole issuing bank and certain lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 26, 2009 (SEC File No. 333-144067))

10.33

Subscription Agreement dated as of March 25, 2009 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature pages thereto (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 26, 2009 (SEC File No. 333-144067))

10.34

Third Amendment to Credit Agreement dated as of March 31, 2010 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors under the Credit Agreement, Citizens Bank of Pennsylvania as the administrative agent, Citizens Bank of Pennsylvania as sole issuing bank and certain lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010 (SEC File No. 333-144067))

10.35

First Amendment to Employment Agreement, dated as of September 23, 2010, between NCO Group, Inc. and Michael J. Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 24, 2011 (SEC File No. 333-144067))

10.36

First Amendment to Employment Agreement, dated as of September 27, 2010, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.37

First Amendment to Employment Agreement, dated as of September 27, 2010, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.38

First Amendment to Employment Agreement, dated as of September 28, 2010, between NCO Group, Inc. and Steven Leckerman (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.39

First Amendment to Employment Agreement, dated as of September 27, 2010, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

10.40

Employment Agreement, dated as of March 18, 2011, between NCO Group, Inc. and Ronald A. Rittenmeyer (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 24, 2011 (SEC File No. 333-144067))

10.41

Fourth Amendment to Credit Agreement dated as of March 25, 2011 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors under the Credit Agreement, Citizens Bank of Pennsylvania as the administrative agent, Citizens Bank of Pennsylvania as sole issuing bank and certain lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K of the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

12

Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

21.1

Subsidiaries of the Registrant (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011 (SEC File No. 333-144067))

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Blank Rome LLP (included in the opinions filed as Exhibits 5.1, 5.8 and 5.9)

23.3	Consent of Kilpatrick Stockton LLP (included in the opinions filed as Exhibits 5.2 and 5.10)

23.4	Consent of The Stewart Law Firm (included in the opinions filed as Exhibits 5.3 and 5.11)

23.5	Consent of Musick, Peeler & Garrett LLP (included in the opinion filed as Exhibit 5.4)

23.6	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.6)

23.7	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.7)

24.1	Powers of Attorney

25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014